UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )
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Facebook, Inc.

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2021

NOTICE OF

Annual Meeting & Proxy Statement

FACEBOOK

Mark Zuckerberg Chairman and Chief Executive Officer Robert M. Kimmitt Lead Independent Director	To Our Shareholders

You are cordially invited to attend the 2021 Annual Meeting of Shareholders (Annual Meeting) of Facebook, Inc. to be held on May 26, 2021, at 10:00 a.m. Pacific Time.
The Annual Meeting will be a completely virtual meeting of shareholders conducted via live audio webcast to enable our shareholders to participate from any location around the world that is convenient to them. You will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/FB2021.
The matters expected to be acted upon at the Annual Meeting are described in detail in the accompanying Notice of Annual Meeting of Shareholders and proxy statement.
You may cast your vote over the internet, by telephone, or by completing and mailing a proxy card to ensure that your shares will be represented. Your vote by proxy will ensure your representation at the Annual Meeting regardless of whether or not you attend. Returning the proxy does not deprive you of your right to attend and vote your shares electronically at the Annual Meeting.
Thank you for your continued investment in Facebook.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 26, 2021: THIS PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE AT www.proxyvote.com

A Message from Our Lead Independent Director
Fellow Shareholders,
First and foremost, I hope that you and your loved ones are safe and well in these unusual times.
On behalf of Facebook's board of directors, I would like to share some thoughts with you about your board’s oversight and key areas of focus over this unforgettable past year, my first as Lead Independent Director. Facebook's primary focus in this pandemic year has been to ensure the welfare and continuity of support for our employees and contractors, as well as the millions of small businesses and our community of over three billion people who use our products and services each day.
As stewards of the company, your board looks out for the interests of shareholders and that commitment remains steadfast. We also are dedicated to seeing that Facebook continues to innovate and embrace opportunities to act responsibly as a corporate citizen so that our business has a positive impact for all of our stakeholders.
Supporting employees and communities during the COVID-19 pandemic
Throughout the pandemic, our services have helped people stay connected with family and friends, as well as with customers and business partners, and find much-needed community and support no matter the physical distance.
Facebook helped health authorities around the world reach more than 2 billion people with accurate information about the coronavirus, while removing more than 12 million pieces of content on Facebook and Instagram containing misinformation that could lead to imminent physical harm.
We offered direct financial assistance to small businesses, a segment that was particularly hard hit during the pandemic. We committed $100 million to help up to 30,000 small businesses globally and $100 million specifically to support Black-owned businesses, Black creators, and nonprofits supporting the Black community in the United States.
I continue to be impressed by the resilience and dedication of Facebook’s teams around the world. Overnight, we were forced to move substantially all of our workforce to a remote work environment. We have supported our employees with this transition through help with childcare and other costs and introducing new leave policies to help employees care for sick relatives.
Supporting the growth of our business
The events of 2020 introduced a number of unforeseen challenges, contributing to a unique operating environment. Nevertheless, Facebook achieved strong annual results, including 22% revenue growth year-over-year. The results reflect a robust digital economy and the value Facebook provides to millions of businesses who use our services to reach consumers and generate sales.
We recognize that relentless focus on innovation is key to continued success. In 2020, we launched new products and experiences for consumers and business, and we added over 13,000 new employees, mostly in product and technology roles. We also made key leadership hires this year, including our Chief Product Officer, who re-joined the company, as well as hiring our first Vice President of Civil Rights and a new Chief Compliance Officer.
Board engagement and oversight
The full board was actively engaged with management on our most important issues. We reviewed the company’s product and business strategies and received regular briefings from management on policy, litigation, and regulatory matters. We also met as often as necessary to discuss ongoing developments related to the global pandemic.
Our independent board committees were active throughout the year, helping to oversee compliance, cybersecurity, finance and accounting, internal audit, executive compensation and performance, governance, and other matters. In May 2020, we also established a new privacy committee to help oversee the company’s privacy program, as well as to help oversee compliance with our obligations under our modified consent order with the U.S. Federal Trade Commission. In February 2021, we expanded the remit of the audit & risk oversight committee to incorporate oversight of environmental sustainability and our social responsibility as a company, including continued oversight of the safety and security of our community.

Board composition and leadership
As a board, we are committed to seeing Facebook improve and succeed. In 2020, the company added four new independent directors: Andrew W. Houston, Nancy Killefer, Tracey T. Travis, and myself. The board is now comprised of nine members, seven of whom are independent. Each of our board committees is composed entirely of independent directors, and we have a healthy mix of newer and more tenured directors. We are proud that a majority of our directors are diverse in terms of gender, ethnicity, and LGBTQ status.
Representing the views of shareholders and doing so with a strong, independent voice is one of the reasons I joined this board, and I take my role as a conduit between Mark Zuckerberg and both our shareholders and independent directors very seriously. Facebook has structured the authority and responsibility of my role as Lead Independent Director to mirror closely the authority and responsibilities of Mark as Chairman. I meet regularly and work closely with Mark, coordinating board meeting agendas, providing feedback, and sharing recommendations of the independent directors with him after each executive session. He actively solicits our views and is very open to our feedback and recommendations.
Furthering our company principles
Facebook is committed to pursuing its company principles as described beginning on page 28 of this proxy statement. The company has set new goals to pursue these principles, including ESG initiatives in areas such as diversity and environmental sustainability.
We set a goal to increase the representation of people of color in leadership positions at Facebook in the United States by 30%, including a 30% increase in the representation of Black people in leadership, by 2025. We also set aggressive goals for 2020 and beyond for our global operations to achieve net zero greenhouse gas emissions and be 100% supported by renewable energy, and are aiming to reach net zero greenhouse gas emissions across our value chain by 2030. For more information on our progress in these areas, I encourage you to read our annual reports about our diversity and sustainability efforts, as well as our new corporate human rights policy.
Throughout the year, we engaged with a significant portion of our shareholders regarding corporate governance, important environmental and social issues, our operating and financial performance, strategy, and products. We welcome input from our shareholders and are committed to maintaining an active dialogue and soliciting feedback on our efforts.
I hope this first-ever message from the Lead Independent Director has been informative and useful to you. I join my fellow board members and the management team in thanking you for your continued support of and investment in Facebook.
Sincerely,
Robert M. Kimmitt

Notice of Annual Meeting of Shareholders to be held on May 26, 2021
To Our Shareholders
NOTICE IS HEREBY GIVEN that the 2021 Annual Meeting of Shareholders (Annual Meeting) of Facebook, Inc. will be held on May 26, 2021, at 10:00 a.m. Pacific Time. The Annual Meeting will be a completely virtual meeting of shareholders conducted via live audio webcast. You will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/FB2021.

We are holding the Annual Meeting for the following purposes, which are more fully described in the proxy statement accompanying this Notice:

•To elect the following nine directors, all of whom are currently serving on our board of directors, each to serve until the next annual meeting of shareholders and until his or her successor has been elected and qualified, or until his or her earlier death, resignation, or removal:

Peggy Alford
Marc L. Andreessen
Andrew W. Houston
Nancy Killefer
Robert M. Kimmitt
Sheryl K. Sandberg
Peter A. Thiel
Tracey T. Travis
Mark Zuckerberg

•To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

•To approve an amendment to the director compensation policy.

•To consider and vote upon six shareholder proposals, if properly presented.

•To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice.

Only shareholders of record at the close of business on April 1, 2021 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. The Notice of Internet Availability of Proxy Materials (Notice), proxy statement and form of proxy are being distributed and made available on the internet on or about April 9, 2021.

By Order of the Board of Directors,

David Kling
Vice President, Deputy General Counsel, and Secretary
Menlo Park, California

Whether or not you expect to attend the Annual Meeting, please vote at your earliest convenience by following the instructions in the Notice of Internet Availability of Proxy Materials or the proxy card you received in the mail.

2021 Proxy Statement | 6

7 | 2021 Proxy Statement

Proxy Statement Summary
This proxy statement summary highlights information described in more detail elsewhere in this proxy statement and does not contain all of the information you should consider. Please read the entire proxy statement before voting.

ANNUAL MEETING OF SHAREHOLDERS

Date and Time May 26, 2021 10:00 a.m. Pacific Time
Place

The Annual Meeting will be a completely virtual meeting of shareholders conducted via live audio webcast. You will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/FB2021.

Record Date April 1, 2021

Only holders of record of our Class A common stock and Class B common stock at the close of business on April 1, 2021, the record date, will be entitled to vote at the Annual Meeting of Shareholders (Annual Meeting). Holders of our Class A common stock are entitled to one vote for each share held as of the record date. Holders of our Class B common stock are entitled to ten votes for each share held as of the record date. Holders of our Class A common stock and Class B common stock will vote together as a single class on all matters described in this proxy statement.
To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice of Internet Availability, proxy card, or voting instruction form. The Annual Meeting will begin promptly at 10:00 a.m. Pacific Time on May 26, 2021. We encourage you to access the virtual meeting website prior to the start time. Online check-in will begin at 9:45 a.m. Pacific Time, and you should allow ample time to ensure your ability to access the meeting.
Technicians will be available to assist you if you experience technical difficulties accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call 844-986-0822 (domestic) or 303-562-9302 (international) for assistance.

2021 Proxy Statement | 8

VOTING MATTERS AND RECOMMENDATIONS
The following table provides summary information about the proposals to be voted on at the Annual Meeting. See the pages of this proxy statement listed below for more information.

Proposal	Board Voting Recommendation	Page Reference
Management Proposals:
1. The election of nine directors	FOR each nominee	63
2. The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021	FOR	64
3. The approval of an amendment to the director compensation policy	FOR	65
Shareholder Proposals:
4. A shareholder proposal regarding dual class capital structure	AGAINST	70
5. A shareholder proposal regarding an independent chair	AGAINST	72
6. A shareholder proposal regarding child exploitation	AGAINST	74
7. A shareholder proposal regarding human/civil rights expert on board	AGAINST	77
8. A shareholder proposal regarding platform misuse	AGAINST	80
9. A shareholder proposal regarding public benefit corporation	AGAINST	82
OUR DIRECTOR NOMINEES
The following table provides summary information about our director nominees. See the sections of this proxy statement entitled "Directors and Executive Officers" and "Corporate Governance" for more information.

Name	Director Since	Occupation	Independent	AROC	CNGC	PC
Peggy Alford	2019	Executive Vice President, Global Sales, PayPal Holdings	✓
Marc L. Andreessen	2008	Co-founder & General Partner, Andreessen Horowitz	✓
Andrew W. Houston	2020	Co-founder and Chief Executive Officer, Dropbox	✓
Nancy Killefer	2020	Retired Senior Partner, McKinsey & Company	✓
Robert M. Kimmitt	2020	Senior International Counsel, WilmerHale	LID
Sheryl K. Sandberg	2012	Chief Operating Officer, Facebook
Peter A. Thiel	2005	President, Thiel Capital	✓
Tracey T. Travis	2020	Executive Vice President and Chief Financial Officer, The Estée Lauder Companies	✓
Mark Zuckerberg	2004	Founder, Chairman and Chief Executive Officer, Facebook

AROC	Audit & Risk Oversight Committee	LID	Lead Independent Director
CNGC	Compensation, Nominating & Governance Committee		Committee member
PC	Privacy Committee		Committee chair

9 | 2021 Proxy Statement

HIGHLIGHTS OF ESG AT FACEBOOK

ENVIRONMENTAL

Net Zero Emissions

Our goal for 2020 and beyond is for our global operations to achieve net zero greenhouse gas emissions and be 100% supported by renewable energy. We have also set a goal to reach net zero greenhouse gas emissions across our value chain in 2030.

Sustainable Facilities

We prioritize water stewardship, and as a result, our data centers are over 80% more water efficient than the average data center. We also leverage rigorous sustainable design standards so that our facilities are constructed with responsible materials, utilize natural daylight, and are energy and water conscious.

Climate Science Information

We have launched the Climate Science Information Center on Facebook in 16 countries to connect people with science-based news, authoritative information, and actionable resources from more than 250 partners around the world.

SOCIAL

Workforce Diversity

Our goals are to have 50% of our workforce made up of underrepresented populations by 2024, to double the number of women employees globally and Black and Hispanic employees in the United States from 2019 to 2024, and to increase the representation of people of color in leadership positions in the United States, including Black leadership, by 30% from 2020 to 2025.

Pay Equity

We have conducted pay equity analyses for many years, and continue to be committed to pay equity. In 2020, we announced that our analyses indicate that we continue to have pay equity across gender globally and race in the United States for people in similar jobs, accounting for factors such as location, role, and level.

Community Standards

We publish quarterly Community Standards Enforcement Reports that track our progress on enforcing our content policies. We have also established and empowered an independent Oversight Board to review certain of our most difficult content decisions.

Charitable Giving Tools

Our charitable giving tools allow our community to come together quickly to raise money for causes they care about and in times of need. In total, people have raised over $5 billion on Facebook for nonprofit and personal causes around the world.

Helping Small Businesses

In 2020, we announced a $100 million grant program to help small businesses around the world impacted by the pandemic. We also announced our investment of $100 million in Black-owned small businesses, Black creators, and nonprofits that serve the Black community in the United States.

Supporting Elections

We work to support elections around the world and estimate that we helped more than four million people register to vote in the 2020 U.S. elections through the Voting Information Center on Facebook and Instagram.

GOVERNANCE

Board Independence Seven out of our nine director nominees are independent. All members of our standing committees are independent.	Lead Independent Director As our Lead Independent Director, Ambassador Robert M. Kimmitt plays a significant and meaningful role in leading our board of directors.	Board Diversity We were one of the first major companies to adopt a board diversity policy, and a majority of our directors are diverse in terms of gender, ethnicity, and LGBTQ status.

Audit & Risk Oversight Committee

Audit & risk oversight committee responsibilities include overseeing our major risk exposures, including in the areas of financial and enterprise risk, legal and regulatory compliance, environmental sustainability, social responsibility, and cybersecurity.

Compensation, Nominating & Governance Committee

Compensation, nominating & governance committee responsibilities include succession planning, as well as evaluating and having sole authority to recommend nominees to our board of directors and candidates for membership on our privacy committee.
Privacy Committee Privacy committee responsibilities include overseeing our privacy program and risks related to privacy and data use.

2021 Proxy Statement | 10

See the sections of this proxy statement entitled "Corporate Governance" and "ESG at Facebook" for more information about our efforts across these and other environmental, social, and governance areas.
NOTE ABOUT FORWARD-LOOKING STATEMENTS
This proxy statement contains forward-looking statements. All statements contained in this proxy statement other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including those described in our Annual Report on Form 10-K for the year ended December 31, 2020. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In addition, some of our sustainability goals, in particular those related to environmental matters, are based on estimates and assumptions that may turn out to be inaccurate. Similarly, our workforce diversity goals are stretch goals whose achievement, while uncertain, drive and inspire us to make progress. In light of these risks, uncertainties, and assumptions, the future events and trends discussed in this proxy statement may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.
INFORMATION REFERENCED IN THIS PROXY STATEMENT
The content of the websites referred to in this proxy statement are not deemed to be part of, and are not incorporated by reference into, this proxy statement.

11 | 2021 Proxy Statement

Directors and Executive Officers
The following section provides information regarding our directors, director nominees, and executive officers as of April 9, 2021. Our executive officers are designated by, and serve at the discretion of, our board of directors. There are no family relationships among any of our directors or executive officers.
DIRECTORS

Mark Zuckerberg - Chairman and Chief Executive Officer

Director Since: 2004 Age: 36	Experience: Facebook, Inc. Founder & Chief Executive Officer (2004-present) Chairman of the board of directors (2012-present)	Other Public Company Directorships: None Former Public Company Directorships Held in the Past Five Years: None Education: Attended Harvard University (studied computer science)
Qualifications: We believe that Mr. Zuckerberg should serve as a member of our board of directors due to the perspective and experience he brings as our founder, Chairman, and CEO, and as our largest and controlling shareholder.

Sheryl K. Sandberg - Director and Chief Operating Officer

Director Since: 2012 Age: 51
Experience:
Facebook, Inc.
Chief Operating Officer (2008-present)
Google, Inc.
Various positions, including Vice President, Global Online Sales & Operations (2001-2008)
U.S. Department of the Treasury
Chief of Staff (1999-2001)
Senior Advisor to Deputy Secretary (1996-1999)
McKinsey & Company
Consultant (1995-1996)
The World Bank
Economist (1991-1993)

Other Public Company Directorships:
SurveyMonkey (SVMK Inc.)

Former Public Company Directorships
Held in the Past Five Years:
The Walt Disney Company

Education:
Harvard University (A.B. in economics)
Harvard Business School (M.B.A.)

Qualifications: We believe that Ms. Sandberg should serve as a member of our board of directors due to the perspective and experience she brings as our COO, as well as her service on other boards of directors.

2021 Proxy Statement | 12

Peggy Alford - Independent Director

Director Since: 2019 Age: 49
Experience:
PayPal Holdings, Inc. (digital payments company)
Executive Vice President, Global Sales (2020-present)
Senior Vice President, Core Markets (2019-2020)
Various other positions (2011-2017)
Chan Zuckerberg Initiative (philanthropic organization)
Chief Financial Officer & Head of Operations (2017-2019)
Rent.com (an eBay Inc. company)
President & General Manager (2007-2011)
Chief Financial Officer (2005-2009)
eBay Inc.
Marketplace Controller and Director of Accounting Policy (2002-2005)

Facebook Committees:
Audit & Risk Oversight
Privacy

Other Public Company Directorships:
The Macerich Company

Former Public Company Directorships
Held in the Past Five Years:
None

Education:
University of Dayton (B.S. in accounting and business administration)

Qualifications: We believe that Ms. Alford should serve as a member of our board of directors due to her extensive leadership, business, and compliance experience, as well as her experience with finance and product development.

Marc L. Andreessen - Independent Director

Director Since: 2008 Age: 49
Experience:
Andreessen Horowitz (venture capital firm)
Co-founder & General Partner (2009-present)
Opsware, Inc. (formerly known as Loudcloud Inc.)
Co-founder & Chairman of the board of directors (1999-2007)
America Online, Inc.
Chief Technology Officer (1999)
Netscape Communications Corporation
Co-founder & various other positions, including Chief Technology Officer & Executive Vice President of Products (1994-1999)

Facebook Committees:
Compensation, Nominating & Governance

Other Public Company Directorships:
Coinbase Global, Inc.

Former Public Company Directorships
Held in the Past Five Years:
Hewlett Packard Enterprise Company

Education:
University of Illinois at Urbana-Champaign (B.S. in computer science)

Qualifications: We believe that Mr. Andreessen should serve as a member of our board of directors due to his extensive leadership and business experience as an internet entrepreneur, venture capitalist, and technologist, as well as his service on other public and numerous private boards of directors.

13 | 2021 Proxy Statement

Andrew W. Houston - Independent Director

Director Since: 2020 Age: 38	Experience: Dropbox, Inc. (global collaboration platform) Chief Executive Officer & Chairman of the board of directors (2007-present)
Facebook Committees:
Compensation, Nominating & Governance

Other Public Company Directorships:
Dropbox, Inc.

Former Public Company Directorships
Held in the Past Five Years:
None

Education:
Massachusetts Institute of Technology (B.S. in electrical engineering and computer science)

Qualifications: We believe that Mr. Houston should serve as a member of our board of directors due to his extensive leadership, entrepreneurship, and business experience as chief executive officer of a large technology company, as well as his experience with product innovation and development.

Nancy Killefer - Independent Director

Director Since: 2020 Age: 67
Experience:
McKinsey & Company (international management consulting firm)
Senior Partner (1992-2013)
Governing Board Member (2000-2006 and 2007-2013)
Head and Founder of global public sector practice (2005-2012)
Head of Washington, D.C. office (2000-2007)
Various other positions (1979-1992)
U.S. Department of the Treasury
Assistant Secretary for Management, Chief Financial Officer & Chief Operating Officer (1997-2000)
IRS Oversight Board
Member (2000-2005)
Chair (2002-2004)

Facebook Committees:
Audit & Risk Oversight
Privacy (Chair)

Other Public Company Directorships:
Cardinal Health, Inc.
Natura & Company

Former Public Company Directorships
Held in the Past Five Years:
The Advisory Board Company
Avon Products, Inc.
CSRA, Inc.
Taubman Centers, Inc.

Education:
Vassar College (B.A. in economics)
Massachusetts Institute of Technology (M.S.M. in finance)

Qualifications: We believe that Ms. Killefer should serve as a member of our board of directors due to her extensive leadership and compliance experience in both the public and private sector, as well as her finance experience and extensive service on other boards of directors.

2021 Proxy Statement | 14

Robert M. Kimmitt - Lead Independent Director

Director Since: 2020 Age: 73
Experience:
Wilmer Cutler Pickering Hale and Dorr LLP (international law firm)
Senior International Counsel (2009-present)
U.S. Department of the Treasury
Deputy Secretary (2005-2009)
General Counsel (1985-1987)
Time Warner Inc.
Executive Vice President of Global Public Policy (2001-2005)
Commerce One
Vice Chairman & President (2000-2001)
Wilmer Cutler & Pickering
Partner (1997-2000)
Lehman Brothers
Managing Director (1993-1997)
United States Ambassador to Germany (1991-1993)
Under Secretary of State for Political Affairs (1989-1991)
Sidley & Austin LLP
Partner (1987-1989)
National Security Council
Executive Secretary & General Counsel (1983-1985)

Facebook Committees:
Privacy

Other Public Company Directorships:
None

Former Public Company Directorships
Held in the Past Five Years:
Deutsche Lufthansa AG

Education:
United States Military Academy at West Point (B.S.)
Georgetown University Law Center (J.D.)

Military Service:
Ambassador Kimmitt is a decorated combat veteran of the Vietnam War and attained the rank of Major General in the U.S. Army Reserve

Qualifications: We believe that Ambassador Kimmitt should serve as a member of our board of directors due to his distinguished public service and experience with legal, regulatory, compliance, and public policy issues, his finance experience, and his extensive private and public sector leadership, including service on other boards of directors.

Peter A. Thiel - Independent Director

Director Since: 2005 Age: 53
Experience:
Thiel Capital (investment firm)
President (2011-present)
Founders Fund (venture capital firm)
Partner (2005-present)
PayPal, Inc.
Co-founder (1998-2002)
Chief Executive Officer, President & Chairman (2000-2002)

Facebook Committees:
Compensation, Nominating & Governance (Chair)

Other Public Company Directorships:
Palantir Technologies Inc.
AbCellera Biologics Inc.

Former Public Company Directorships
Held in the Past Five Years:
None

Education:
Stanford University (B.A. in philosophy)
Stanford Law School (J.D.)

Qualifications: We believe that Mr. Thiel should serve as a member of our board of directors due to his extensive leadership and business experience as an entrepreneur and venture capitalist, as well as his role as one of our early investors and longest-serving directors and service on other boards of directors. Mr. Thiel also has experience with technology and product innovation.

15 | 2021 Proxy Statement

Tracey T. Travis - Independent Director

Director Since: 2020 Age: 58
Experience:
The Estée Lauder Companies Inc. (manufacturer and marketer of skin care, makeup, fragrance, and hair care products)
Executive Vice President & Chief Financial Officer (2012-present)
Ralph Lauren Corporation
Senior Vice President & Chief Financial Officer (2005-2012)
Limited Brands
Senior Vice President of Finance (2002-2004)
Intimate Brands Inc.
Chief Financial Officer (2001-2002)
Americas Group of American National Can Group, Inc.
Chief Financial Officer (1999-2001)
PepsiCo/Pepsi Bottling Group
Various positions (1989-1999)

Facebook Committees:
Audit & Risk Oversight (Chair)

Other Public Company Directorships:
Accenture plc

Former Public Company Directorships
Held in the Past Five Years:
Campbell Soup Company

Education:
University of Pittsburgh (B.S.E. in industrial engineering)
Columbia University (M.B.A. in finance and operations)

Qualifications: We believe that Ms. Travis should serve as a member of our board of directors due to her extensive leadership and business experience, including service on other boards of directors, as well as her experience with finance and consumer products.

EXECUTIVE OFFICERS

David M. Wehner - Chief Financial Officer

Age: 52
Experience:
Facebook, Inc.
Chief Financial Officer (2014-present)
Vice President, Corporate Finance and Business Planning (2012-2014)
Zynga Inc.
Chief Financial Officer (2010-2012)
Allen & Company
Managing Director (2006-2010)
Director (2005-2006)
Various other positions (2001-2005)

Other Public Company Directorships:
Alector, Inc.

Former Public Company Directorships
Held in the Past Five Years:
None

Education:
Georgetown University (B.S. in chemistry)
Stanford University (M.S. in applied physics)

2021 Proxy Statement | 16

Mike Schroepfer - Chief Technology Officer

Age: 46
Experience:
Facebook, Inc.
Chief Technology Officer (2013-present)
Various other positions (2008-2013)
Mozilla Corporation
Vice President of Engineering (2005-2008)
Sun Microsystems, Inc.
Various positions, including Chief Technology Officer of its data center automation division (2003-2004)
CenterRun, Inc.
Co-founder (2000-2003)

Other Public Company Directorships: None Former Public Company Directorships Held in the Past Five Years: None Education: Stanford University (B.S. and M.S. in computer science)

Christopher K. Cox - Chief Product Officer

Age: 38	Experience: Facebook, Inc. Chief Product Officer (2014-2019 and 2020-present) Vice President, Product (2009-2014) Various other positions (2005-2009)
Other Public Company Directorships:
None

Former Public Company Directorships
Held in the Past Five Years:
None

Education:
Stanford University (B.S. in symbolic systems with a concentration in artificial intelligence)

David B. Fischer - Chief Revenue Officer

Age: 48
Experience:
Facebook, Inc.
Chief Revenue Officer (2019-present)
Vice President, Business and Marketing Partnerships (2012-2019)
Various other positions (2010-2012)
Google, Inc.
Various positions, including Vice President, Global Online Sales & Operations (2002-2010)
U.S. Department of the Treasury
Various positions, including Deputy Chief of Staff (1997-2000)
U.S. News & World Report, L.P.
Various positions, including Associate Editor (1994-1997)

Other Public Company Directorships:
None

Former Public Company Directorships
Held in the Past Five Years:
None

Education:
Cornell University (B.A. in government)
Stanford University Graduate School of Business (M.B.A.)

17 | 2021 Proxy Statement

Jennifer G. Newstead - Vice President and General Counsel

Age: 51
Experience:
Facebook, Inc.
Vice President & General Counsel (2019-present)
U.S. Department of State
Legal Adviser (2018-2019)
Davis Polk & Wardwell LLP (international law firm)
Partner (2006-2018)
Office of Management and Budget
General Counsel (2003-2005)
White House
Special Assistant to the President and Associate White House Counsel (2002-2003)
U.S. Department of Justice
Principal Deputy Assistant Attorney General of the Office of Legal Policy (2001-2002)

Other Public Company Directorships:
None

Former Public Company Directorships
Held in the Past Five Years:
None

Education:
Harvard University (A.B. in government)
Yale Law School (J.D.)

Judiciary and Academic Experience:
Ms. Newstead previously served as a law clerk for Justice Stephen Breyer of the United States Supreme Court and Judge Laurence Silberman of the U.S. Court of Appeals for the D.C. Circuit, and as an Adjunct Professor of Law at Georgetown University Law Center

2021 Proxy Statement | 18

Corporate Governance
BOARD OF DIRECTORS
Our board of directors may establish the authorized number of directors from time to time by resolution. The current authorized number of directors is nine. Each of our director nominees, if elected, will serve as a director until the next annual meeting of shareholders and until his or her successor has been elected and qualified, or until his or her earlier death, resignation, or removal.

Lead Independent Director

Ambassador Kimmitt has significant responsibilities as our Lead Independent Director, including working with the Chairman to set agendas for meetings of our board of directors and having authority to call special meetings of our board of directors.

Independent Nominations

Our independent compensation, nominating & governance committee has sole authority to recommend nominees to our board of directors and recommend the appointment of candidates to our privacy committee.

Board Leadership and Independence Highlights

Board Independence Seven out of our nine director nominees are independent. All members of our standing committees are independent.	Executive Sessions Independent directors regularly meet in executive sessions, which are led by our Lead Independent Director without management present.	Board Tenure Five out of seven of our independent directors have a tenure of less than five years.

BOARD MEETINGS
Our board of directors held 15 meetings during 2020. In 2020, no incumbent member of our board of directors attended fewer than 75% of the aggregate of (i) the total number of meetings of the board of directors (held during the period for which he or she was a director) and (ii) the total number of meetings held by all committees of the board of directors on which such director served (held during the period that such director served). Members of our board of directors are invited and encouraged to attend each annual meeting of shareholders. Six directors attended our 2020 Annual Meeting of Shareholders.
Generally, each regular meeting of our board of directors includes an executive session of our independent directors without management present. Executive sessions and separate meetings of the independent directors are also held from time to time, as needed. As more fully described below, our Lead Independent Director presides at executive sessions and separate meetings of the independent directors.
BOARD LEADERSHIP STRUCTURE
We believe that our current board structure is effective in supporting strong board leadership. The board of directors does not require the separation of the offices of Chair and CEO. However, when the positions of Chair and CEO are held by the same person, as is currently the case with Mr. Zuckerberg, our corporate governance guidelines provide that the independent directors shall designate a Lead Independent Director. Our Lead Independent Director is appointed annually by our independent directors, and Ambassador Kimmitt currently serves in this role.
As Chairman of our board of directors, Mr. Zuckerberg presides over meetings of the board of directors. Mr. Zuckerberg brings valuable insight to our board of directors due to his perspective and experience as our founder and CEO. As a result of his leadership since our inception, Mr. Zuckerberg has unparalleled knowledge of our business, products, and operations. As our largest and controlling shareholder, Mr. Zuckerberg is also invested in our long-term success.

As our Lead Independent Director, Ambassador Kimmitt provides independent oversight and promotes effective communication between our board of directors and management, including Mr. Zuckerberg. Ambassador Kimmitt brings extensive governance, legal, and compliance experience, and plays a significant and meaningful role in leading our board of directors.

19 | 2021 Proxy Statement

The Chairman and the Lead Independent Director work together to set the agenda for meetings of the board of directors, and either may call special meetings of the board of directors. As more fully described in our corporate governance guidelines, our Lead Independent Director role also includes the following authority and responsibilities, among others:
•presiding at all meetings of the board of directors at which the Chairman is not present, including executive sessions of the independent directors;
•calling separate meetings of the independent directors;
•facilitating discussion and open dialogue among the independent directors during meetings of the board of directors, executive sessions, and otherwise;
•serving as principal liaison between the independent directors and the Chairman;
•providing the Chairman with feedback and counsel concerning his interactions with the board of directors;
•providing leadership to the board of directors if circumstances arise in which the role of the Chairman may be, or may be perceived to be, in conflict;
•taking into account input from other independent directors in coordinating with the Chairman to set the agenda for meetings of the board of directors; and
•leading our board of directors in governance matters in coordination with our compensation, nominating & governance committee, including the evaluation of the performance of the CEO, the selection of committee chairs and memberships, and our annual board of directors and committee self-evaluations.
Our Lead Independent Director also performs such additional duties as the board of directors may otherwise determine and delegate.
CONTROLLED COMPANY STATUS
Because Mr. Zuckerberg controls a majority of our outstanding voting power, we are a "controlled company" under the corporate governance rules of The Nasdaq Stock Market LLC (Nasdaq). Therefore, we are not required to have a majority of our board of directors be independent, nor are we required to have a compensation committee or an independent nominating function. We have nevertheless opted to have a majority of our board of directors be independent and to have a compensation, nominating & governance committee comprised of independent directors, as more fully described below.
DIRECTOR INDEPENDENCE
The rules of Nasdaq generally require that a majority of the members of a listed company's board of directors be independent. In addition, the Nasdaq rules generally require that, subject to specified exceptions, each member of a listed company's audit, compensation, and nominating committees be independent. Although we are a "controlled company" under the corporate governance rules of Nasdaq and, therefore, are not required to comply with certain rules requiring director independence, we have nevertheless opted, under our corporate governance guidelines, to have a majority of the members of our board of directors be independent.
On at least an annual basis, our compensation, nominating & governance committee reviews the independence of our non-employee directors and makes recommendations to the full board of directors. Based, in part, on the recommendations of the compensation, nominating & governance committee, our board of directors has determined that none of our current non-employee directors has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is "independent" as that term is defined under the rules of Nasdaq. In addition, our board of directors determined that Kenneth I. Chenault and Jeffrey D. Zients were each independent during the time that they served as directors in 2020.
Our board of directors has also determined that Mses. Alford, Killefer, and Travis, who comprise our audit & risk oversight committee, and Messrs. Andreessen, Houston, and Thiel, who comprise our compensation, nominating & governance committee, satisfy the respective independence standards for those committees established by applicable Securities and Exchange Commission (SEC) rules and Nasdaq rules. With respect to the independence of Ms. Alford, Mr. Andreessen, Mr. Houston, and Ms. Travis, our board of directors considered that PayPal Holdings, Inc. (PayPal), of which Ms. Alford is Executive Vice President, Global Sales; Coinbase Global, Inc. (Coinbase), of which Mr. Andreessen is a member of the board of directors and may be deemed a significant shareholder through Andreessen Horowitz, a venture capital firm affiliated with Mr. Andreessen; OfferUp, Inc., of which Mr. Andreessen may have been deemed a significant shareholder through Andreessen Horowitz in 2020; Dropbox, Inc. (Dropbox), of which Mr. Houston is Chief Executive Officer and Chairman of the board of directors; and The Estée Lauder Companies Inc., of which Ms. Travis is Executive Vice President and Chief Financial Officer, purchased and in some cases received credits to purchase advertising from us in the ordinary course of business pursuant to

2021 Proxy Statement | 20

our standard terms and conditions, including through a competitive bid auction. Our board of directors also considered that we made payments to PayPal and Dropbox for services relating to payment processing and data storage, respectively, in the ordinary course of business pursuant to standard terms and conditions. Our board of directors also considered that Coinbase and Andreessen Horowitz are members of the Diem Association, of which Facebook is also a member. With regard to Ms. Alford, Mr. Andreessen, Mr. Houston, and Ms. Travis, our board of directors determined that such arrangements, transactions, or relationships do not interfere with the exercise of independent judgment by these directors in carrying out their responsibilities as our directors.
Additionally with respect to Ms. Alford, our board of directors considered that she served as Chief Financial Officer and Head of Operations for the Chan Zuckerberg Initiative for approximately 18 months prior to joining our board of directors in 2019. Our board of directors determined that this prior affiliation with the Chan Zuckerberg Initiative does not interfere with Ms. Alford's exercise of independent judgment in carrying out her responsibilities as a director based on the short term of her service to such organization and her conduct as a director to date.
In addition, our board of directors considered that Ambassador Kimmitt is senior international counsel at the law firm of Wilmer Cutler Pickering Hale and Dorr LLP (WilmerHale), an international law firm based in Washington, D.C. From time to time and in the ordinary course of its business, WilmerHale provides legal services to Facebook amounting to less than 5% of WilmerHale's total revenue in 2020. Ambassador Kimmitt has only provided de minimis legal services to Facebook over the past three years and has not provided any such services during his term as a director. Ambassador Kimmitt is not an equity partner in the firm and does not receive any compensation from the firm that is generated by or related to our payments to WilmerHale for such services. In addition, WilmerHale has agreed to implement certain measures to help ensure that Ambassador Kimmitt is walled off from any legal representation of Facebook undertaken by WilmerHale. Further, our compensation, nominating & governance committee reviewed the nature of Facebook's engagement of WilmerHale and the services rendered, including the expertise and relevant experience of the firm and the specific partners engaged to work on the matters for which we have engaged the firm, and determined that Ambassador Kimmitt's service on our board should not impair our company's ability to engage WilmerHale when our company determines such engagements to be appropriate and in our best interests. Our compensation, nominating & governance committee is satisfied that WilmerHale, when engaged for legal work, is chosen by our company's legal group on the basis of the directly relevant factors of experience, expertise, and efficiency. After taking into account all relevant facts and circumstances, our board of directors determined that Facebook's professional engagement of WilmerHale does not interfere with Ambassador Kimmitt's exercise of independent judgment in carrying out his responsibilities as a director.
CLASSIFIED BOARD
So long as the outstanding shares of our Class B common stock represent a majority of the combined voting power of our outstanding common stock, we will not have a classified board of directors, and all directors will be elected for annual terms. As of the close of business on April 1, 2021, the outstanding shares of our Class B common stock represented a majority of the combined voting power of our outstanding common stock.
However, our restated certificate of incorporation and our amended and restated bylaws provide that when the outstanding shares of our Class B common stock represent less than a majority of the combined voting power of our outstanding common stock, we will have a classified board of directors consisting of three classes of approximately equal size, each serving staggered three-year terms. At such time, our directors will be assigned by the then-current board of directors to a class. Upon expiration of the term of a class of directors, directors for that class will be elected for three-year terms at the annual meeting of shareholders in the year in which that term expires. As a result, only one class of directors will be elected at each annual meeting of our shareholders, with the other classes continuing for the remainder of their respective three-year terms. Each director's term continues until the next annual meeting of shareholders and until his or her successor has been elected and qualified, or until his or her earlier death, resignation, or removal.
In addition, when the outstanding shares of our Class B common stock represent less than a majority of the combined voting power of our outstanding common stock and we have a classified board, only our board of directors may fill vacancies on our board. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the total number of directors.
The classification of our board of directors, if implemented, may have the effect of delaying or preventing changes in our control or management.
INDEPENDENT BOARD OVERSIGHT
All of the standing committees of our board of directors are comprised of independent directors, we have a Lead Independent Director who has authority that mirrors that of the Chairman, including coordinating board meeting agendas and the ability to

21 | 2021 Proxy Statement

call special meetings of the board of directors, and the board of directors also establishes ad hoc special committees of independent directors from time to time, as appropriate.
The compensation, nominating & governance committee reviews and approves the compensation of our chief executive officer, including perquisites related to executive security, and the performance of our chief executive officer is evaluated by the independent directors. Our Lead Independent Director provides our chief executive officer with feedback regarding his performance and also meets with the chief executive officer after each regular board of directors meeting to review the meeting and share perspectives from the independent directors.
BOARD COMMITTEES
Our board of directors has established an audit & risk oversight committee, a compensation, nominating & governance committee, and a privacy committee, each of which has the composition and responsibilities described below. Members serve on these committees until their resignations or until otherwise determined by our board of directors. Our board of directors has adopted a written charter for each of these committees, which are available on our website at http://investor.fb.com/governance.cfm.
The following table provides information regarding the current composition of our standing committees:

Director	Audit & Risk Oversight Committee(1)	Compensation, Nominating & Governance Committee(2)	Privacy Committee(3)
Peggy Alford
Marc L. Andreessen
Andrew W. Houston
Nancy Killefer
Robert M. Kimmitt
Sheryl K. Sandberg
Peter A. Thiel
Tracey T. Travis
Mark Zuckerberg
    Committee member
    Committee chair

(1)In 2020, Kenneth I. Chenault and Jeffrey D. Zients served on our audit & risk oversight committee until May 2020, and Marc L. Andreessen served on our audit & risk oversight committee until February 2021. Nancy Killefer was appointed to our audit & risk oversight committee in February 2021.
(2)Andrew W. Houston was appointed to our compensation, nominating & governance committee in April 2020.
(3)Our board of directors formed our privacy committee in May 2020.

From time to time, the board of directors may also establish ad hoc committees to address particular matters. For example, in April 2019, our board of directors established a special committee of independent directors to oversee the process involving the inquiry by the U.S. Federal Trade Commission (FTC) into our compliance with our existing FTC consent order. Following our July 2019 settlement and entry into a modified FTC consent order, this special committee continued to oversee our efforts to prepare for implementation of the requirements of the modified consent order. This special committee was comprised of Messrs. Andreessen, Chenault, and Zients and held one meeting in 2020.

2021 Proxy Statement | 22

AUDIT & RISK OVERSIGHT COMMITTEE

Chair: Tracey T. Travis Other Members: Peggy Alford Nancy Killefer Committee Meetings in 2020: 9
Principal Responsibilities

•Selecting the independent registered public accounting firm to audit our financial statements
•Ensuring the independence of the independent registered public accounting firm
•Discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and that firm, our interim and year-end operating results
•Developing procedures to enable submission of anonymous concerns about accounting or auditing matters
•Considering the adequacy of our internal accounting controls and audit procedures
•Reviewing related party transactions
•Reviewing our program for promoting and monitoring compliance with applicable legal and regulatory requirements
•Overseeing our major risk exposures (including in the areas of financial and enterprise risk, legal and regulatory compliance, environmental sustainability, social responsibility, and cybersecurity) and the steps management has taken to monitor and control such exposures, and assisting our board of directors in overseeing the risk management of our company
•Pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm
•Overseeing our internal audit function

Independence and Other Qualifications

•Each committee member satisfies the independence standards for audit committees established by applicable SEC rules and Nasdaq rules.
•Ms. Travis qualifies as an audit committee financial expert, as that term is defined under SEC rules, and possesses financial sophistication as defined under Nasdaq rules.

COMPENSATION, NOMINATING & GOVERNANCE COMMITTEE

Chair: Peter A. Thiel Other Members: Marc L. Andreessen Andrew W. Houston Committee Meetings in 2020: 11
Principal Responsibilities

•Evaluating the performance of our executive officers
•Evaluating, recommending, approving and reviewing executive officer compensation arrangements, plans, policies and programs maintained by us
•Administering our equity-based compensation plans and our annual bonus plan
•Considering and making recommendations regarding non-employee director compensation
•Considering and making recommendations to our board of directors regarding its remaining responsibilities relating to executive compensation
•Reviewing and developing policies regarding the desired knowledge, experience, skills, diversity, independence, and other characteristics of members of our board of directors and its committees, as well as our director nomination and committee appointment processes
•Identifying, evaluating, and recommending potential candidates for nomination to and membership on our board of directors and certain of its committees, including having sole authority to recommend nominees to our board of directors
•Having sole authority to recommend the appointment of candidates to, or removal of members from, our privacy committee
•Monitoring succession planning for our board of directors and certain of our key executives
•Developing and recommending corporate governance guidelines and policies
•Overseeing the annual self-evaluation process for our board of directors and committees thereof
•Reviewing and granting proposed waivers of the code of conduct for executive officers
•Advising our board of directors on corporate governance matters and board of director performance matters, including recommendations regarding the size, structure, and composition of our board of directors and committees thereof

Independence and Other Qualifications

•Each committee member satisfies the independence standards for compensation committees established by applicable SEC rules and Nasdaq rules, and otherwise meets the independence requirements under our FTC consent order.
•Each committee member is a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act.

23 | 2021 Proxy Statement

The charter for our compensation, nominating & governance committee allows the committee from time to time to delegate its authority to subcommittees and to our officers, as it may be deemed necessary or appropriate and to the extent permitted under applicable law, SEC and Nasdaq rules, and our certificate of incorporation and bylaws. In December 2013, our compensation committee (which was a predecessor to our compensation, nominating & governance committee) authorized the formation and delegation of certain authority to an equity subcommittee, which is now a subcommittee of the compensation, nominating & governance committee. The current members of the equity subcommittee are Ms. Sandberg and Mr. Wehner, and the members, acting either individually or jointly, have the authority to review and approve grants of restricted stock units (RSUs) to employees and consultants, other than to directors and our executive officers, which are reviewed and approved by our compensation, nominating & governance committee. The compensation, nominating & governance committee has not adopted a written charter for the equity subcommittee.

PRIVACY COMMITTEE

Chair: Nancy Killefer Other Members: Peggy Alford Robert M. Kimmitt Committee Meetings in 2020: 4
Principal Responsibilities

•Overseeing our comprehensive privacy program adopted in compliance with our FTC consent order
•Overseeing management's periodic assessment of the privacy program and any related policies with respect to risk assessment and risk management
•Overseeing the selection and performance of employees to coordinate and be responsible for the privacy program
•Overseeing the selection of an independent, third-party assessor to review our privacy practices, as well as the assessor's biennial assessments of the privacy program

Independence and Other Qualifications

•Each committee member is an independent director under Nasdaq rules, and otherwise meets the independence requirements under our FTC consent order.
•Our compensation, nominating & governance committee has recommended the appointment of each member to the privacy committee and determined that each such member meets the privacy and compliance baseline requirements for committee membership under our FTC consent order.

POLICY REGARDING NOMINATIONS
The policy of our board of directors is to encourage the selection of directors who will contribute to Facebook's success and our mission to give people the power to build community and bring the world closer together. Our compensation, nominating & governance committee is responsible for identifying and evaluating candidates for membership on our board of directors, based on the criteria set forth in our corporate governance guidelines, and has sole authority to recommend nominees to our board of directors. The compensation, nominating & governance committee considers recommendations from other directors, shareholders, management, and others as it deems appropriate and uses the same criteria for evaluating candidates regardless of the source of the recommendation. Our board of directors is responsible for nominating persons for election to our board of directors upon the recommendation of our compensation, nominating & governance committee, and may not nominate any person for election without the prior favorable recommendation of our compensation, nominating & governance committee.
Shareholders who would like to recommend director candidates for consideration by our compensation, nominating & governance committee should send a notice of proposal to our Secretary by writing the Secretary at the address of our principal executive offices. Shareholders desiring to nominate a director candidate at the annual meeting must comply with other procedures in accordance with our bylaws. We explain the procedures for nominating a director candidate at next year's annual meeting in the section entitled "Questions and Answers About the Proxy Materials and the Annual Meeting—How can I make proposals or make a nomination for director for next year's annual meeting?"
BOARD DIVERSITY POLICY
Facebook is committed to a policy of inclusiveness and to pursuing diversity in terms of background and perspective. As such, when evaluating candidates for nomination as new directors, it is the policy of our compensation, nominating & governance committee to consider candidates with diverse backgrounds in terms of knowledge, experience, skills, and other characteristics. To this end, Facebook was one of the first major companies to amend its corporate governance guidelines to provide that the initial list of candidates from which new director nominees are chosen by the board shall include candidates with a diversity of race, ethnicity, and gender. In evaluating potential candidates for nomination, our compensation, nominating & governance committee considers the foregoing in light of the specific needs of the board of directors at that time. In addition,

2021 Proxy Statement | 24

our compensation, nominating & governance committee considers director tenure in connection with evaluating current directors for nomination for re-election.
BOARD COMPOSITION
Our board of directors believes that its composition appropriately reflects the knowledge, experience, skills, diversity, and other characteristics required to fulfill its duties. The following tables provide information regarding the diversity, age, and tenure of our nominees for election at the Annual Meeting:

Board diversity*

56%
Diverse
4
5

Diverse **Non-diverse**

*Based on gender, ethnicity, and/or LGBTQ status

Age distribution

2
1
1
53
Average age
2
3
30s
40s
50s
60s
70s

Tenure

3
6.75
Average tenure
5
1
0-5yrs
6-10yrs
10+ yrs

The current director nominees have diverse backgrounds and perspectives that enable them to provide valuable guidance on both strategic and operational issues. Our nominees have extensive leadership and compliance experience, as well as corporate governance expertise arising from service on other boards of directors. Many of our nominees have global business experience, including through service as CEO or in other senior corporate leadership positions involving management of complex operations, business challenges, risks, and growth. Several nominees have experience with technology or product innovation and development, entrepreneurship, and the dynamics of our industry. Other nominees have significant public sector experience from serving in high-level government positions, including experience with significant regulatory and public policy issues. Our nominees also have a demonstrated sense of social mission, having contributed to social causes through nonprofit organizations and/or philanthropy. Our board of directors benefits from these qualifications, as well as the perspectives of nominees with in-depth knowledge of our company through their service as executive officers. The skills and qualifications of our director nominees are more fully described below.

DIRECTOR SKILLS AND QUALIFICATIONS

Peggy Alford
•Global business, leadership, and compliance experience in both operational and financial oversight roles, as well as experience with technology, product development, and the dynamics of our industry, as Executive Vice President, Global Sales at PayPal Holdings, Inc. and through prior service in senior leadership positions at PayPal, eBay Inc., and Rent.com, an eBay company
•Outside board experience as a director of The Macerich Company

Marc L. Andreessen
•Finance and investment expertise, as well as experience with technology and the dynamics of our industry, as co-founder and General Partner of Andreessen Horowitz
•Extensive leadership, business, technology, and entrepreneurship experience through prior service as co-founder and Chairman of the board of directors of Opsware, Inc. (formerly known as Loudcloud Inc.), Chief Technology Officer of America Online, Inc., and co-founder of, and service in senior leadership positions at, Netscape Communications Corporation, including as Chief Technology Officer and Executive Vice President of Products
•Outside board experience as a director of Coinbase Global, Inc. and numerous private companies, as well as prior service as a director of eBay Inc., Hewlett-Packard Company, and Hewlett Packard Enterprise Company

Andrew W. Houston
•Extensive leadership, entrepreneurship, business, technology, and product innovation and development experience, as well as experience with the dynamics of our industry, as Chief Executive Officer of Dropbox, Inc.
•Outside board experience as Chairman of the board of directors of Dropbox

25 | 2021 Proxy Statement

Nancy Killefer
•Extensive leadership, business, and compliance experience through prior service as Senior Partner and in other leadership roles at McKinsey & Company, an international management consulting firm, including as a member of the firm's governing board
•Prior service in senior U.S. government roles, including as Assistant Secretary for Management, Chief Financial Officer, and Chief Operating Officer of the U.S. Department of the Treasury and as Chair of the IRS Oversight Board
•Outside board experience as a director of Cardinal Health, Inc. and Natura & Company, as well as prior service as a director of the Advisory Board Company, Avon Products, Inc., Computer Sciences Corporation, CSRA, Inc., and Taubman Centers, Inc.

Robert M. Kimmitt
•Legal and compliance experience as Senior International Counsel at Wilmer Cutler Pickering Hale and Dorr LLP, and prior service as partner at Wilmer Cutler & Pickering and Sidley & Austin LLP
•Prior service in senior U.S. government roles, including experience with privacy issues, as Deputy Secretary of the Treasury, United States Ambassador to Germany, Under Secretary of State for Political Affairs, General Counsel for the U.S. Department of the Treasury, and National Security Council Executive Secretary and General Counsel
•Global business, leadership, policy, and finance experience, including through prior service as Executive Vice President of Global Public Policy at Time Warner Inc., Vice Chairman and President of Commerce One, and managing director at Lehman Brothers
•Outside board experience through prior service as a director of Deutsche Lufthansa AG, Commerce One, Inc., Siemens AG, United Defense Industries, Inc., and Big Flower Press Holdings, Inc.

Sheryl K. Sandberg
•Extensive leadership, global business, technology, and product development experience, as well as in-depth knowledge of our company and experience with the dynamics of our industry, through service as our Chief Operating Officer
•Global business, leadership, and finance experience through prior service as Vice President, Global Online Sales & Operations at Google, Inc., a consultant with McKinsey & Company, and an economist with The World Bank
•Prior service in U.S. government as a Chief of Staff of the U.S. Department of the Treasury and Senior Advisor to the Deputy Secretary of the Treasury
•Outside board experience as a director of SurveyMonkey (SVMK Inc.) and prior service as a director of Starbucks Corporation and the Walt Disney Company

Peter A. Thiel
•Finance and investment expertise, as well as experience with technology and the dynamics of our industry, as President of Thiel Capital and Partner of Founders Fund
•Extensive leadership, business, technology, entrepreneurship, and product innovation experience as co-founder of Palantir Technologies Inc. and through prior service as co-founder, Chief Executive Officer, and President of PayPal, Inc.
•Outside board experience as Chairman of the board of directors of Palantir, a director of AbCellera Biologics Inc. and several private companies, and prior service as Chairman of the board of directors of PayPal

Tracey T. Travis
•Global business and extensive financial experience as Executive Vice President and Chief Financial Officer of The Estée Lauder Companies Inc., as well as prior service as Senior Vice President and Chief Financial Officer of Ralph Lauren Corporation and in senior finance leadership positions at Limited Brands, Intimate Brands Inc., and Americas Group of American National Can Group, Inc.
•Outside board experience as a director of Accenture plc, as well as prior service as a director of Campbell Soup Company

Mark Zuckerberg
•Extensive leadership, entrepreneurship, global business, technology, and product innovation and development experience, as well as in-depth knowledge of our company and experience with the dynamics of our industry, through service as our Founder, Chief Executive Officer, and Chairman of our board of directors

Our board of directors also believes that the current director nominees represent an effective balance with respect to director tenure. Ms. Alford joined the board of directors in 2019, and Mr. Houston, Mses. Killefer and Travis, and Ambassador Kimmitt joined the board of directors in 2020. These additions provide our board of directors with fresh perspectives and diverse experiences, while directors with longer tenure provide continuity and valuable insight into our business and strategy.
BOARD PERFORMANCE
Our board of directors conducts an annual self-assessment of the performance of the board of directors, each committee, and each director. Our compensation, nominating & governance committee, in coordination with our Lead Independent Director, oversees the self-assessment process, and the results are reported to the board of directors. Our compensation, nominating & governance committee and our board of directors also periodically review the composition of the board of directors to ensure that it appropriately reflects the knowledge, experience, skills, diversity, and other characteristics required to fulfill its duties.

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DIRECTOR ORIENTATION AND EDUCATION
We provide a number of onboarding sessions for new members of our board of directors to engage with our management team and learn more about our company priorities, strategy, and operations, as well as key issues and risks facing our industry, business, and community. Our management team also regularly engages with our directors throughout the year to provide updates across these areas, including in-depth reviews of relevant issues from subject matter experts.
BOARD ROLE IN RISK OVERSIGHT
Our board of directors as a whole has responsibility for overseeing our risk management and believes that a thorough and strategic approach to risk oversight is critical. The board of directors exercises this oversight responsibility directly and through its committees. The oversight responsibility of the board of directors and its committees is informed by regular reports from our management team, including senior personnel that lead a variety of functions across the business, and from our internal audit department, as well as input from external advisors, as appropriate. These reports are designed to provide timely visibility to the board of directors and its committees about the identification and assessment of key risks, our risk mitigation strategies, and ongoing developments.
The full board of directors has primary responsibility for evaluating strategic and operational risk management, and for CEO succession planning. Our audit & risk oversight committee has responsibility for overseeing certain of our major risk exposures, including in the areas of financial and enterprise risk, legal and regulatory compliance, environmental sustainability, social responsibility, and cybersecurity, as well as risks in other areas as our audit & risk oversight committee deems necessary or appropriate from time to time. Our audit & risk oversight committee also oversees the steps we have taken to monitor or mitigate these exposures, including policies and procedures for assessing and managing risk and related compliance efforts. Our board of directors also may exercise direct oversight with respect to these areas or delegate such oversight to committees in its discretion. In addition, our audit & risk oversight committee oversees our internal audit function. Our privacy committee oversees the risks related to privacy and data use matters, including our compliance with the comprehensive privacy program that we adopted in compliance with our FTC consent order and the steps that we have taken or plan to take to monitor or mitigate such risks. Our compensation, nominating & governance committee evaluates risks arising from our corporate governance and compensation policies and practices, as more fully described in the section of this proxy statement entitled "Executive Compensation—Compensation Discussion and Analysis—Compensation Risk Assessment," and oversees succession planning for our board of directors and certain key executives other than the CEO. Each of these committees provide reports to the full board of directors regarding these and other matters.

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ESG at Facebook
At Facebook, we are focused on our mission to give people the power to build community and bring the world closer together. We have ongoing efforts across environmental, social, and governance (ESG) areas to further our mission and pursue our company principles. Below we describe highlights of our ESG efforts, including resources where you can learn more. We also regularly post company updates in our Newsroom at https://about.fb.com/news/ and on Mark Zuckerberg's Facebook Page at https://www.facebook.com/zuck.

OUR PRINCIPLES Our principles are what we stand for. They are beliefs we hold deeply and we may make tradeoffs from time to time to pursue.
	Give People a Voice People deserve to be heard and to have a voice—even when that means defending the right of people we disagree with.	Serve Everyone We work to make technology accessible to everyone, and our business model is ads so our services can be free.

Promote Economic Opportunity Our tools help level the playing field so businesses grow, create jobs and strengthen the economy.	Build Connection and Community Our services help people connect, and when they’re at their best, they bring people closer together.	Keep People Safe and Protect Privacy We have a responsibility to promote the best of what people can do together by keeping people safe and preventing harm.
GOVERNANCE
We are committed to sound corporate governance practices and encouraging effective policy and decision making at both the board of directors and management level. Our board of directors, its committees, and our management provide oversight around our efforts in many of the ESG areas described below. For example, our audit & risk oversight committee oversees our major risk exposures in the areas of environmental sustainability, social responsibility, and cybersecurity, among others, and our privacy committee oversees our privacy program and risk exposures related to privacy and data use. Our governance practices are described in more detail in the section of this proxy statement entitled “Corporate Governance.”
Governance Documents
We publish governance documents on our website at http://investor.fb.com/governance.cfm, including our certificate of incorporation, bylaws, committee charters, corporate governance guidelines, code of conduct, stock ownership guidelines, and approach to tax policy. Our corporate governance guidelines serve as a framework to assist our board of directors in the exercise of its governance responsibilities, and address board and committee composition, responsibilities, and compensation, among other matters. Our code of conduct establishes policies and guidelines for business conduct and applies to members of our board of directors, our executive officers, employees, contractors, consultants, and others working on our behalf. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding amendment to, or waiver from, a provision of our code of conduct by posting such information on our website at the address specified above.

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PEOPLE PRACTICES
At Facebook, we design products to bring the world closer together, one connection at a time. As a company, we believe that people are at the heart of every connection we build. We are proud of our unique company culture where ideas, innovation, and impact win, and we work hard to build strong teams across engineering, product design, marketing, and other areas to further our mission. Our headquarters are located in Menlo Park, California and we have offices in more than 80 cities around the globe.
Efforts & Initiatives
Compensation. We offer competitive compensation to attract and retain the best people, and we help care for our people so they can focus on our mission. Our employees' total compensation package includes market-competitive salary, bonuses or sales commissions, and equity. We generally offer full-time employees equity at the time of hire and through annual equity grants because we want them to be owners of the company and committed to our long-term success.
Pay Equity. We have conducted pay equity analyses for many years and continue to be committed to pay equity. In 2020, we announced that our analyses indicate that we continue to have pay equity across gender globally and race in the United States for people in similar jobs, accounting for factors such as location, role, and level.

Benefits. Through Life@ Facebook, our holistic approach to benefits, we provide our employees and their loved ones resources to help them thrive. We offer a wide range of benefits across areas such as health, family, finance, community, and time away, including healthcare and wellness benefits, adoption and surrogacy assistance, family care resources, a 401(k) plan, access to tax and legal services, internal Facebook Resource Groups (such as Black@Facebook and Pride@Facebook) to build community at Facebook, family leave, and paid time off.

Remote Work and COVID-19 Support. The vast majority of our personnel are currently working remotely as a result of the COVID-19 pandemic, and in the long term, we expect that many personnel may transition to remote work on a regular basis. In 2020, as part of our efforts to support our personnel in light of the COVID-19 pandemic, we provided financial assistance to help employees purchase essential items to maintain their productivity while working from home, and we created other programs, including paid administrative leave, to support family caregiving needs for school-age children and elders. Over the long term, we believe that our people and product commitments to remote work will expand our hiring pools, support our employees in choosing where they want to live and work, and advance the way we work together.
DIVERSITY & INCLUSION
Diversity and inclusion are core to everything we do at Facebook. We work to build a diverse and inclusive workplace where we can leverage our collective cognitive diversity to build the best products and support the global community we serve. We have made progress, but we recognize that we still have more work to do. We work to support our goals of diversifying our workforce through recruiting, retention, people development, and inclusion.
Building a culture of inclusion where everyone can thrive means each individual can have an impact and be productive in part because they are working in an environment where they are seen, heard, and valued. Inclusion is a choice, and we want everyone at Facebook to behave inclusively. Our strategies are focused on helping ensure that underrepresented people receive consistent support in terms of their onboarding, performance, and career development, and feel a sense of belonging in our community. We are also focused on increasing the diversity and inclusion capabilities of managers and leaders to build and grow inclusive teams, departments, and organizations so that our products and community will benefit from the diverse perspectives of our people.
Efforts & Initiatives
2020 Workforce Diversity. We publish our global gender diversity and U.S. ethnic diversity workforce data annually. In 2020, we announced that as of June 30, 2020, our global employee base was comprised of 37% females and 63% males, and our U.S. employee base was comprised of the following ethnicities: 44.4% Asian, 41% White, 6.3% Hispanic, 4% two or more ethnicities, 3.9% Black, and 0.4% additional groups (including American Indian or Alaska Native and Native Hawaiian or Other Pacific Islander). Our Diversity Report for 2020 provides additional background about our journey and the progress we are making, and is available at https://diversity.fb.com/read-report/.
Diversity Goals. Our goals are to have 50% of our workforce made up of underrepresented populations by 2024, to double the number of women employees globally and Black and Hispanic employees in the United States from 2019 to 2024, and to increase the representation of people of color in leadership positions in the United States, including Black leadership, by 30% from 2020 to 2025. We will also continue our ongoing efforts to increase the representation of women in leadership. Like many business goals, these are stretch goals whose achievement, while uncertain, drive and inspire us to make progress.

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Diverse Slate Approach. We employ our Diverse Slate Approach in our global recruitment efforts, which ensures that teams and hiring managers have the opportunity to consider qualified people from underrepresented groups for open roles. We have seen steady increases in hiring rates of people from underrepresented groups since we started testing this approach in 2015.
Facebook Resource Groups and Community Events. To help build community among our people and support their professional development, we invest in our internal Facebook Resource Groups and our annual Community events for our diverse communities. These are designed to empower, inspire, and provide resources to help our people grow professionally.
Trainings at Facebook. We encourage all employees, and require all of our interviewers, to take our "Managing Unconscious Bias" training to help reduce the effects of bias in the workplace and to help employees better understand diverse perspectives. Since 2015, we have made this training available publicly at https://managingbias.fb.com and have added additional programs, including Managing Inclusion and Be The Ally.
Supplier Diversity. We are committed to promoting diversity among the companies that do business with Facebook. We believe that having diverse suppliers helps us build better products for our global community. In 2016, we launched our Supplier Diversity Program to help diverse suppliers do business with us and with the people and communities that we connect. Since the launch of the program, we have spent more than $1.1 billion with U.S. companies certified as minority, women, veteran, LGBTQ, or disabled-owned. Our goal is to spend $1 billion with diverse suppliers in 2021 and every year thereafter, including at least $100 million annually with Black-owned suppliers. Information on our Supplier Diversity Program is available at https://www.facebook.com/suppliers/diversity.
COMMUNITY SAFETY AND SUPPORT
Our goal is to make Facebook a place for open and authentic communication while safeguarding people's private information and keeping our platform safe for everyone.
Efforts & Initiatives
Community Standards. We publish our Community Standards to help people understand our policies and what type of content is allowed on Facebook. We also publish internal guidelines that our teams use to enforce our Community Standards. Further, in 2019 we introduced a section on our Community Standards website where people can view and track recent policy updates that we have made. Our Community Standards are available at https://facebook.com/communitystandards.
Transparency Reports. We regularly publish Transparency Reports to give our community visibility into how we enforce policies, respond to data requests, protect intellectual property, and monitor temporary internet disruptions that impact the availability of Facebook products. Our Transparency Reports are available at https://transparency.facebook.com.
Community Standards Enforcement Reports. Our Community Standards Enforcement Reports track our progress on enforcing our content policies and are available at https://transparency.facebook.com/community-standards-enforcement. In this quarterly report, we disclose the prevalence of several types of violating content on Facebook and Instagram, the amount of this content we took action on, the amount of content we found proactively before people reported it, the amount of content we actioned that people appealed, and the amount of content we restored after removing it. We also hold conference calls with media after we issue each report. In our report for the fourth quarter of 2020, we disclosed that we detected the majority of the content we removed from our platform before anyone reported it to us, and proactively detected about 97% of hate speech on Facebook that we removed before anyone reported it to us, among our progress in other areas. We also disclosed that the prevalence of certain violating content decreased since the report for the third quarter of 2020, including hate speech, adult nudity and sexual activity, and violent and graphic content.
Oversight Board. We have established and empowered an independent Oversight Board to review certain of our most difficult content decisions. Users can appeal our final content decisions on Facebook or Instagram to the Oversight Board, which has discretion to determine which content decisions it will review. The Oversight Board's decisions with respect to such cases are binding on us (unless implementing them could violate the law). The Oversight Board may also make recommendations regarding our content policies and practices.
Human Rights. We are committed to respecting human rights in our business operations, product development, policies, and programming. In 2021, we launched our corporate human rights policy, which is available at https://about.fb.com/wp-content/uploads/2021/03/Facebooks-Corporate-Human-Rights-Policy.pdf. As contemplated by the UN Guiding Principles on Business and Human Rights, our policy sets out the human rights standards that we will strive to respect as defined in international law, as well as how we intend to apply these standards to our business. In addition, we intend to release a public report annually on how we are addressing human rights concerns that stem from our products, policies, or business practices. We have also announced that we are creating a fund that will give offline assistance to human rights defenders facing critical threats in Asia-

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Pacific and support new digital security efforts. In addition, we have been members of the multi-stakeholder Global Network Initiative (GNI) since 2013. We are regularly independently assessed against our GNI commitments to uphold privacy and freedom of expression.
Civil Rights. We are committed to advancing civil rights on our platform. From 2018 to 2020, we underwent an independent audit of our policies, products, and practices that resulted in a series of reports outlining the progress we had made across core civil rights issues and our future commitments. The last report was issued in July 2020 and is available at https://about.fb.com/wp-content/uploads/2020/07/Civil-Rights-Audit-Final-Report.pdf. We have also established a Civil Rights Task Force comprised of leaders across our company that meets regularly for the purpose of surfacing, discussing, and addressing potential civil rights issues and concerns. In 2021, we hired Roy L. Austin, Jr., a nationally renowned civil rights leader, as Vice President of Civil Rights and Deputy General Counsel to oversee our new Civil Rights team.
PRIVACY AND CYBERSECURITY
We are committed to honoring our users' privacy choices, protecting their information, and building secure services to help keep people safe.
Efforts & Initiatives
Emphasis on Privacy. We have designed a governance framework to foster accountability for privacy at every level of our company and are committed to continuous improvement. We have a cross-functional group of organizations across the company who provide engineering, legal, policy, compliance, and product expertise that enable the design and implementation of our privacy program. Our goal is to make privacy a core responsibility for all of our employees. We work to drive continuous privacy learning and education for employees, including through new hire and annual privacy trainings, providing regular communications and privacy content, and offering other dynamic resources and privacy-focused events. We also build privacy into our decision-making processes and strive to design products and features with privacy in mind. The accountability processes, safeguards, and technical mechanisms that we have built help ensure that new products and features embed privacy by design. We conduct an annual company-wide risk assessment to identify, assess, and address material privacy risks, and we have designed safeguards to address privacy risks and controls for our employee safeguard owners to test and report on their safeguards' design effectiveness. We have also designed a privacy review process by which we assess the privacy risks of new or modified services or practices that involve collection, use, or sharing of user data and identify mitigations to address the privacy risks we identify.
Privacy Committee. We have established a privacy committee comprised of independent members of our board of directors to assist the board with respect to privacy and data use matters, including overseeing our comprehensive privacy program, our management’s periodic assessment of the privacy program, the selection and performance of employees to coordinate and be responsible for our privacy program, and the selection of our independent, third-party assessor and their biennial assessments of the privacy program.
Secure Services. We have built, and constantly look to improve, secure services to help keep people safe on our platform, including offering our users login alerts and two-factor authentication, implementing restrictions on the amount of information other apps can request from our users, providing secure data storage, and providing tools to give users more control over their privacy and an understanding on how their information is used. In addition, we are moving forward with plans to expand end-to-end encryption across our private messaging platforms. We also work to continually improve our defenses to help protect our platform from emerging security threats. For example, we invest in building frameworks that help engineers prevent and remove entire classes of bugs when writing code, we build automated analysis tools that can inspect code and find security errors at scale quickly, we conduct peer reviews for code changes to find flaws that our automated technology may miss, and our internal security experts conduct red team exercises on our systems to help surface points of vulnerability. In addition, since 2011, we have awarded over $11 million to external security researchers who help us find and fix bugs through our Bug Bounty program, which is one of the industry’s first such programs.

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SOCIAL IMPACT
We believe in the impact people can have when they come together and are committed to building tools and initiatives to help people make an impact in their neighborhoods and in communities around the world. We have ongoing efforts in a number of areas to help people in times of need.
Efforts & Initiatives
COVID-19 Response. In response to the COVID-19 pandemic, we launched multiple initiatives to support the global public health community's work to keep people safe and informed. We took steps to provide our community with access to accurate information, stop misinformation and harmful content, and support global health experts, local governments, businesses, and communities. These actions included matching $20 million in donations to support COVID-19 relief efforts, providing health organizations with tools to track the COVID-19 pandemic and free ads, offering Workplace to government and emergency organizations for free, investing $100 million to support the news industry, and donating $25 million to support healthcare workers, among many other efforts. We also launched an information center on Facebook and Instagram to provide our community with real-time updates, information, and the ability to offer and ask for help. We have already connected over two billion people to authoritative COVID-19 information, and we are working on tools to make it easier for people to learn more about vaccines and find out when and where they can get a vaccine through our apps.
Accessibility. Our goal is to make it possible for anyone, regardless of ability, to access the information and connections that happen across our services. Our efforts include investing in accessibility and an inclusive workforce, and contributing to web standards that help make the internet accessible. Our automatic photo captioning tool uses artificial intelligence to identify and describe objects in photos to people with vision loss. Facial recognition features help people with vision loss to know more about who is in their photos. We also have several closed captioning features for videos and Lives across our services to help people who are hearing impaired.
Charitable Giving Tools. Our charitable giving tools, including fundraisers and the "Donate" button in posts, on Pages, in Stories, and in Live, allow our community to come together quickly to raise money for causes they care about and in times of need. In total, people have raised over $5 billion on Facebook for nonprofit and personal causes around the world. We cover the processing fees for the funds raised for nonprofits so that 100% of the money goes directly to the organization. To date, over 85 million people have either donated or started a fundraiser on Facebook or Instagram for various causes. In 2020, people raised more than $175 million for COVID-19-related fundraisers through our platform.
Crisis Response Tools. Our Crisis Response tools enable people to let friends and family know they are safe, give or find help, learn and share more about what is happening, and help communities recover. To date, over 160 million people around the world have marked themselves safe using Safety Check. Since 2015, we have partnered with the National Centre for Missing and Exploited Children, the International Center for Missing & Exploited Children, AMBER Alert EU, and work with law enforcement to distribute AMBER alerts to the Facebook community.
Health and Well-being. We are also focused on building tools that help improve people's health and well-being by connecting them with the right groups, information, and opportunities to make a difference. We offer a blood donations feature on Facebook in several countries to make it easier for people to donate when there is need, and more than 85 million people have signed up to be blood donors on Facebook since we launched this feature in 2017.
Helping Small Businesses. Hundreds of millions of businesses use our tools each month to connect with customers, hire, and grow, and we are committed to supporting them. For example, we have built tools to help communities find and support local businesses on our platforms, like Businesses Nearby on Facebook and Facebook Shops, and launched a Business Resource Hub. In 2020, we announced the creation of a $100 million grant program to help up to 30,000 small businesses around the world impacted by the COVID-19 pandemic and our investment of $100 million in Black-owned small businesses, Black creators, and nonprofits that serve the Black community in the United States.
Local Housing Initiatives. We are committed to helping address the affordable housing crisis in California and in other communities where we operate that face similar challenges. In 2019, we committed to invest $1 billion to help address these issues in order to build more diverse and resilient communities, including funding the creation of up to 20,000 new housing units to help essential workers such as teachers, nurses, and first responders live closer to the communities that rely on them. In 2020, we designated $150 million of our $1 billion commitment to help build housing for the San Francisco Bay Area’s lowest-income families and unhoused neighbors. These commitments build on nearly a decade of work supporting affordable housing efforts near our Menlo Park headquarters, which have helped create more than 600 affordable homes.
Supporting Elections. We work to support elections around the world. Our efforts around the 2020 U.S. elections included providing access to clear, accurate, and authoritative information through our Voting Information Center and building what we

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believe are some of the most advanced systems in the world to help combat election interference. We also provided Voter Registration and Election Day reminders to help make sure that people who were eligible to vote were able to register and knew when to vote before the deadline passed. We estimate that we helped more than four million people register to vote in the 2020 U.S. elections through the Voting Information Center on Facebook and Instagram.
SUSTAINABILITY
We are committed to fighting climate change, and we embrace our responsibility and the opportunity to impact the world beyond our operations. We believe sustainability is about minimizing the impact of our energy, emissions, and water usage, protecting workers and the environment in our supply chain, and partnering with others around us to develop and share solutions for a more sustainable world.
Efforts & Initiatives
Net Zero Greenhouse Gas Emissions. We set aggressive goals for 2020 and beyond for our global operations to achieve net zero greenhouse gas emissions and be 100% supported by renewable energy, and we have engaged a third-party reviewer to validate our performance against this goal. In addition, we have set a goal to reach net zero greenhouse gas emissions across our value chain in 2030. We support the Science Based Targets initiative (SBTi) and work to align our climate program with the latest science on what is necessary to transition to a zero carbon future.
Climate Science Information. We have launched the Climate Science Information Center on Facebook in 16 countries to connect people with science-based news, authoritative information, and actionable resources from more than 250 partners around the world. We recently added a section that features facts that debunk common climate myths from climate communication experts at the George Mason University, the Yale Program on Climate Change Communication, and the University of Cambridge.
Sustainable Facilities. We prioritize water stewardship, and as a result, our data centers are over 80% more water efficient than the average data center. We also leverage rigorous sustainable design standards so that our facilities are constructed with responsible materials, utilize natural daylight, and are energy and water conscious. Many of our buildings, including all of our data centers, have achieved sustainable design certifications.
Supply Chain. We work to ensure safe, healthy, and fair working conditions in our supply chain. Our Responsible Supply Chain Program provides our suppliers with a framework of standards and expectations that guides and supports our partnership.
Sustainability Report. We publish our sustainability report, third-party validated data sheets, and other related information on our sustainability efforts at https://sustainability.fb.com.
NOTE ABOUT OUR WEBSITES AND REPORTS
None of the statements on our websites or reports referenced above, or any other websites or reports referenced or discussed in this proxy statement, are deemed to be part of, or incorporated by reference into, this proxy statement. Some of the statements and reports contain cautionary statements regarding forward-looking information that should be carefully considered. Our statements and reports about our objectives may include statistics or metrics that are estimates, make assumptions based on developing standards that may change, and provide aspirational goals that are not intended to be promises or guarantees. The statements and reports may also change at any time and we undertake no obligation to update them, except as required by law.

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Shareholder Engagement and Communications
At Facebook, we believe that effective corporate governance includes regular, transparent, and constructive communication with our shareholders to understand their perspectives and answer their inquiries. Throughout the year, we engage with a significant portion of our shareholders, including our top institutional investors. Through these outreach efforts, we discuss a variety of topics of interest to our shareholders, including, among other things, our operating and financial performance, strategy, products, corporate governance, and important environmental and social issues. We are committed to maintaining an active dialogue with shareholders, being responsive, and hearing their viewpoints. More information about investor relations is available on our website at https://investor.fb.com.
Shareholders may contact our board of directors about bona fide issues or questions about Facebook by sending a letter to the following address: c/o Facebook, Inc., 1601 Willow Road, Menlo Park, California, 94025, Attention: Board of Directors. Each communication should specify the applicable addressee or addressees to be contacted, the general topic of the communication, and the class and number of shares of our stock that are owned of record (if a record holder) or beneficially. If a shareholder wishes to contact the independent members of the board of directors, the shareholder should address such communication to the attention of the Lead Independent Director at the address above. Our legal department will initially receive and process communications before forwarding them to the addressee, and generally will not forward a communication that is unrelated to the duties and responsibilities of the board of directors, including communications the legal department determines to be primarily commercial in nature, related to an improper or irrelevant topic, or a request for general information about the company, its products, or services. In addition, material that is unduly hostile, threatening, illegal, or similarly unsuitable will be excluded, with the provision that any communication that is filtered out must be made available to any non-management director upon request.

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Related Party Transactions
Below we describe any transactions to which we have been a participant, in which the amount involved in the transaction exceeds or will exceed $120,000 and in which any of our directors, director nominees, executive officers, or holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest since January 1, 2020.
Monika Bickert, an immediate family member of one of our executive officers, is employed by us as our Vice President, Public Policy. In 2020, Ms. Bickert received total compensation, consisting of base salary, bonus, and other compensation, including the grant date fair value of an RSU award (which award vests over a period of four years), of approximately $3.3 million.
We have entered into an arrangement with Mark Zuckerberg to indemnify him for any personal liability that he may face solely as a result of being deemed the ultimate controlling shareholder of Facebook, Inc. in connection with obtaining regulatory approval for certain of our subsidiaries in non-U.S. jurisdictions under the laws of those jurisdictions to conduct business activities in furtherance of our online payments and related businesses. This arrangement is intended to protect Mr. Zuckerberg from personal liability in the event that Facebook, Inc. does not fulfill its legal obligations to such subsidiaries.
REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PARTIES
We have adopted a related-party transactions policy to comply with Item 404 of Regulation S-K of the Securities Exchange Act of 1934, as amended, under which our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our common stock, and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related-party transaction with us without the consent of our audit & risk oversight committee. If the related party is, or is associated with, a member of our audit & risk oversight committee, then either such member shall recuse himself or herself from review of the transaction, or the transaction must be reviewed and approved by our compensation, nominating & governance committee. Any request for us to enter into a transaction with a related party must first be presented to our legal department for review. Our legal department then refers any transaction with a related party in which the amount involved exceeds $120,000 and such party would have a direct or indirect material interest to our audit & risk oversight committee for review, consideration and approval. If advance approval of a transaction between a related party and our company was not feasible or was not obtained, the transaction must be submitted to the legal department for review as soon as reasonably practicable for determination of whether the transaction constituted a related-party transaction. The legal department then refers such transaction to the audit & risk oversight committee, at which time the audit & risk oversight committee considers whether to ratify and continue, amend and ratify, or terminate or rescind such related-party transaction.

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Report of the Audit & Risk Oversight Committee
This report of the audit & risk oversight committee is required by the Securities and Exchange Commission (SEC) and, in accordance with the SEC's rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (Securities Act), or under the Securities Exchange Act of 1934, as amended (Exchange Act), except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed "soliciting material" or "filed" under either the Securities Act or the Exchange Act.
The principal purpose of the audit & risk oversight committee is to assist the board of directors in its general oversight of our accounting practices, system of internal controls, audit processes and financial reporting processes. The audit & risk oversight committee is responsible for appointing and retaining our independent auditor and approving the audit and non-audit services to be provided by the independent auditor. The audit & risk oversight committee's function is more fully described in its charter.
Our management is responsible for preparing our financial statements and ensuring they are complete and accurate and prepared in accordance with generally accepted accounting principles. Ernst & Young LLP (EY), our independent registered public accounting firm for 2020, was responsible for performing an independent audit of our consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles and as to the effectiveness of our internal control over financial reporting.
The audit & risk oversight committee has reviewed and discussed our audited financial statements for the year ended December 31, 2020 with management and with EY. These audited financial statements are included in our Annual Report on Form 10-K for the year ended December 31, 2020 (Annual Report).
The audit & risk oversight committee has also discussed with EY the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC.
The audit & risk oversight committee also has received and reviewed the written disclosures and the letter from EY required by applicable requirements of the PCAOB regarding EY's communications with the audit & risk oversight committee concerning independence, and has discussed with EY its independence.
Based on the review and discussions described above, the audit & risk oversight committee recommended to the board of directors that the audited financial statements be included in the Annual Report for filing with the SEC.
THE AUDIT & RISK OVERSIGHT COMMITTEE
Members of the audit & risk oversight committee at the time of the filing of the Annual Report who approved this report:

Peggy Alford
Marc L. Andreessen
Tracey T. Travis (Chair)

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Director Compensation
NON-EMPLOYEE DIRECTOR COMPENSATION ARRANGEMENTS
Our board of directors and shareholders have adopted a Director Compensation Policy, effective as of January 1, 2020. Our Director Compensation Policy sets out the annual compensation for our non-employee directors and is designed to attract and retain highly qualified non-employee directors, which we believe is critical to our long-term success. We believe our Director Compensation Policy allows us to appropriately compensate directors for:
•the heavy workload resulting from an increase in the number of board and committee meetings over the past several years, the significant responsibilities of the various committees of our board of directors, and the small size of our board of directors relative to our peers;
•the external scrutiny faced by our non-employee directors, which is expected to be ongoing; and
•service in demanding board leadership roles, such as the roles of Lead Independent Director and chair of our audit & risk oversight committee and our privacy committee.
On an annual basis, our compensation, nominating & governance committee reviews and makes recommendations to our board of directors regarding our non-employee director compensation arrangements, and our board of directors reviews and approves non-employee director compensation. As part of this review, our compensation, nominating & governance committee considers our directors' responsibilities and time commitment, as well as information regarding director compensation paid at peer companies, including an evaluation by its independent compensation consultant, Compensia, Inc.
CASH COMPENSATION
The following table presents the annual cash retainers payable to non-employee members of our board of directors under our Director Compensation Policy:

Annual Cash Retainers
Annual retainer for service as a member of our board of directors	$50,000
Additional annual retainer for service as Lead Independent Director	$150,000
Additional annual retainers for service on committees of our board of directors
Chair of our audit & risk oversight committee	$50,000
Non-chair member of our audit & risk oversight committee	$20,000
Chair of our privacy committee	$50,000
Non-chair member of our privacy committee	$20,000
Each of these cash retainers is paid on a quarterly basis in advance of service for each quarter. Annual cash retainers for new non-employee directors who join our board of directors between our annual meetings of shareholders are prorated during a director's first year of service.
In addition, each non-employee member of our board of directors (other than Messrs. Andreessen and Thiel) who attend more than four meetings of our board of directors or more than four meetings of any individual committee in a calendar year (in each case beginning in 2020) receive an excess meeting fee of $4,000 for attendance at each meeting of our board of directors and applicable committee after the fourth meeting within such calendar year. Excess meeting fees are paid promptly following the end of such calendar year. Messrs. Andreessen and Thiel are ineligible to receive excess meeting fees as each has irrevocably waived the increases in cash and equity compensation that were effective upon the adoption of the Director Compensation Policy in 2020, and therefore are granted cash compensation on the same terms as their cash compensation during 2019.
EQUITY COMPENSATION
Annual Equity Grants
Each of our non-employee directors (other than Messrs. Andreessen and Thiel) who is a sitting member of our board of directors as of the date of our annual meeting of shareholders for each such year (including directors who join the board of

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directors on the date of such annual meeting) is also eligible to receive an annual grant of RSUs equal to $375,000 divided by the average daily closing price of our Class A common stock in May of such year. Messrs. Andreessen and Thiel, each of whom has irrevocably waived the increases in cash and equity compensation that were effective upon the adoption of the Director Compensation Policy in 2020, are each eligible to receive an annual grant of RSUs equal to $300,000 divided by the average daily closing price of our Class A common stock in May of such year. These awards are approved each year automatically on the later of June 1 or the date of our annual meeting of shareholders for the particular year. These awards will vest fully on the earlier of (i) May 15 of the following year or (ii) the date of our annual meeting of shareholders of the following year if the director does not stand for re-election or is not re-elected at such annual meeting, so long as the recipient is a director on such date.
In 2020, following our annual meeting of shareholders, we made an annual grant of 1,732 RSUs to each non-employee director (other than Messrs. Andreessen and Thiel), which was equal to $375,000 divided by the average daily closing price of our Class A common stock in May 2020, which was $216.55 per share, and rounded up to the nearest whole share. In addition, we made an annual grant of 1,386 RSUs to each of Messrs. Andreessen and Thiel, which was equal to $300,000 divided by the average daily closing price of our Class A common stock in May 2020, which was $216.55 per share, and rounded up to the nearest whole share, as each has irrevocably waived the increases in cash and equity compensation that were effective upon the adoption of the Director Compensation Policy in 2020, and therefore were granted equity-based compensation on the same terms as their equity-based compensation during 2019. The grant date for each award was June 15, 2020. These RSUs vest on May 15, 2021, so long as the non-employee director is a member of our board of directors on such date.
Initial Equity Grants
New non-employee directors who join our board of directors between our annual meetings of shareholders are eligible to receive a one-time grant of RSUs at the time of their appointment with a value equal to the value of our annual grant of RSUs to our non-employee directors ($375,000), prorated for service from the date of their appointment through the next occurring May 15, divided by the average daily closing price of our Class A common stock in the month immediately preceding the month in which our board of directors approves such award. These awards will vest fully on the earlier of (i) the next occurring May 15 or (ii) the date of our annual meeting of shareholders of the following year if the director does not stand for re-election or is not re-elected at such annual meeting, so long as the recipient is a director on such date.
In addition, each new non-employee director who joins our board of directors on or after January 1, 2020 is eligible to receive a one-time grant of RSUs at the time of their appointment with a value equal to $1 million divided by the average daily closing price of our Class A common stock in the month immediately preceding the month in which our board of directors approves such award. These awards will vest over approximately a four-year period in 16 equal quarterly installments.
Mr. Houston was appointed to our board of directors in February 2020, and Mses. Killefer and Travis and Ambassador Kimmitt were appointed to our board of directors in March 2020. In connection with their appointments and in accordance with our compensation arrangements for non-employee directors existing at the time, our board of directors approved the prorated grants of 391 RSUs to Mr. Houston, 270 RSUs to each of Mses. Killefer and Travis, and 203 RSUs to Ambassador Kimmitt as compensation for their service as members of our board of directors. These RSUs were granted on February 18, 2020 for Mr. Houston, March 16, 2020 for Mses. Killefer and Travis, and April 15, 2020 for Ambassador Kimmitt. These RSUs vested in full on May 15, 2020. In addition, following the approval of our Director Compensation Policy by our shareholders at our annual meeting of shareholders in May 2020, our board of directors approved grants of 4,616 RSUs to Mr. Houston and 4,820 RSUs to each of Ambassador Kimmitt and Mses. Killefer and Travis as initial equity grants in connection with their commencing service on our board of directors in 2020. The number of RSUs granted was calculated by dividing $1 million by the average daily closing price of our Class A common stock in January for Mr. Houston, which was $216.64 per share, and in February for Ambassador Kimmitt and Mses. Killefer and Travis, which was $207.51 per share. These awards vest over approximately a four-year period in 16 equal quarterly installments.
ANNUAL LIMIT ON DIRECTOR COMPENSATION
Our Director Compensation Policy limits aggregate compensation (including both cash and equity-based compensation) payable to each non-employee director to $1,000,000 per year for services, except during such non-employee director's first year of service on our board of directors, in which case, such limit is $2,000,000 to account for the receipt of the initial equity grants to new non-employee directors (Director Compensation Limit).
DIRECTOR SECURITY
In January and February 2021, in light of the high level of scrutiny faced by our company and our executive officers and directors, as well as the dynamic and charged atmosphere following the 2020 U.S. elections and the attack on the U.S. Capitol

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Building on January 6, 2021, and based on the recommendation of our compensation, nominating & governance committee, our board of directors approved the provision of certain personal security services, and the payment of tax gross-ups related thereto, to our non-employee directors. In March 2021, based on the recommendation of our compensation, nominating & governance committee, our board of directors determined that an amendment should be made to our Director Compensation Policy in order to provide that, from time to time, we may provide personal security services to our non-employee directors and related tax gross-ups, which are non-compensatory in nature and therefore will not be taken into consideration for any reason pursuant to our Director Compensation Policy, including when determining whether a non-employee director's compensation exceeds the Director Compensation Limit in any fiscal year. Our board of directors determined that it is in the best interests of us and our shareholders to have our shareholders approve the proposed amendment to our Director Compensation Policy, as further described in "Proposal Three: Approval of an Amendment to the Director Compensation Policy."
STOCK OWNERSHIP GUIDELINES AND TRANSACTIONS IN OUR SECURITIES
Our directors are also subject to stock ownership guidelines and certain prohibitions on transactions in our securities. For more information, see "Executive Compensation—Compensation Discussion and Analysis—Stock Ownership Guidelines and Transactions in Our Securities."

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2020 DIRECTOR COMPENSATION
The following table presents the total compensation for each person who served as a non-employee member of our board of directors during 2020. Other than as set forth in the table and described more fully below, in 2020 we did not pay any fees to, make any equity awards to, or pay any other compensation to the non-employee members of our board of directors who served as members during 2020. Mr. Zuckerberg and Ms. Sandberg do not receive compensation for their service as directors. Total compensation for Mr. Zuckerberg and Ms. Sandberg for their service as employees during 2020 is presented in "Executive Compensation—2020 Summary Compensation Table" below.

Director Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Peggy Alford(3)	125,363	402,690	528,053
Marc L. Andreessen(4)	70,000	322,245	392,245
Kenneth I. Chenault(5)	40,462	—	40,462
Andrew W. Houston(6)	85,467	1,561,070	1,646,537
Nancy Killefer(7)	100,527	1,562,763	1,663,290
Robert M. Kimmitt(8)	190,044	1,559,265	1,749,309
Peter A. Thiel(9)	50,000	322,245	372,245
Tracey T. Travis(10)	114,725	1,562,763	1,677,488
Jeffrey D. Zients(11)	52,659	—	52,659
(1)Amounts include applicable annual cash retainers and excess meeting fees under our Director Compensation Policy, as more fully described above.
(2)Amounts reflect the aggregate grant date fair value of the RSUs, computed in accordance with Financial Accounting Standards Board ASC Topic 718 (ASC 718). This amount does not reflect the actual economic value realized by the director.
(3)As of December 31, 2020, Ms. Alford held 1,732 RSUs, which will vest on May 15, 2021 so long as Ms. Alford is a member of our board of directors on such date.
(4)As of December 31, 2020, Mr. Andreessen held 1,386 RSUs, which will vest on May 15, 2021 so long as Mr. Andreessen is a member of our board of directors on such date.
(5)Mr. Chenault served on our board of directors until our annual meeting of shareholders in May 2020.
(6)As of December 31, 2020, Mr. Houston held (i) 1,732 RSUs, which will vest on May 15, 2021 so long as Mr. Houston is a member of our board of directors on such date; and (ii) 3,751 RSUs, which will vest in equal quarterly installments over approximately four years from the date of grant so long as Mr. Houston is a member of our board of directors through the applicable vesting date.
(7)As of December 31, 2020, Ms. Killefer held (i) 1,732 RSUs, which will vest on May 15, 2021 so long as Ms. Killefer is a member of our board of directors on such date; and (ii) 4,218 RSUs, which will vest in equal quarterly installments over approximately four years from the date of grant so long as Ms. Killefer is a member of our board of directors through the applicable vesting date.
(8)As of December 31, 2020, Ambassador Kimmitt held (i) 1,732 RSUs, which will vest on May 15, 2021 so long as Ambassador Kimmitt is a member of our board of directors on such date; and (ii) 4,218 RSUs, which will vest in equal quarterly installments over approximately four years from the date of grant so long as Ambassador Kimmitt is a member of our board of directors through the applicable vesting date.
(9)As of December 31, 2020, Mr. Thiel held 1,386 RSUs, which will vest on May 15, 2021 so long as Mr. Thiel is a member of our board of directors on such date.
(10)As of December 31, 2020, Ms. Travis held (i) 1,732 RSUs, which will vest on May 15, 2021 so long as Ms. Travis is a member of our board of directors on such date; and (ii) 4,218 RSUs, which will vest in equal quarterly installments over approximately four years from the date of grant so long as Ms. Travis is a member of our board of directors through the applicable vesting date.
(11)Mr. Zients served on our board of directors until our annual meeting of shareholders in May 2020.

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Executive Compensation
COMPENSATION DISCUSSION AND ANALYSIS
Overview
This section explains our executive compensation philosophy, objectives, and design; our compensation governance; our compensation-setting process; our executive compensation program elements; and the decisions made in 2020 with respect to the compensation of each of our named executive officers. Our named executive officers for 2020, who appear in the section entitled "—2020 Summary Compensation Table" below, are:
•Mark Zuckerberg, our founder, Chairman, and Chief Executive Officer (CEO);
•Sheryl K. Sandberg, our Chief Operating Officer (COO);
•David M. Wehner, our Chief Financial Officer (CFO);
•Mike Schroepfer, our Chief Technology Officer (CTO); and
•Christopher K. Cox, our Chief Product Officer (CPO).
Executive Compensation Philosophy, Objectives, and Design
Philosophy. We are focused on our mission to give people the power to build community and bring the world closer together. For us to be successful, we must hire and retain a talented team of engineering, product, sales, and general and administrative professionals who can help achieve this mission through the successful pursuit of our company priorities. In addition, we expect our executive team to possess and demonstrate strong leadership and management capabilities. For more information regarding our 2020 company priorities, see the section entitled "—Elements of Executive Compensation" below.
Objectives. Our compensation program for our named executive officers is built to support the following objectives:
•attract the top talent in our leadership positions and motivate our executives to deliver the highest level of individual and team impact and results;
•encourage our executives to focus on our company priorities;
•ensure each of our executives receives a total compensation package that encourages his or her long-term retention;
•reward high levels of performance with commensurate levels of compensation; and
•align the interests of our executives with those of our shareholders in the overall success of our company by emphasizing long-term incentives.
Design. Our executive compensation program continues to be heavily weighted towards equity compensation, in the form of restricted stock units (RSUs), with cash compensation that is generally below market relative to executive compensation at our peer companies. We believe that equity compensation offers the best vehicle to focus our executive officers on our mission and the successful pursuit of our company priorities, and to align their interests with the long-term interests of our shareholders.
We typically grant our executive officers an annual equity award with service-based vesting conditions where the commencement of vesting is deferred until a future date, as discussed further in the section entitled "—Elements of Executive Compensation—Equity Compensation" below. When combined with the executives' prior equity awards, we believe that these additional awards represent a strong long-term retention tool and provide the executive officers with effective long-term equity incentives.
Our compensation, nominating & governance committee evaluates our executive compensation program, including our mix of cash and equity compensation, on an annual basis or as circumstances require based on our business objectives and the competitive environment for talent. For the near future, we anticipate continuing our emphasis on pay-for-performance and delivering the substantial majority of compensation in RSUs that vest over a minimum of four years.

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Compensation Governance
The compensation, nominating & governance committee seeks to ensure sound executive compensation practices to adhere to our pay-for-performance philosophy while appropriately managing risk and aligning our executive compensation program with long-term shareholder interests. The following principles were the guiding factors of our pay-for-performance practices during 2020:
•the compensation, nominating & governance committee is comprised solely of independent directors;
•the compensation, nominating & governance committee conducts an annual review and approval of our compensation strategy with assistance from its independent compensation consultant, Compensia, Inc. (Compensia), a national compensation consulting firm, including a review of our compensation-related risk profile to ensure that our compensation-related risks are not reasonably likely to have a material adverse effect on our company;
•the compensation, nominating & governance committee retains discretion on bonus payouts to enable it to respond to unforeseen events and adjust bonus payouts, as appropriate;
•we do not offer post-employment payments or benefits, other than certain death-related benefits that are generally available to all employees; and
•our compensation philosophy and related governance features are complemented by several specific policies and practices that are designed to align our executive compensation program with long-term shareholder interests, including the following:
◦our executives are subject to company-wide policies that prohibit trading in futures and derivative securities and engaging in hedging activities relating to our securities, holding our securities in margin accounts, pledging our securities as collateral for loans, and engaging in short sales of our securities;
◦our executives are subject to stock ownership guidelines that require them to maintain significant ownership of our common stock;
◦we offer limited perquisites that are for business-related purposes or necessary for the security of our executive officers; and
◦our executives participate in broad-based company-sponsored health and welfare benefits programs on the same basis as our other full-time, salaried employees.
Compensation-Setting Process
Role of Our Compensation, Nominating & Governance Committee. The compensation, nominating & governance committee is responsible for overseeing all aspects of our executive compensation program, including executive salaries, payouts under our bonus plan, the size and structure of equity awards, and executive perquisites. The compensation, nominating & governance committee is solely responsible for determining the compensation of our CEO and reviews and approves the compensation of our other executive officers. For more information regarding the responsibilities of the compensation, nominating & governance committee, see the section entitled "Corporate Governance—Board Committees."
Role of Management. In setting compensation for 2020, our CEO, our COO, and our Head of People provided their views to the compensation, nominating & governance committee on how to implement our compensation philosophy through our executive compensation program and attended meetings of the compensation, nominating & governance committee. Our CEO and COO made recommendations to the compensation, nominating & governance committee regarding compensation for our executive officers other than for themselves because of their daily involvement with our executive team. No executive officer participated directly in the final deliberations or determinations regarding his or her own compensation package or was present during such determinations, except for our CEO who has requested that his base salary be fixed at $1 per year.
Our management team and the compensation, nominating & governance committee each play a role in evaluating and mitigating any risk that may exist relating to our compensation plans, practices, and policies for all employees, including our named executive officers, as further described in the section entitled "—Compensation Risk Assessment" below.
Role of Compensation Consultant. The compensation, nominating & governance committee has the authority to engage its own advisors to assist in carrying out its responsibilities. In 2020, the compensation, nominating & governance committee

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engaged the services of Compensia to advise the committee regarding the amount and types of compensation that we provide to our executives and how our compensation practices compared to the compensation practices of other companies. Compensia is engaged directly by the compensation, nominating & governance committee. Compensia does not provide any services to us other than the services provided to the compensation, nominating & governance committee. The compensation, nominating & governance committee has reviewed, and will continue to review going forward, the independence of Compensia under applicable SEC and Nasdaq rules and believes that Compensia does not have any conflicts of interest in advising the committee.
Use of Comparative Market Data. We aim to compensate our executive officers at levels that are commensurate with the most competitive levels of compensation for executives in similar positions at the group of publicly-traded peer companies set forth below, with whom we compete for hiring and retaining executive talent (our Peer Group). In making compensation decisions, the compensation, nominating & governance committee also considers the scope of responsibility of each executive officer, our current practice of maintaining minimal differentiation between the cash compensation packages of our executive officers, the unvested balances of equity awards held by each executive officer, as well as the compensation, nominating & governance committee's assessment of each executive officer's performance and impact on the organization. In determining 2020 compensation, the compensation, nominating & governance committee did not use a formula for taking into account these different factors.
We analyze market data for executive compensation at least annually using the most relevant published survey sources, information available from public filings, and input from Compensia. Management and Compensia provided the compensation, nominating & governance committee with both cash and equity compensation data for our Peer Group, which was selected from companies that meet some or all of the criteria listed below:
•technology or media company;
•key talent competitor;
•minimum revenue of $10 billion; and/or
•minimum market capitalization of $50 billion.
In the second quarter of 2019, using this criteria as a baseline, the compensation, nominating & governance committee approved the following companies for inclusion in our Peer Group for 2020:

2020 Peer Group
Alphabet	Microsoft
Amazon.com	Netflix
Apple	PayPal Holdings
AT&T	salesforce.com
CBS	The Walt Disney Company
Cisco Systems	Uber Technologies
Comcast	Verizon Communications

In December 2019, the compensation, nominating & governance committee reviewed our executive compensation against this Peer Group to ensure that our executive officer compensation was competitive and sufficient to recruit and retain our executive officers. Compensia provided the compensation, nominating & governance committee with an analysis of total cash compensation data (base salaries and cash bonus awards at target) and total direct compensation data (total cash compensation and equity compensation) at various percentiles. While the compensation, nominating & governance committee considered this data in determining executive officer compensation, we did not seek to benchmark our executive compensation to any pre-set "target" percentile of the competitive market. Rather, the compensation, nominating & governance committee sought to compensate our executive officers at a level that would allow us to successfully recruit and retain the best possible talent for our executive team. Compensia's analysis did not include our CPO who re-joined our company in June 2020. Our compensation, nominating & governance committee subsequently considered comparative Peer Group and other market data provided by Compensia when determining our CPO's 2020 compensation.
Further, as our revenue and market capitalization have increased significantly over the last several years, the compensation, nominating & governance committee gives greater weight to the compensation levels of companies in our Peer Group that have higher revenue and market capitalization compared to other companies in the Peer Group when making decisions about

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the compensation of our executive officers. The compensation, nominating & governance committee also relies on the knowledge and experience of its members and our management in determining the appropriate compensation levels for our executive officers. Overall, Compensia's analysis of our Peer Group indicated that the target total cash compensation for our named executive officers who were then serving was below the 25th percentile of the companies in our Peer Group. When equity compensation was factored in, based on the "initial equity value" described below and without taking into account the effect of the deferred vesting start dates that are applicable to certain of the equity compensation awards of our named executive officers, the target total direct compensation for our named executive officers who were then serving, other than our CEO, was between the 70th and 90th percentiles relative to the companies in our Peer Group.
In the second quarter of 2020, the compensation, nominating & governance committee reviewed the selection criteria and the companies in our Peer Group. Following that review, the compensation, nominating & governance committee decided to remove ViacomCBS because it no longer met the minimum market capitalization criteria of $50 billion. The compensation, nominating & governance committee believes our updated Peer Group reflects the current competitive and talent environment. Accordingly, we plan to use the following list of companies in our Peer Group for the 2021 executive compensation process:

2021 Peer Group
Alphabet	Netflix
Amazon.com	PayPal Holdings
Apple	salesforce.com
AT&T	The Walt Disney Company
Cisco Systems	Uber Technologies
Comcast	Verizon Communications
Microsoft
The compensation, nominating & governance committee expects to periodically review and update our Peer Group and the underlying criteria as our business and market environment continue to evolve.
Elements of Executive Compensation
Our executive officer compensation packages generally include:
•base salary;
•performance-based cash incentives; and
•equity-based compensation in the form of RSUs.
We believe that our compensation mix supports our objective of focusing on at-risk compensation having significant financial upside based on individual performance and our performance relative to company priorities. We expect to continue to emphasize equity awards because of the direct link that equity compensation provides between shareholder interests and the interests of our executive officers, thereby motivating our executive officers to focus on increasing our value over the long term.
Base Salary. The compensation, nominating & governance committee believes base salaries are a necessary element of compensation in order to attract and retain highly qualified executive officers. The compensation, nominating & governance committee reviews the base salaries of our executive officers at least annually and may adjust them from time to time, if needed, to reflect changes in market conditions or other factors. Historically, our executive officers have received base salaries within a narrow range that was established when we were a smaller company with cash constraints, and based on our desire to maintain internal pay equity among our executive officers, as well as relative to other key employees. As we have grown, we have increased base salaries for our executive officers (other than our CEO), although we still deliver the substantial majority of compensation to our executive officers in the form of equity awards.
In the first quarter of 2020, the compensation, nominating & governance committee decided to increase the base salaries of our named executive officers who were then serving, other than our CEO, in order to continue to bring their salaries closer to those paid to executives holding similar positions at the companies in our Peer Group. Accordingly, our compensation, nominating & governance committee increased the base salaries of our named executive officers as shown in the table below. Following these 2020 salary increases, these named executive officer salaries fell between the 30th and 35th percentiles of the salaries provided to executives holding similar positions at the companies in our Peer Group. Previously, Mr. Zuckerberg

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had requested to receive a base salary of $1 per year and the compensation, nominating & governance committee continued to honor this request in 2020.

Named Executive Officer	2019 Base Salary ($)	2020 Base Salary Increase ($)	2020 Base Salary ($)(1)
Mark Zuckerberg	1	—	1
Sheryl K. Sandberg	880,000	45,000	925,000
David M. Wehner	790,000	40,000	830,000
Mike Schroepfer	790,000	40,000	830,000
Christopher K. Cox(2)	790,000	40,000	830,000
(1)Reflects 2020 base salary, which may differ from actual earnings as reflected in the section entitled "—2020 Summary Compensation Table" below due to the effective date of salary increases.
(2)Mr. Cox re-joined our company in June 2020 after his resignation as our CPO in April 2019. As such, his actual earnings as reflected in the section entitled "—2020 Summary Compensation Table" below reflect a partial year's service.
Cash Bonuses. Our Bonus Plan provides variable cash incentives, payable semi-annually, that are designed to motivate our executive officers to focus on company priorities and to reward them for individual results and achievements. In 2020, the individual target bonus percentage for each named executive officer was unchanged from 2019 at 75% of such executive's base salary. After the 2020 base salary increases noted above, target total cash compensation (base salary plus target bonus) for our named executive officers who were then serving (other than our CEO) was below the 25th percentile of the target total cash compensation of executives holding similar positions at the companies in our Peer Group. All of our named executive officers, except our CEO, participated in the Bonus Plan in 2020.
For 2020, there were two six-month performance periods under our Bonus Plan, which we refer to as First Half 2020 and Second Half 2020. For each performance period in 2020, the compensation, nominating & governance committee approved a set of company priorities in order to focus our executive officers on key areas of performance for the period in question. The First Half 2020 and Second Half 2020 company priorities reflect operational and non-operational objectives established by our compensation, nominating & governance committee, in consultation with our CEO and CFO. The company priorities did not have specific target levels associated with them for purposes of determining performance under the Bonus Plan, and our compensation, nominating & governance committee had full discretion to determine the level of bonus payout for each performance period.
2020 Bonus Plan Payouts. We calculate Bonus Plan payouts to each participant using the following formula:

Base Eligible Earnings	x	Individual Target Bonus Percentage	x	Company Performance Percentage	x	Individual Performance Percentage	=	Individual Bonus Payout
2020 Priorities and Company Performance Percentage. Our First Half 2020 and Second Half 2020 company priorities as approved by the compensation, nominating & governance committee were as follows:

Continue making progress on the major social issues facing the internet and our company, including privacy, safety, and security.	Build new experiences that meaningfully improve people's lives today and set the stage for even bigger improvements in the future.	Keep building our business by supporting the millions of businesses that rely on our services to grow and create jobs.	Communicate more transparently about what we're doing and the role our services play in the world.

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None of these priorities were assigned any specific weighting or dollar amount of the target bonus. In January 2021, our compensation, nominating & governance committee approved the same company priorities for First Half 2021 as were approved for First Half 2020 and Second Half 2020.
The compensation, nominating & governance committee exercised its discretion in determining the company performance percentage for our First Half 2020 and Second Half 2020 performance after taking into account our delivery of results across all of the areas identified by the company priorities, as well as our performance and execution in light of the significant operational challenges caused by the COVID-19 pandemic. For the Second Half 2020, the compensation, nominating & governance committee also took into account our election integrity efforts in connection with the U.S. 2020 elections; our progress in building new product experiences, including the launch of Oculus Quest 2, Instagram Reels, and Facebook Shops; our strong business performance, including support for small- and medium-sized businesses during the pandemic; and our brand and reputation challenges. The compensation, nominating & governance committee approved a company performance percentage of 110% for both the First Half 2020 and the Second Half 2020.
Individual Performance Percentage. The individual performance percentage is based upon each named executive officer's individual performance assessment for the performance period under consideration. Consistent with our pay-for-performance philosophy, a higher performance assessment results in a higher individual performance percentage (and vice-versa) such that it is possible for an executive with a low assessment to get less than their target bonus payout, or no bonus payout whatsoever. In 2020, potential individual performance percentages under our Bonus Plan were 0%, 85%, 100%, 125%, 200%, or 300%. A named executive officer meeting our expected high level of performance expectations would receive an individual performance percentage of 100%.
Individual performance assessments for each named executive officer were determined in the discretion of the compensation, nominating & governance committee following discussions with our CEO and our COO (except in the case of our COO when her individual performance assessment was being determined). The performance assessment determinations were based on an overall subjective assessment of each executive officer's performance and no single factor was determinative in setting bonus payout levels, nor was the impact of any individual factor on the bonus quantifiable. We operate in a rapidly evolving and highly competitive industry and we set a high bar for performance expectations for each one of our named executive officers. The compensation, nominating & governance committee evaluates our named executive officers based on their overall performance, impact, and results, as well as their demonstration of strong leadership, long-term vision, effective execution, and management capabilities.
First Half 2020 Individual Performance Percentage. The onset of the global pandemic in the first quarter of 2020 introduced significant challenges to measuring the performance of our employees. Some of the main challenges were calibrating performance during a rapidly changing environment, including calibrating remote employees, recognizing extraordinary effort put forth in the response to the pandemic, and ensuring the fairness of our program. Our CEO and COO, in consultation with management, decided it was appropriate to set the First Half 2020 individual performance percentage for all employees, excluding our executive officers, at 125%. The compensation, nominating and governance committee took this into account, along with the acknowledgment of the strong execution of the management team, including the executive officers, in the face of a global pandemic. The compensation, nominating & governance committee decided to set the executive officers' First Half 2020 individual performance percentage at 125% in light of these factors and the desire to align with the company and not differentiate individual performance percentages based solely on executive officer status.
Second Half 2020 Individual Performance Percentages. For Second Half 2020, the compensation, nominating & governance committee assigned individual performance percentages based on individual performance assessments for our executive officers, consistent with our practices before the onset of the pandemic. Second Half 2020 payout levels and achievements and considerations for each named executive officer are set forth below.
Mark Zuckerberg. Mr. Zuckerberg did not participate in the Bonus Plan in 2020. Notwithstanding the foregoing, the compensation, nominating & governance committee separately assessed his performance as our CEO. The compensation, nominating & governance committee shared its assessment with the independent members of our board of directors in executive session, and our Lead Independent Director shared this assessment with Mr. Zuckerberg.
Sheryl K. Sandberg. Ms. Sandberg received $476,953 for the Second Half 2020 bonus, which reflected the continuation of her strategic leadership in the wake of the global pandemic, including strong revenue performance and support of small businesses and partnership development, as well as overall leadership of internal operations, including privacy, policy, and diversity.
David M. Wehner. Mr. Wehner received $427,969 for the Second Half 2020 bonus, which reflected the continuation of his strategic leadership in the wake of the global pandemic, including delivering a long-term strategic plan inclusive of a 2021 budget and investment and facilities plan, and his contributions to the launch of Facebook's housing fund lending support to the Bay Area's low-income residents.

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Mike Schroepfer. Mr. Schroepfer received $427,969 for the Second Half 2020 bonus, which reflected his continued strong leadership of the engineering organization in the wake of the global pandemic and his contributions to continued innovation in the area of artificial intelligence (with a focus on the removal of violating content) and providing stable infrastructure during a time of accelerating usage. Additionally, Mr. Schroepfer contributed meaningfully to engineering recruiting initiatives through this period.
Christopher K. Cox. Mr. Cox received $684,750 for the Second Half 2020 bonus based on his strong leadership of the product organization, driving a strategic vision for how apps should interact across platforms, and his efforts to successfully transition and hire our new Chief Marketing Officer.
In addition, Mr. Cox re-joined the company in June 2020 and is entitled to receive a cash sign-on bonus in the aggregate amount of $4,000,000 to be paid within 30 days after the one-year anniversary of his employment start date, subject to continued service to us through such date. Our compensation, nominating & governance committee believed that this sign-on bonus was appropriate as an incentive to re-join our company and to help retain Mr. Cox through the one-year anniversary of his employment start date.
The following table summarizes the calculations that were used in determining the cash bonus paid to each of our named executive officers for 2020:

Named Executive Officer	Performance Period	Base Eligible Earnings ($)(1)	Individual Bonus Percentage (Target Bonus) (%)	Company Performance Percentage (%)	Individual Performance Percentage (%)	Individual Bonus Payout ($)
Sheryl K. Sandberg	First Half 2020	455,577	75	110	125	469,814
	Second Half 2020	462,500	75	110	125	476,953
	Total	918,077				946,767
David M. Wehner	First Half 2020	408,846	75	110	125	421,623
	Second Half 2020	415,000	75	110	125	427,969
	Total	823,846				849,592
Mike Schroepfer	First Half 2020	408,846	75	110	125	421,623
	Second Half 2020	415,000	75	110	125	427,969
	Total	823,846				849,592
Christopher K. Cox	First Half 2020	6,385	75	110	125	6,584
	Second Half 2020	415,000	75	110	200	684,750
	Total	421,385				691,334
(1) Reflects actual earnings for 2020, which may differ from approved 2020 base salaries due to the effective date of salary increases and, in the case of Mr. Cox who re-joined our company in June 2020, partial service in the first half of 2020.
Equity Compensation. Most of our executive officers' target total direct compensation is delivered through equity awards in the form of RSUs. We use equity compensation to align our executive officers' financial interests with those of our shareholders, to attract industry leaders of the highest caliber, and to retain them for the long term. In addition to the initial equity award that each executive officer receives as part of his or her new hire compensation package, the compensation, nominating & governance committee typically grants our executive officers additional equity awards each year as part of our company-wide equity refresher program. Additional equity awards for each of our executive officers are determined on a discretionary basis taking into account the following factors:
•delivering equity values that are highly competitive when compared against those granted to executives with similar responsibilities at the companies in our Peer Group that have higher revenue and market capitalization when compared to other companies in our Peer Group;
•each executive officer's individual performance assessment, the results and contributions delivered during the year, as well as the anticipated potential future impact of each individual executive;

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•the size and vesting schedule of existing equity awards in order to maximize the long-term retentive power of all additional awards; and
•the size of each executive officer's target total cash compensation (base salary plus cash bonus awards at target), which is generally significantly lower than the cash compensation for executives with similar responsibilities at the companies in our Peer Group.
Based on the foregoing factors, in March 2020, our compensation, nominating & governance committee granted each of our executive officers, other than our CEO and our CPO, an award of RSUs with a specific "initial equity value" based on an estimated total value for each award before taking into account the vesting considerations described below. The compensation, nominating & governance committee calculated the number of RSUs to be granted by dividing this initial equity value by $208.39 per share, which was the average closing price for the seven trading days following the announcement of our earnings for the fourth quarter of 2019 and the same price that was used for 2020 refresher awards to all other employees.
Our CPO re-joined the company in June 2020 and received an initial equity award as part of his new hire compensation package. The number of RSUs was calculated by dividing the initial equity value by $216.55, which was the same value used for all other employees hired in June 2020. In approving the initial equity award, the compensation, nominating & governance committee considered comparative Peer Group and other market data provided by Compensia, and also considered the value of unvested equity awards that were forfeited by Mr. Cox upon his prior departure from the company in April 2019. The compensation, nominating & governance committee found that the award was reasonable for the position and appropriate as an incentive in recruiting and retaining Mr. Cox.
Deferred Vesting of 2020 RSU Awards. Due to our desire to provide incentives for our named executive officers to focus on long-term strategic and business objectives, the compensation, nominating & governance committee deferred the vesting start dates of some 2020 RSU awards made to our named executive officers to a future date determined individually for each executive. The 2020 RSU awards will vest quarterly over four years following the vesting start dates as described in the section entitled "—2020 Equity Awards" below.
The compensation, nominating & governance committee annually reviews the size and vesting schedule for the remaining unvested portion of the outstanding equity awards held by each of our named executive officers and, for 2020, agreed with the recommendation of our CEO and COO (except that our COO did not participate in discussions regarding her own equity compensation) that the existing equity awards appropriately satisfied our retention and incentive goals for each of our named executive officers. Additionally, as part of this review, the compensation, nominating & governance committee determines on a case-by-case basis whether the annual equity awards granted to our named executive officers should only begin vesting after a significant portion of each executive's previously granted and then outstanding equity awards have vested. Although this practice is not common among the companies in our Peer Group, the compensation, nominating & governance committee believes that these deferred vesting schedules make the equity awards more valuable to us in retaining our named executive officers and reflect our emphasis on our long-term success. As a result of this review, the compensation, nominating & governance committee determined that the 2020 RSU awards granted to Ms. Sandberg and Messrs. Schroepfer and Wehner will not begin to vest unless they remain continuously employed by the company through the applicable future dates described in the following paragraphs and in the section entitled "—2020 Grants of Plan-Based Awards Table" below. For more information relating to the vesting schedules of these RSU awards, see the section entitled "—2020 Grants of Plan-Based Awards Table" below.

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2020 Equity Awards. Mr. Zuckerberg did not receive any additional equity awards in 2020 because our compensation, nominating & governance committee believed that his existing equity ownership position sufficiently continued to align his interests with those of our shareholders.
Our other named executive officers received the following RSU awards in 2020:

Named Executive Officer	Initial Equity Value ($)	Number of RSUs (#)	Vesting Start Date
Sheryl K. Sandberg	20,000,000	95,974(1)	May 15, 2021
David M. Wehner	20,000,000	95,974(1)	November 15, 2020
Mike Schroepfer	20,000,000	95,974(1)	November 15, 2021
Christopher K. Cox(2)	60,000,000	277,073	August 15, 2020
(1)The number of RSUs was calculated by dividing the initial equity value of $20,000,000 by $208.39, which was the same value used for 2020 refresher awards to all other employees in March 2020, and rounding up to the nearest whole share.
(2)Represents the value of Mr. Cox's initial RSU award in connection with his re-joining the company in June 2020. The number of RSUs was calculated by dividing the initial equity value of $60,000,000 by $216.55, which was the same value used for all other employees hired in June 2020, and rounding up to the nearest whole share.
The RSUs granted to our named executive officers other than our CPO are subject to a four-year quarterly vesting schedule, with 1/16th of the RSUs vesting on the first quarterly vesting date following the vesting start date and the remainder vesting quarterly thereafter, subject to continued employment through each vesting date. Following the grants of these equity awards in March 2020 and based on the "initial equity value" set forth above, the target total direct compensation for our named executive officers, other than our CEO and our CPO, was between the 70th and 95th percentiles relative to the companies in our Peer Group. The RSUs granted to our CPO were granted in July 2020 in connection with his new hire compensation package and vested as to 1/12th of the RSUs on November 15, 2020, with 1/16th of the RSUs vesting quarterly thereafter, not to exceed 14 quarterly installments, and the final 2/48ths of the RSUs vesting on August 15, 2024, subject to continued employment through each vesting date.
PERQUISITES AND OTHER BENEFITS
We provide certain perquisites to our named executive officers for the reasons described below. In approving these perquisites, our compensation, nominating & governance committee considered comparative Peer Group and other market data provided by Compensia.
Because of the high visibility of our company, our compensation, nominating & governance committee has authorized an "overall security program" for each of Mr. Zuckerberg and Ms. Sandberg to address safety concerns due to specific threats to their safety arising directly as a result of Mr. Zuckerberg's position as our founder, CEO, Chairman, and controlling shareholder and Ms. Sandberg's position as our COO. We require these security measures for the company's benefit because of the importance of Mr. Zuckerberg and Ms. Sandberg to Facebook, and we believe that the scope and costs of these security programs are appropriate and necessary.
Our compensation, nominating & governance committee evaluates these security programs at least annually, including a review of security professional assessments of safety threats and recommendations for the security programs. Since the implementation of Mr. Zuckerberg's overall security program, each of these assessments has identified specific threats to Mr. Zuckerberg as a result of the high-profile nature of being our founder, CEO, Chairman, and controlling shareholder. We believe that Mr. Zuckerberg's role puts him in a unique position: he is synonymous with Facebook and, as a result, negative sentiment regarding our company is directly associated with, and often transferred to, Mr. Zuckerberg. Mr. Zuckerberg is one of the most-recognized executives in the world, in large part as a result of the size of our user base and our continued exposure to global media, legislative, and regulatory attention.
Under Mr. Zuckerberg's overall security program, we pay for costs related to personal security for Mr. Zuckerberg at his residences and during personal travel, including the annual costs of security personnel for his protection and the procurement, installation, and maintenance of certain security measures for his residences. We also provide an annual pre-tax allowance of $10 million to Mr. Zuckerberg to cover additional costs related to his and his family's personal security. This allowance is paid to Mr. Zuckerberg net of required tax withholdings, and Mr. Zuckerberg must apply the net amount towards additional personnel, equipment, services, residential improvements, or other security-related costs. Although Mr. Zuckerberg expects to

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use the full net amount during each calendar year in which the allowance is paid, he may apply any unused portion of the allowance for a given year to cover excess security-related costs in future years or prior years (no earlier than 2018).
In addition, Mr. Zuckerberg uses private aircraft for personal travel in connection with his overall security program. On certain occasions, Mr. Zuckerberg may be accompanied by guests when using private aircraft. Although we do not consider Mr. Zuckerberg's overall security program to be a perquisite for his benefit for the reasons described above, the costs related to personal security for Mr. Zuckerberg at his residences and during personal travel pursuant to his overall security program, as well as the annual security allowance and the costs of private aircraft for personal travel, are reported as other compensation to Mr. Zuckerberg in the "All Other Compensation" column of the "—2020 Summary Compensation Table" below. The costs of Mr. Zuckerberg's security program vary from year to year depending on requisite security measures, his travel schedule, and other factors. Increased costs in 2020 were primarily due to regular personal travel, costs relating to security protocols during the COVID-19 pandemic, increased security coverage during the 2020 U.S. elections and other periods with increased security risk, and market increases in the costs of security personnel. The compensation, nominating & governance committee believes that these costs are appropriate and necessary in light of the threat landscape and the fact that Mr. Zuckerberg has requested to receive only $1 in annual salary and does not receive any bonus payments, equity awards, or other incentive compensation.
Our security professional assessments have also identified specific threats to Ms. Sandberg as a result of her high-profile role as our COO. Under Ms. Sandberg's overall security program, we pay for costs related to personal security for Ms. Sandberg at her residences and during personal travel, including the annual costs of security personnel for her protection. In addition, Ms. Sandberg uses private aircraft for personal travel in connection with her security program and may be accompanied by guests when using private aircraft on certain occasions. The costs related to personal security for Ms. Sandberg, as well as the costs of private aircraft for personal travel, are reported as other compensation to Ms. Sandberg in the "All Other Compensation" column of the "—2020 Summary Compensation Table" below. The costs of Ms. Sandberg's security program vary from year to year depending on requisite security measures, her travel schedule, and other factors. Increased costs in 2020 were primarily due to regular personal travel, additional residential security coverage, increased security coverage during the 2020 U.S. elections and other periods with increased security risk, and market increases in the costs of security personnel.
From time to time, we also provide certain personal security measures to other executive officers in response to specific security threats in light of their roles at our company, including pre-tax security allowances, as well as certain costs related to personal security at their residences and related tax gross-ups. The costs related to personal security for our executive officers are reported as other compensation to them in the "All Other Compensation" column of the "—2020 Summary Compensation Table" below.
2019 SAY ON PAY VOTE
We held a non-binding advisory shareholder vote on the compensation program for our named executive officers, commonly referred to as a "say on pay" vote, at our 2019 Annual Meeting of Shareholders. Over 90% of the voting power of shares voted at the 2019 Annual Meeting of Shareholders were cast in favor of our say on pay proposal. Our compensation, nominating & governance committee considered the result of this advisory vote to be an endorsement of our compensation program, policies, practices, and philosophy for our named executive officers. Our compensation, nominating & governance committee will continue to consider the outcome of our say on pay votes and our shareholder views when making compensation decisions for our named executive officers.
Based on the results of a separate non-binding advisory shareholder vote on the frequency of future shareholder advisory votes regarding the compensation program for our named executive officers, commonly referred to as a "say on frequency" vote, held at our 2019 Annual Meeting of Shareholders, our board of directors determined that we will hold our say on pay vote every three years until the next required say on frequency vote. Our next say on pay vote will occur no later than 2022 and our next say on frequency vote will occur no later than 2025.
TAX DEDUCTIBILITY
Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the amount that we may deduct from our federal income taxes for compensation paid to certain executive officers, including our named executive officers, to $1 million per executive officer per year. Prior law provided an exception to this deduction limit for compensation paid to our CFO and for certain "performance-based compensation." Effective for tax years beginning after December 31, 2017, this deduction limit applies to all of our named executive officers (which now includes our CFO) and the exception for "performance-based compensation" is no longer available. As a result, compensation paid to our named executive officers in excess of $1 million is not deductible unless it qualifies for the transition relief applicable to certain compensation arrangements in place as of November 2, 2017, including stock options that were granted through such date, RSUs that were granted to our CFO through such date, and RSUs that were granted to others before April 1, 2015. Because of the limited availability of formal guidance under the transition relief provisions, we cannot guarantee that any compensation arrangements intended to qualify for

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exemption under Section 162(m) will actually receive this treatment.
While our compensation, nominating & governance committee is mindful of the benefit to us of the full tax deductibility of compensation, our compensation, nominating & governance committee believes that it should not be constrained by the requirements of Section 162(m) where those requirements would impair flexibility in compensating our named executive officers in a manner that can best promote our corporate objectives. Therefore, our compensation, nominating & governance committee may approve compensation that may not be fully deductible because of the limits of Section 162(m). Our compensation, nominating & governance committee intends to continue to compensate our named executive officers in a manner it believes is consistent with the best interests of our company and our shareholders.

COMPENSATION RISK ASSESSMENT
Our management team and the compensation, nominating & governance committee each play a role in evaluating, monitoring, and mitigating any risk that may exist relating to our compensation plans, practices, and policies for all employees, including our named executive officers. In early 2021, Compensia, the compensation, nominating & governance committee's independent compensation consultant, performed an assessment, in conjunction with management, of our compensation plans, practices, and policies and concluded that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on the company. The compensation, nominating & governance committee has reviewed this report and agreed with the conclusion. The objective of the assessment was to identify any compensation plans, practices, or policies that may encourage employees to take unnecessary risk that could threaten the company. No such plans, practices, or policies were identified. The risk assessment process included, among other things, a review of our cash and equity incentive-based compensation plans to ensure that they are aligned with our company performance goals and the overall compensation to ensure an appropriate balance between fixed and variable pay components and between short-term and long-term incentives.
STOCK OWNERSHIP GUIDELINES AND TRANSACTIONS IN OUR SECURITIES
Stock Ownership Guidelines
To further align the interests of our executive officers and directors with those of our shareholders, and based on the recommendation of our compensation, nominating & governance committee, in September 2018 our board of directors adopted minimum stock ownership guidelines applicable to our executive officers and non-employee directors. Our board of directors subsequently amended our stock ownership guidelines, effective as of May 2020. Under these guidelines, our executive officers are required to own shares with an equivalent value of $4.0 million and our non-employee directors are required to own shares with an equivalent value of $500,000, in each case by the later of (i) five years from the adoption of these stock ownership guidelines, or (ii) five years from becoming an executive officer or non-employee director. In addition to these requirements, our non-employee directors are required to own shares with an equivalent value of $750,000 by the later of (i) five years from the date of the amendment of these stock ownership guidelines, or (ii) five years from becoming a non-employee director.
As of December 31, 2020, all of our executive officers and non-employee directors either met the applicable ownership threshold or were within the permitted time period to attain the required ownership. As our CEO and controlling shareholder, Mr. Zuckerberg currently has stock ownership significantly in excess of the required ownership threshold. As a result, our stock ownership guidelines provide that our compensation, nominating & governance committee will reassess appropriate ownership requirements applicable to Mr. Zuckerberg in his capacity as an executive officer if in the future his stock holdings fall below one percent of our total outstanding capital stock.
Prohibited Transactions in Our Securities
Our executive officers and directors are subject to company-wide policies that prohibit the following transactions: trading in futures and derivative securities and engaging in hedging activities relating to our securities, including exchange traded options, puts, calls, collars, forward sale contracts, equity swaps, exchange funds, or other arrangements or instruments designed to hedge or offset decreases in the market value of our securities; holding our securities in margin accounts; pledging our securities as collateral for loans; and engaging in short sales of our securities.
Rule 10b5-1 Trading Plans
Our executive officers and directors are required to conduct all purchase or sale transactions under a trading plan established pursuant to Rule 10b5-1 under the Exchange Act. Through a Rule 10b5-1 trading plan, the executive officer or director contracts with a broker to buy or sell shares of our common stock on a periodic basis. The broker then executes trades

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pursuant to parameters established by the executive officer or director when entering into the plan, without further direction from them. The executive officer or director may amend or terminate the plan in specified circumstances. Our requirement to conduct all purchase or sale transactions under a Rule 10b5-1 trading plan generally includes transactions in shares held through trusts and other entities controlled by our executive officers and directors, but excludes certain transactions by venture capital investment entities that may be affiliated with our directors. Such requirements may be waived by our board of directors, compensation, nominating & governance committee, or compliance officer in consultation with legal counsel.
2020 SUMMARY COMPENSATION TABLE
The following table presents summary information regarding the total compensation awarded to, earned by, or paid to each of the named executive officers for services rendered to us for the years ended December 31, 2020, 2019, and 2018.

Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	All Other Compensation ($)	Total ($)
Mark Zuckerberg	2020	1	—	—	25,288,264(4)	25,288,265
CEO	2019	1	—	—	23,415,972(4)	23,415,973
	2018	1	—	—	22,554,542(4)	22,554,543
Sheryl K. Sandberg	2020	918,077	946,767	14,370,187	8,518,973(5)	24,754,004
COO	2019	875,385	902,740	19,678,923	5,687,099(5)	27,144,147
	2018	843,077	638,310	18,423,523	3,823,508(5)	23,728,418
David M. Wehner	2020	823,846	849,592	14,370,187	97,612(6)	16,141,237
CFO	2019	785,385	809,928	19,678,923	59,800(6)	21,334,036
	2018	753,846	499,494	18,423,523	9,250(6)	19,686,113
Mike Schroepfer	2020	823,846	849,592	14,370,187	9,750(7)	16,053,375
CTO	2019	785,385	1,295,885	19,678,923	52,784(7)	21,812,977
	2018	753,846	570,744	18,423,523	9,250(7)	19,757,363
Christopher K. Cox	2020	421,385	691,334	67,999,256(8)	570,679(9)	69,682,654
CPO	2019	408,981(10)	—	—	9,500(9)	418,481
	2018	753,846	499,494	18,423,523	9,250(9)	19,686,113
(1)Reflects actual earnings for 2020, 2019, and 2018, which may differ from approved 2020, 2019, and 2018 base salaries due to the effective dates of salary increases.
(2)The amounts reported in the "Bonus" column represent discretionary bonuses earned pursuant to our Bonus Plan. For more information about our executive officers' discretionary bonuses and our Bonus Plan, see the section entitled "—Compensation Discussion and Analysis—Elements of Executive Compensation—Cash Bonuses" above.
(3)The amounts reflect the aggregate grant date fair value of the RSUs computed in accordance with ASC 718. This amount does not reflect the actual economic value realized by the named executive officer. For additional information on the RSUs granted to our named executive officers in 2020, see the section entitled "—2020 Grants of Plan-Based Awards" below.
(4)The amounts reported include approximately $13,439,634, $10,463,717, and $9,956,847 in 2020, 2019, and 2018, respectively, for costs related to personal security for Mr. Zuckerberg at his residences and during personal travel pursuant to Mr. Zuckerberg's overall security program. The amounts reported for each year also include an annual pre-tax allowance of $10,000,000 to cover additional costs related to Mr. Zuckerberg and his family’s personal security. The amounts reported also include approximately $1,848,630, $2,952,255, and $2,597,320 in 2020, 2019, and 2018, respectively, for costs related to personal usage of private aircraft. For purposes of reporting the value of personal usage of private aircraft in this table, we use costs provided by the applicable charter company, which include passenger fees, fuel, crew, and catering costs. For more information regarding Mr. Zuckerberg's overall security program, annual security allowance, and personal usage of private aircraft, see the section entitled "—Compensation Discussion and Analysis—Perquisites and Other Benefits" above.

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(5)The amounts reported include approximately $7,646,560, $4,370,631, and $2,914,831 in 2020, 2019, and 2018, respectively, for costs related to personal security for Ms. Sandberg at her residences and during personal travel pursuant to Ms. Sandberg's overall security program; and approximately $872,413, $1,316,468, and $908,677 in 2020, 2019, and 2018, respectively, for costs related to personal usage of private aircraft. For purposes of reporting the value of personal usage of private aircraft in this table, we use costs provided by the applicable charter company, which include passenger fees, fuel, crew, and catering costs. For more information regarding Ms. Sandberg's overall security program and personal usage of private aircraft, see the section entitled "—Compensation Discussion and Analysis—Perquisites and Other Benefits" above.
(6)The amounts reported include approximately $41,496 for costs related to personal security services and $46,141 for an associated tax gross-up for taxable personal security services in 2020; a pre-tax allowance of $50,000 to cover costs related to personal security in 2019; and $9,975, $9,800, and $9,250 in 2020, 2019, and 2018, respectively, in company 401(k) matching contributions.
(7)The amount reported includes approximately $21,801 for costs related to personal security services and $21,483 for an associated tax gross-up for taxable personal security services in 2019; and $9,750, $9,500, and $9,250 in company 401(k) matching contributions in 2020, 2019, and 2018, respectively.
(8)The amount reported reflects the aggregate grant date fair value of Mr. Cox's initial RSU award in connection with his re-joining our company in June 2020. For more information regarding this RSU award, see the section entitled "—Compensation Discussion and Analysis—Elements of Executive Compensation—Equity Compensation" above.
(9)The amounts reported include approximately $265,600 for costs related to personal security services and $295,329 for an associated tax gross-up for taxable personal security services in 2020; and $9,750, $9,500, and $9,250 in 2020, 2019, and 2018, respectively, in company 401(k) matching contributions.
(10)Includes $90,000 in fees under our advisory services agreement with Mr. Cox, which agreement provided for Mr. Cox to serve as a strategic advisor to us following his resignation as our CPO in April 2019 through the end of 2019.

2020 GRANTS OF PLAN-BASED AWARDS TABLE
The following table presents, for each of the named executive officers, information concerning each grant of an equity award made during the year ended December 31, 2020. This information supplements the information about these awards set forth in the 2020 Summary Compensation Table.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)
Mark Zuckerberg	—	—	—
Sheryl K. Sandberg	3/20/2020	95,974(1)	14,370,187(2)
David M. Wehner	3/20/2020	95,974(3)	14,370,187(2)
Mike Schroepfer	3/20/2020	95,974(4)	14,370,187(2)
Christopher K. Cox	7/20/2020	277,073(5)	67,999,256(6)
(1)The vesting condition will be satisfied as to 1/16th of the total shares underlying the RSUs on August 15, 2021. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.
(2)Amounts reflect the grant date fair value of the RSUs of $149.73 per share, computed in accordance with ASC 718. This amount does not reflect the actual economic value realized by the named executive officer.
(3)The vesting condition was satisfied as to 1/16th of the total shares underlying the RSUs on February 15, 2021. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.
(4)The vesting condition will be satisfied as to 1/16th of the total shares underlying the RSUs on February 15, 2022. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.
(5)The vesting condition was satisfied as to 1/12th of the total shares underlying the RSUs on November 15, 2020. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, not to exceed 14 quarterly installments, with the final 2/48ths of the total shares vesting on August 15, 2024, subject to continued service to us through each vesting date.
(6)Amounts reflect the grant date fair value of the RSUs of $245.42 per share, computed in accordance with ASC 718. This amount does not reflect the actual economic value realized by the named executive officer.

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2020 OUTSTANDING EQUITY AWARDS AT YEAR-END TABLE
The following table presents, for each of the named executive officers, information regarding outstanding stock options and RSUs held as of December 31, 2020.

Name	Option Awards					Stock Awards
	Grant Date(1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested($)(2)
Mark Zuckerberg	—	—	—	—	—	—	—
Sheryl K. Sandberg	5/6/2013	—	—	—	—	137,457(3)	37,547,754
	3/15/2016	—	—	—	—	112,432(4)	30,711,925
	3/15/2017	—	—	—	—	75,410(5)	20,598,996
	3/20/2018	—	—	—	—	68,479(6)	18,705,724
	3/20/2019	—	—	—	—	66,909(7)	18,276,862
	3/20/2020	—	—	—	—	95,974(8)	26,216,258
David M. Wehner	3/15/2017	—	—	—	—	9,427(9)	2,575,079
	3/20/2018	—	—	—	—	82,175(10)	22,446,923
	3/20/2019	—	—	—	—	89,212(11)	24,369,150
	3/20/2020	—	—	—	—	95,974(12)	26,216,258
Mike Schroepfer	5/6/2013	—	—	—	—	107,389(13)	29,334,379
	3/16/2015	—	—	—	—	8,255(14)	2,254,936
	3/15/2016	—	—	—	—	101,190(15)	27,641,060
	3/15/2017	—	—	—	—	75,410(16)	20,598,996
	3/20/2018	—	—	—	—	109,566(17)	29,929,049
	3/20/2019	—	—	—	—	118,949(18)	32,492,109
	3/20/2020	—	—	—	—	95,974(19)	26,216,258
Christopher K. Cox	7/20/2020	—	—	—	—	253,984(20)	69,378,269
(1)All of the outstanding equity awards described in the footnotes below were granted under our 2012 Equity Incentive Plan.
(2)Represents the market value of the shares underlying the RSUs as of December 31, 2020, based on the official closing price of our Class A common stock, as reported on The Nasdaq Global Select Market, of $273.16 per share on December 31, 2020.
(3)1/16th of the total shares underlying the RSUs vested on February 15, 2018. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.
(4)1/16th of the total shares underlying the RSUs vested on August 15, 2019. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.
(5)1/16th of the total shares underlying the RSUs vested on February 15, 2019. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.
(6)1/16th of the total shares underlying the RSUs vested on August 15, 2019. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.
(7)1/16th of the total shares underlying the RSUs vested on May 15, 2019. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.
(8)1/16th of the total shares underlying the RSUs will vest on August 15, 2021. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.

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(9)1/16th of the total shares underlying the RSUs vested on May 15, 2017. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.
(10)1/16th of the total shares underlying the original RSU grant vested on February 15, 2020. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.
(11)1/16th of the total shares underlying the original RSU grant vested on February 15, 2020. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.
(12)1/16th of the total shares underlying the original RSU grant vested on February 15, 2021. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.
(13)1/16th of the total shares underlying the original RSU grant vested on February 15, 2018. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.
(14)1/16th of the total shares underlying the original RSU grant vested on May 15, 2017. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.
(15)1/16th of the total shares underlying the RSUs vested on February 15, 2020. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.
(16)1/16th of the total shares underlying the RSUs vested on February 15, 2019. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.
(17)1/16th of the total shares underlying the RSUs will vest on November 15, 2021. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.
(18)1/16th of the total shares underlying the RSUs will vest on August 15, 2021. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.
(19)1/16th of the total shares underlying the RSUs will vest on February 15, 2022. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.
(20)1/12th of the total shares underlying the RSUs vested on November 15, 2020. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, not to exceed 14 quarterly installments, with the final 2/48ths of the total shares vesting on August 15, 2024, subject to continued service to us through each vesting date.

On March 15, 2021, our compensation, nominating & governance committee approved RSU grants to certain of our named executive officers. These RSUs were granted on March 22, 2021 as follows: Sheryl K. Sandberg—75,526; David M. Wehner—75,526; Mike Schroepfer—75,526; and Christopher K. Cox—75,526. These RSUs will vest quarterly based on continued employment over four years with a vesting start date of November 15, 2021 for Ms. Sandberg, August 15, 2021 for Mr. Wehner, November 15, 2022 for Mr. Schroepfer, and February 15, 2021 for Mr. Cox.

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2020 OPTION EXERCISES AND STOCK VESTED
The following table presents, for each of the named executive officers, the number of shares of our common stock acquired upon the vesting and settlement of RSUs during 2020 and the aggregate value realized upon the vesting and settlement of RSUs.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Mark Zuckerberg	—	—	—	—
Sheryl K. Sandberg	—	—	356,328	85,111,999
David M. Wehner	—	—	148,490	35,096,771
Mike Schroepfer	—	—	221,863	52,944,892
Christopher K. Cox	—	—	23,089	6,394,499
(1)    The aggregate value realized upon the vesting and settlement of an RSU represents the aggregate market price of the shares of our Class A common stock on the date of settlement.
EMPLOYMENT AGREEMENTS AND OFFER LETTERS
We have entered into employment agreements or offer letters with each of the named executive officers. These agreements provide for at-will employment and generally include the named executive officer's initial base salary, and an indication of eligibility for an annual cash incentive award opportunity. In addition, each of our named executive officers has executed a form of our standard confidential information and invention assignment agreement.
Mark Zuckerberg
We entered into an amended and restated offer letter with Mr. Zuckerberg, our founder, Chairman, and CEO, in January 2012. This offer letter agreement has no specific term and constitutes at-will employment. Mr. Zuckerberg's annual base salary as of December 31, 2020 was $1, and he is not eligible to receive bonus compensation under our Bonus Plan.
Sheryl K. Sandberg
We entered into an amended and restated employment agreement with Ms. Sandberg, our COO and a member of our board of directors, in January 2012. The employment agreement has no specific term and constitutes at-will employment. Ms. Sandberg's annual base salary as of December 31, 2020 was $925,000, and she is eligible to receive semi-annual bonus compensation under our Bonus Plan.
David M. Wehner
We entered into an amended and restated offer letter with Mr. Wehner, our CFO, in August 2014. The offer letter agreement has no specific term and constitutes at-will employment. Mr. Wehner's annual base salary as of December 31, 2020 was $830,000, and he is eligible to receive semi-annual bonus compensation under our Bonus Plan.
Mike Schroepfer
We entered into an amended and restated offer letter with Mr. Schroepfer, our CTO, in January 2012. The offer letter agreement has no specific term and constitutes at-will employment. Mr. Schroepfer's annual base salary as of December 31, 2020 was $830,000, and he is eligible to receive semi-annual bonus compensation under our Bonus Plan.
Christopher K. Cox
We entered into an offer letter with Mr. Cox, our CPO, in June 2020. The offer letter agreement has no specific term and constitutes at-will employment. Mr. Cox's annual base salary as of December 31, 2020 was $830,000, and he is eligible to receive semi-annual bonus compensation under our Bonus Plan. In addition, the offer letter provided for a cash sign-on bonus in the aggregate amount of $4,000,000, which will be paid within 30 days after the one-year anniversary of his employment start date, subject to continued service to us through such date.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
None of our named executive officers is entitled to payments or acceleration of vesting with respect to equity awards held by such named executive officers in connection with a termination or a change in control. However, consistent with our policy that is generally applicable to all employees, the designated beneficiaries of each of our named executive officers are entitled to the cash-out of outstanding unvested RSUs upon his or her death (up to a maximum payout of $2,000,000 per officer).
LIMITATIONS ON LIABILITY AND INDEMNIFICATION MATTERS
Our restated certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by the Delaware General Corporation Law. Consequently, our directors will not be personally liable to us or our shareholders for monetary damages for any breach of fiduciary duties as directors, except liability for:
•any breach of the director's duty of loyalty to us or our shareholders;
•any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or
•any transaction from which the director derived an improper personal benefit.
Our restated certificate of incorporation and amended and restated bylaws require us to indemnify our directors and executive officers made or threatened to be made a party to an action or proceeding, by reason of the fact that he or she serves or served in such capacity at our request to the maximum extent not prohibited by the Delaware General Corporation Law or any other applicable law and allow us to indemnify other officers, employees, and other agents as set forth in the Delaware General Corporation Law or any other applicable law.
We have entered, and intend to continue to enter, into separate indemnification agreements with our directors, executive officers, and other key employees, in addition to the indemnification provided for in our restated certificate of incorporation, amended and restated bylaws and other applicable law. These agreements, among other things, require us to indemnify our directors, executive officers, and other key employees for certain expenses, including attorneys’ fees, judgments, penalties, fines, and settlement amounts actually and reasonably incurred by such person in any action or proceeding arising out of their services to us, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request, including liability arising out of negligence or active or passive wrongdoing by the officer, director or employee. We believe that these charter provisions and indemnification agreements are necessary to attract and retain qualified persons such as directors, officers and key employees. We also maintain directors' and officers' liability insurance.
The limitation of liability and indemnification provisions in our restated certificate of incorporation and amended and restated bylaws may discourage shareholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other shareholders. Further, a shareholder's investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (Securities Act), may be permitted to directors, executive officers or persons controlling us, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
CEO PAY RATIO
For the year ended December 31, 2020:
•the median of the annual total compensation of all employees of our company (other than our CEO) was $262,633; and

•the annual total compensation of our CEO was $25,288,265.

57 | 2021 Proxy Statement

Based on this information, for 2020, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all other employees was 96:1. We believe this ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Exchange Act.
As permitted by SEC rules, to identify our median employee for 2020, we selected total direct compensation as our consistently applied compensation measure, which we calculated as actual salary paid to our employees for 2020 (including overtime for hourly employees), actual bonus or sales commission earned by our employees in 2020, and the value of equity awards granted to our employees in 2020. Further, we used October 31, 2020 to determine our employee population and used the consistently applied compensation measure as described above to determine our median employee. In determining this population, we included all worldwide full-time and part-time employees other than our CEO. We did not include any contractors or workers employed through a third-party provider in our employee population. For employees paid in other than U.S. dollars, we converted their compensation to U.S. dollars using the exchange rates used by us for various purposes in effect on October 31, 2020.
Based on this approach, we selected the individual who represented the median employee for 2020. We then calculated the annual total compensation for this individual using the same methodology we used for our named executive officers in our 2020 Summary Compensation Table. Although we identified a new median employee for 2020, our calculation methodology for 2020 was the same methodology used to calculate our 2019 pay ratio.
During 2020, Mr. Zuckerberg served as our CEO, and per his request received $1 in salary. He does not participate in our Bonus Plan nor did he receive any equity awards. Therefore, his annual total compensation as reported in our 2020 Summary Compensation Table consisted almost entirely of costs related to personal security for Mr. Zuckerberg at his residences and during personal travel pursuant to his overall security program, his annual security allowance, and costs related to personal usage of private aircraft. For more information regarding these matters, see the section entitled "Executive Compensation—Compensation Discussion and Analysis—Perquisites and Other Benefits" above.
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table summarizes compensation plans under which our equity securities are authorized for issuance as of December 31, 2020.

Plan Category	(a) Total Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)(1)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders(2)	96,733,280	N/A	129,190,896
Equity compensation plans not approved by security holders	N/A	N/A	N/A
(1)The weighted-average exercise price does not reflect the shares that will be issued in connection with the settlement of RSUs, since RSUs have no exercise price. Other than RSUs, there were no outstanding options, warrants, or rights under our equity compensation plans as of December 31, 2020.
(2)Consists of our 2012 Equity Incentive Plan.

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Securities Exchange Act of 1934, as amended (Exchange Act), and the rules of the Securities and Exchange Commission (SEC) require our directors, executive officers, and persons who own more than 10% of our Class A common stock to file reports of their ownership and changes in ownership of our Class A common stock with the SEC. Based solely on our review of the reports filed during 2020 and questionnaires from our directors and executive officers, we determined that no director, executive officer, or beneficial owner of more than 10% of our Class A common stock failed to file a report on a timely basis during 2020, except for one late Form 4 filing for Marc Andreessen dated June 18, 2020, to report an RSU award granted on June 15, 2020.

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Report of the Compensation, Nominating & Governance Committee
This report of the compensation, nominating & governance committee is required by the Securities and Exchange Commission (SEC) and, in accordance with the SEC's rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (Securities Act), or under the Securities Exchange Act of 1934, as amended (Exchange Act), except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed "soliciting material" or "filed" under either the Securities Act or the Exchange Act.
The compensation, nominating & governance committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and based on such review and discussions, the compensation, nominating & governance committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this proxy statement.
THE COMPENSATION, NOMINATING & GOVERNANCE COMMITTEE
Marc L. Andreessen
Andrew W. Houston
Peter A. Thiel (Chair)

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Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2021, for:
•each shareholder known by us to be the beneficial owner of more than 5% of our outstanding shares of Class A common stock or Class B common stock;
•each of our directors and director nominees;
•each of our named executive officers; and
•all of our current directors and executive officers as a group.
We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission (SEC). Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the following table have sole voting and investment power with respect to all shares of Class A common stock or Class B common stock that they beneficially own, subject to applicable community property laws.
Applicable percentage ownership is based on 2,401,218,323 shares of Class A common stock and 440,456,090 shares of Class B common stock outstanding at March 31, 2021. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of common stock subject to options, restricted stock units (RSUs) or other convertible securities held by that person that are currently exercisable or releasable or that will become exercisable or releasable within 60 days of March 31, 2021. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each beneficial owner listed in the following table is c/o Facebook, Inc., 1601 Willow Road, Menlo Park, California 94025.

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Name of Beneficial Owner	Shares Beneficially Owned				% of Total Voting Power(1)
	Class A		Class B
	Shares	%	Shares	%
Named Executive Officers, Directors, and Nominees:
Mark Zuckerberg(2)	2,770,698	*	359,924,464	81.7	52.9
Shares subject to voting proxy(3)	—	—	32,595,276	7.4	4.8
Total(2)(3)	2,770,698	*	392,519,740	89.1	57.7
Sheryl K. Sandberg(4)	1,379,179	*	—	—	*
David M. Wehner(5)	64,323	*	—	—	*
Mike Schroepfer(6)	1,062,121	*	—	—	*
Christopher K. Cox(7)	263,464	*	—	—	*
Peggy Alford(8)	3,765	*	—	—	*
Marc L. Andreessen(9)	44,434	*	—	—	*
Andrew W. Houston(10)	3,565	*	—	—	*
Nancy Killefer(11)	3,207	*	—	—	*
Robert M. Kimmitt(12)	3,140	*	—	—	*
Peter A. Thiel(13)	12,947	*	—	—	*
Tracey T. Travis(14)	3,207	*	—	—	*
All current executive officers and directors as a group (14 persons)(15)	5,676,673	*	392,519,740	89.1	57.8
Other 5% Shareholders:
Dustin Moskovitz(16)	—	—	25,764,421	5.8	3.8
Eduardo Saverin(17)	7,535,009	*	45,928,139	10.4	6.9
Entities affiliated with BlackRock(18)	159,655,331	6.6	—	—	2.3
Entities affiliated with Vanguard(19)	182,863,853	7.6	—	—	2.7
Entities affiliated with FMR LLC(20)	124,068,948	5.2	—	—	1.8
*    Less than 1%.
(1)Percentage of total voting power represents voting power with respect to all shares of our Class A common stock and Class B common stock, as a single class. The holders of our Class B common stock are entitled to ten votes per share, and holders of our Class A common stock are entitled to one vote per share.
(2)Consists of (i) 5,354,951 shares of Class B common stock held of record by Mark Zuckerberg, Trustee of The Mark Zuckerberg Trust dated July 7, 2006 (2006 Trust); (ii) 2,770,698 shares of Class A common stock and 1,908,602 shares of Class B common stock held of record by Chan Zuckerberg Initiative Foundation (CZIF); and (iii) 352,660,911 shares of Class B common stock held of record by CZI Holdings, LLC (CZI). The 2006 Trust is the sole member of CZI. Mr. Zuckerberg is the sole trustee of the 2006 Trust and, therefore, is deemed to have sole voting and investment power over the securities held by CZI. Mr. Zuckerberg has sole voting and investment power over the securities held by CZIF, but no pecuniary interest in these securities.
(3)Consists of shares of our Class B common stock beneficially owned by other shareholders affiliated with Mr. Moskovitz over which, except under limited circumstances, Mr. Zuckerberg holds an irrevocable proxy, pursuant to a voting agreement between Mr. Zuckerberg, us, and such shareholders, with respect to certain matters, including the shares listed in footnote (16) below. We do not believe that the parties to the voting agreement constitute a "group" under Section 13 of the Securities Exchange Act of 1934, as amended, as Mr. Zuckerberg exercises voting control over these shares.
(4)Consists of (i) 1,309,863 shares of Class A common stock held of record by Sheryl K. Sandberg, Trustee of Sheryl K. Sandberg Revocable Trust UTA dated September 3, 2004; and (ii) 69,316 shares of Class A common stock issuable upon the settlement of RSUs releasable within 60 days of March 31, 2021.
(5)Consists of (i) 34,425 shares of Class A common stock held of record by Mr. Wehner; (ii) 5,064 shares of Class A common stock held of record by Mr. Wehner's spouse; (iii) 20,280 shares of Class A common stock issuable upon the settlement of RSUs releasable to Mr. Wehner within 60 days of March 31, 2021; and (iv) 4,554 shares of Class A common stock issuable upon the settlement of RSUs releasable to Mr. Wehner's spouse within 60 days of March 31, 2021. Mr. Wehner may be deemed to share voting and investment power over the securities held by his spouse. Mr. Wehner disclaims beneficial ownership over the securities held by his spouse.
(6)Consists of (i) 552,046 shares of Class A common stock held of record by Mr. Schroepfer; (ii) 28,244 shares of Class A common stock held of record by Michael Schroepfer and Erin Hoffmann as Co-Trustees of the Clover Irrevocable Nonexempt Trust U/A/D 6/27/2011; (iii) 437,125 shares of Class A common stock held of record by Michael Schroepfer and Erin Hoffmann as Co-Trustees of the HS Trust U/A/D 9/28/2011; and (iv) 44,706 shares of Class A common stock issuable upon the settlement of RSUs releasable within 60 days of March 31, 2021.

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(7)Consists of (i) 51,921 shares of Class A common stock held of record by Christopher K. Cox, Trustee of the Christopher K. Cox 2019 Annuity Trust U/A dtd 11/25/19; (ii) 49,299 shares of Class A common stock held of record by Christopher K. Cox, Trustee of the Christopher K. Cox 2019 Annuity Trust II U/A dtd 11/25/19; (iii) 34,622 shares of Class A common stock held of record by Christopher K. Cox, Trustee of the Christopher K. Cox 2020 Annuity Trust U/A dtd 1/31/20; (iv) 105,585 shares of Class A common stock held of record by Christopher K. Cox, Trustee of the Christopher K. Cox Revocable Trust; and (v) 22,037 shares of Class A common stock issuable upon the settlement of RSUs releasable within 60 days of March 31, 2021.
(8)Consists of (i) 2,033 shares of Class A common stock held of record jointly by Ms. Alford and her spouse; and (ii) 1,732 shares of Class A common stock issuable upon the settlement of RSUs releasable within 60 days of March 31, 2021.
(9)Consists of (i) 43,048 shares of Class A common stock held of record by the LAMA Community Trust (LAMA); and (ii) 1,386 shares of Class A common stock issuable upon the settlement of RSUs releasable within 60 days of March 31, 2021. Mr. Andreessen and Laura Arrillaga-Andreessen are the trustees of LAMA and may be deemed to share voting and investment power over the securities held by LAMA. The address of LAMA is 2865 Sand Hill Road, Suite 101, Menlo Park, California 94025.
(10)Consists of (i) 1,545 shares of Class A common stock held of record by Mr. Houston; and (ii) 2,020 shares of Class A common stock issuable upon the settlement of RSUs releasable within 60 days of March 31, 2021.
(11)Consists of (i) 1,173 shares of Class A common stock held of record by Ms. Killefer; and (ii) 2,034 shares of Class A common stock issuable upon the settlement of RSUs releasable within 60 days of March 31, 2021.
(12)Consists of (i) 1,106 shares of Class A common stock held of record by Ambassador Kimmitt; and (ii) 2,034 shares of Class A common stock issuable upon the settlement of RSUs releasable within 60 days of March 31, 2021.
(13)Consists of (i) 11,561 shares of Class A common stock held of record by Mr. Thiel; and (ii) 1,386 shares of Class A common stock issuable upon the settlement of RSUs releasable within 60 days of March 31, 2021.
(14)Consists of (i) 1,173 shares of Class A common stock held of record by Ms. Travis; and (ii) 2,034 shares of Class A common stock issuable upon the settlement of RSUs releasable within 60 days of March 31, 2021.
(15)Consists of (i) 5,468,294 shares of Class A common stock; (ii) 392,519,740 shares of Class B common stock; and (iii) 208,379 shares of Class A common stock issuable upon the settlement of RSUs releasable within 60 days of March 31, 2021.
(16)Consists of 25,764,421 shares of Class B common stock held of record by Dustin A. Moskovitz, Trustee of The Dustin A. Moskovitz Trust dated December 27, 2005 (Moskovitz 2005 Trust). The address of Mr. Moskovitz is 394 Pacific Avenue, 2nd Floor, San Francisco, California 94111. All of the shares of Class B common stock held by the Moskovitz 2005 Trust are subject to a voting agreement in favor of Mr. Zuckerberg referred to in footnote (3) above. Mr. Moskovitz did not respond to our request for ownership information with respect to our Class A common stock in connection with the preparation of this proxy statement, and we are not affiliated with Mr. Moskovitz or any other person that has access to such ownership information, so this disclosure is based on information obtained from our transfer agent and other information available to us as of March 31, 2021.
(17)Consists of (i) 7,535,009 shares of Class A common stock and 30,396,099 shares of Class B common stock held of record by Mr. Saverin; (ii) 8,280,756 shares of Class B common stock held of record by Lightgrid Holdings Limited (Lightgrid); (iii) 4,303,964 shares of Class B common stock held of record by Lighthope Holdings Limited (Lighthope); and (iv) 2,947,320 shares of Class B common stock held of record by Lightmast Holdings Limited (Lightmast). Mr. Saverin is the beneficial owner of each of Lightgrid, Lighthope, and Lightmast, and has sole voting and investment power over the securities held by Lightgrid, Lighthope, and Lightmast. The foregoing does not include information relating to the shares of Class A common stock or Class B common stock over which Mr. Saverin has direct or indirect economic interest but has no voting or investment power. The address of Mr. Saverin, Lightgrid, Lighthope, and Lightmast is c/o 9 Raffles Place, #42-02 Republic Plaza, Singapore 048619.
(18)Based on information reported by BlackRock, Inc. on Schedule 13G/A filed with the SEC on January 29, 2021, BlackRock, Inc. reported that it has sole dispositive power with respect to all shares and sole voting power with respect to 137,580,123 shares. BlackRock, Inc. listed its address as 55 East 52nd Street, New York, New York 10055.
(19)Based on information reported by The Vanguard Group on Schedule 13G/A filed with the SEC on February 10, 2021, The Vanguard Group reported that it has sole dispositive power with respect to 172,143,173 shares, shared dispositive power with respect to 10,720,680 shares, and shared voting power with respect to 4,159,959 shares. The Vanguard Group listed its address as 100 Vanguard Blvd., Malvern, Pennsylvania 19355.
(20)Based on information reported by FMR LLC on Schedule 13G filed with the SEC on February 8, 2021, FMR LLC reported that it has sole dispositive power with respect to all shares and sole voting power with respect to 20,124,218 shares. FMR LLC listed its address as 245 Summer Street, Boston, Massachusetts 02210.

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Proposal One: Election of Directors
The following individuals are nominated for election to the board of directors at the Annual Meeting, all of whom are currently serving on our board of directors:

Name	Director Since	Independent	AROC	CNGC	PC
Peggy Alford	2019	✓
Marc L. Andreessen	2008	✓
Andrew W. Houston	2020	✓
Nancy Killefer	2020	✓
Robert M. Kimmitt	2020	LID
Sheryl K. Sandberg	2012
Peter A. Thiel	2005	✓
Tracey T. Travis	2020	✓
Mark Zuckerberg	2004

AROC	Audit & Risk Oversight Committee	LID	Lead Independent Director
CNGC	Compensation, Nominating & Governance Committee		Committee member
PC	Privacy Committee		Committee chair
Directors will be elected by a plurality of the votes of the shares of our Class A common stock and Class B common stock present or represented by proxy at the 2021 Annual Meeting of Shareholders and entitled to vote on the election of directors, which means that the nine nominees receiving the highest number of affirmative votes will be elected. If elected, each of these individuals will serve until the next annual meeting of shareholders and until his or her successor has been elected and qualified, or until his or her earlier death, resignation, or removal. In the event that any nominee for any reason is unable or unwilling to stand for election, the proxies will be voted for such substitute nominee as our board of directors may determine or we may adjust the authorized number of directors of the board.
Unless otherwise provided by law, any vacancy on the board of directors, including a vacancy created by an increase in the authorized number of directors, may be filled by the shareholders, by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director.
The relevant experiences, qualifications, attributes, or skills of each nominee that led our board of directors to recommend the above persons as a nominee for director are described in the sections of this proxy statement entitled "Directors and Executive Officers" and "Corporate Governance."
The board of directors recommends a vote FOR the election of each of the nominated directors.

63 | 2021 Proxy Statement

Proposal Two: Ratification of Appointment of Independent Registered Public Accounting Firm
The audit & risk oversight committee of the board of directors has selected Ernst & Young LLP to be our independent registered public accounting firm for the fiscal year ending December 31, 2021, and recommends that the shareholders vote for ratification of such appointment. Ernst & Young LLP has been engaged as our independent registered public accounting firm since 2007. The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021 will be determined by the vote of a majority of the voting power of the shares present or represented at the 2021 Annual Meeting of Shareholders (Annual Meeting) and voting affirmatively or negatively on the proposal. In the event of a negative vote on such ratification, the audit & risk oversight committee will reconsider its appointment. We expect representatives of Ernst & Young LLP to be present at the Annual Meeting, will have the opportunity to make a statement at the Annual Meeting if they desire to do so, and will be available to respond to appropriate questions.
AUDIT AND RELATED FEES
The following table sets forth the aggregate fees for audit and other services provided by Ernst & Young LLP for the years ended December 31, 2020 and 2019 (in thousands):

	2020	2019
Audit fees(1)	$16,000	$13,270
Audit-related fees(2)	1,000	575
Tax fees(3)	10,319	8,481
All other fees(4)	6	9
Total fees	$27,325	$22,335
(1)Audit fees consist of the aggregate fees billed for professional services rendered for (i) the audit of our annual financial statements included in our Annual Report on Form 10-K and a review of financial statements included in our Quarterly Reports on Form 10-Q, (ii) services that are normally provided in connection with statutory and regulatory filings or engagements for those years, and (iii) accounting consultations.
(2)Audit-related fees consist of attest services related to information systems.
(3)Tax fees in 2020 include $5.9 million for tax compliance projects and $4.4 million for tax advisory projects. Tax fees in 2019 include $5.4 million for tax compliance projects and $3.1 million for tax advisory projects.
(4)All other fees consist of fees for services other than the services reported in audit fees, audit-related fees, and tax fees.
The audit & risk oversight committee's policy is to pre-approve all audit and permissible non-audit services provided by the independent accountants. These services may include audit services, audit-related services, tax services, and other services. The audit & risk oversight committee generally pre-approves particular services or categories of services on a case-by-case basis. The independent registered public accounting firm and management are required to periodically report to the audit & risk oversight committee regarding the extent of services provided by the independent registered public accounting firm in accordance with these pre-approvals, and the fees for the services performed to date.
All of the services of Ernst & Young LLP for 2020 and 2019 described above were pre-approved by the audit & risk oversight committee.
The board of directors recommends a vote FOR the ratification of the appointment of Ernst & Young LLP.

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Proposal Three: Approval of an Amendment to the Director Compensation Policy
REQUESTED SHAREHOLDER APPROVAL
Our board of directors is asking our shareholders to approve an amendment to our Director Compensation Policy (Director Compensation Policy), as included as Appendix A to this proxy statement, providing that we may provide personal security services to our non-employee directors from time to time, subject to approval by our compensation, nominating & governance committee and our board of directors. As described below, our compensation, nominating & governance committee and our board of directors do not believe that the provision of personal security measures (along with any related tax gross-up) constitute compensation to our non-employee directors. Accordingly, the amended Director Compensation Policy will clarify that any amounts attributable to a non-employee director as a result of our providing the non-employee director with personal security, including tax gross-ups relating thereto, will not be considered compensation for any reason pursuant to the Director Compensation Policy, including for the purposes of the Director Compensation Limit (as defined below). The amended Director Compensation Policy included as Appendix A to this proxy statement shows changes to our original Director Compensation Policy that was adopted in 2020, with deleted text shown in strikethrough and added text shown as italicized and underlined.
In March 2021, based on the recommendation of our compensation, nominating & governance committee, our board of directors approved the amendment to the Director Compensation Policy, subject to the approval of our shareholders. If our shareholders approve the amendment to the Director Compensation Policy, it will be effective as of January 1, 2021. Our board of directors believes that shareholder approval of the amendment to the Director Compensation Policy is in the best interest of our company and our shareholders as it allows us to provide personal security protection to our non-employee directors while maintaining the intended purpose of the Director Compensation Policy, including the Director Compensation Limit. Our board of directors believes that providing personal security protection to help ensure the safety and well-being of our non-employee directors, without impacting non-employee director compensation, allows us to attract and retain highly qualified non-employee directors, which is critical to our long-term success and appropriately takes into account the challenges particular to our company.
PROPOSED AMENDMENT TO THE DIRECTOR COMPENSATION POLICY
Background of Non-Employee Director Personal Security
In January and February 2021, in light of the high level of scrutiny faced by our company and our executive officers and directors, as well as the dynamic and charged atmosphere following the 2020 U.S. elections and the attack on the U.S. Capitol Building on January 6, 2021, and based on the recommendation of our compensation, nominating & governance committee, our board of directors approved the provision of certain personal security services to our non-employee directors, and also approved the payment of tax gross-ups to reimburse a non-employee director for any taxes incurred as a result of receiving taxable income related to our provision of personal security services. While providing personal security services to non-employee directors is not typical market practice, our compensation, nominating & governance committee and board of directors determined that the provision of such services was appropriate in light of the unprecedented events surrounding the 2020 elections and the U.S. Capitol attack and the ongoing scrutiny faced by our directors as a result of their service on our board of directors. Our compensation, nominating & governance committee and board of directors also determined that the provision of personal security services to non-employee directors was in the best interest of our company and our shareholders, as it allows us to attract and retain highly qualified non-employee directors, which is critical to our long-term success.
As more fully described below, this Proposal Three asks our shareholders to approve an amendment to our Director Compensation Policy which provides that amounts attributable to our non-employee directors due to such directors' receipt of personal security services, as well as the related tax gross-ups, will not be considered to be compensation for any reason pursuant to the Director Compensation Policy, including for purposes of the Director Compensation Limit.
Background of the Director Compensation Policy
Our Director Compensation Policy was adopted by our board of directors in February 2020 following an analysis of our non-employee director compensation by Compensia, Inc., the independent compensation consultant to our compensation, nominating & governance committee, and an evaluation by our compensation, nominating & governance committee. The Director Compensation Policy was approved by our shareholders in May 2020. The Director Compensation Policy provides for

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the payment of cash and equity-based compensation to eligible non-employee directors in recognition of their service on our board of directors.
Eligibility. Only our non-employee directors are eligible to receive compensation under the Director Compensation Policy. In connection with the adoption of the Director Compensation Policy in 2020, Messrs. Andreessen and Thiel irrevocably waived the increases in cash and equity compensation that were effective upon the adoption of the Director Compensation Policy. As such, as of April 9, 2021, there were five non-employee directors eligible to receive cash and equity compensation under the Director Compensation Policy for their service in 2021, all of whom are director nominees (Mses. Alford, Killefer, and Travis, Mr. Houston, and Ambassador Kimmitt). Messrs. Andreessen and Thiel's waiver does not include waiving eligibility for personal security services or any tax gross-ups related thereto as this is not considered compensation pursuant to the Director Compensation Policy. As such, all of our non-employee directors are eligible to receive personal security protection under the Director Compensation Policy. The Director Compensation Policy does not apply to our two employee directors, who are not eligible to receive compensation under the Director Compensation Policy or to receive compensation for their service as directors, more generally.
Cash Compensation. With respect to the cash component, the Director Compensation Policy provides for: (i) an annual cash retainer for service on our board of directors of $50,000, (ii) an additional annual cash retainer for service as our Lead Independent Director of $150,000, (iii) a $20,000 annual cash retainer for service as a member of our audit & risk oversight committee or our privacy committee, other than for the chair of each committee, (iv) a $50,000 annual cash retainer for service as the chair of our audit & risk oversight committee or our privacy committee, and (v) a $4,000 excess meeting fee for attendance at any meeting of our board of directors or any committee thereof in excess of four meetings per year for each respective group. No additional fees are earned under the Director Compensation Policy for service on the compensation, nominating & governance committee. New non-employee directors who join our board of directors between our annual meetings of shareholders are eligible to receive annual cash retainers, prorated from their date of appointment.
Equity Compensation. With respect to the equity component, the Director Compensation Policy provides for: (i) an annual equity retainer for service as a member of our board of directors of $375,000, to be granted in the form of restricted stock units (RSUs) that vest fully on the earlier of (x) May 15 of the following year or (y) the date of our annual meeting of shareholders of the following year if the director does not stand for re-election or is not re-elected at such annual meeting, so long as the recipient is a director on such date, and (ii) an additional one-time initial $1,000,000 equity grant for non-employee directors who join our board of directors on or after January 1, 2020, which vests in 16 equal quarterly installments over a period of approximately four years. This initial equity grant for new non-employee directors aligns our practices with a leading technology company in our peer group and is designed to ensure our competitive position in recruiting and retaining world-class individuals to serve on our board of directors. New non-employee directors who join our board of directors between our annual meetings of shareholders are eligible to receive a grant of RSUs at the time of their appointment with a value equal to the value of our annual grant of RSUs to our non-employee directors, prorated for service from the date of their appointment through the next occurring May 15.
The number of RSUs underlying any award granted pursuant to our Director Compensation Policy will be determined pursuant to our Equity Award Policy, which generally provides for the approved cash value of the RSU grant (initial equity value) to be divided by the average daily closing stock price of our Class A common stock in the month immediately prior to the individual becoming a director or, with respect to the annual non-employee director RSU awards, in the month of May. The RSU grants to our non-employee directors under our Director Compensation Policy are made pursuant to our 2012 Equity Incentive Plan.
Annual Limit on Non-Employee Director Compensation. The Director Compensation Policy limits aggregate compensation payable to each non-employee director to $1,000,000 per year for services, except during such non-employee director's first year of service on our board of directors, in which case, such limit is $2,000,000 to account for the receipt of the initial equity grant to new non-employee directors (the Director Compensation Limit). For purposes of the Director Compensation Limit, compensation includes (i) equity awards granted in the applicable fiscal year, (ii) cash retainers earned for service during the applicable fiscal year, (iii) meeting fees earned during the applicable fiscal year, and (iv) any other compensation paid to the non-employee director solely with respect to his or her services performed as a non-employee director during the applicable fiscal year. Pursuant to this Proposal Three, our shareholders are being asked to approve an amendment to the Director Compensation Policy that specifies, for the avoidance of doubt, that any amounts attributable to us providing any non-employee director with personal security services, including tax gross-ups relating thereto, will not be considered compensation for any reason pursuant to the Director Compensation Policy, including for purposes of the Director Compensation Limit.
Plan Amendment. Our board of directors has authority to modify the terms of our Director Compensation Policy from time to time, provided that the Director Compensation Limit may not be amended without the approval of our shareholders. In addition, our compensation, nominating & governance committee may approve amendments to the policy from time to time which are administrative in nature. Other than any increase in the Director Compensation Limit, such modifications will not require

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shareholder approval unless otherwise provided by our board of directors or to the extent that shareholder approval may be required by law or under the rules of The Nasdaq Stock Market LLC (Nasdaq).
Effective Date. The Director Compensation Policy was effective as of January 1, 2020. In the event the amendment contained in this Proposal Three is approved by our shareholders, the Director Compensation Policy, as amended, will be effective as of January 1, 2021.
DIRECTOR COMPENSATION POLICY BENEFITS
While the compensation under our Director Compensation Policy will be paid in accordance with the terms described above, the specific amounts that will be received by our non-employee directors under the Director Compensation Policy going forward will depend on a number of factors, including the number of meetings of our board of directors or any applicable committee and the market value of our Class A Common Stock on the date of grant for equity awards.
The table below shows the cash and equity compensation that will be paid to our current non-employee directors for their period of service in 2021, to the extent ascertainable. Where such information is not ascertainable for 2021, the values reflect what was paid to our non-employee directors in 2020 under the Director Compensation Policy. Benefit information is not provided for our named executive officers, employee directors (who are also named executive officers), or non-executive officer employees, as such individuals and groups are not eligible to participate in the Director Compensation Policy and thus will not receive any benefits under the policy.

Name and Position	Annual Cash Retainers ($)(1)	Excess Meeting Fees ($)(2)	Initial Equity Value of Annual RSU Grants ($)	Number of RSUs(3)
Non-Executive Director Group	680,000	180,000	2,475,000	9,061
Peggy Alford(4)	90,000	48,000	375,000	1,373
Marc L. Andreessen(5)	50,000	—	300,000	1,099
Andrew W. Houston(6)	50,000	40,000	375,000	1,373
Nancy Killefer(7)	120,000	28,000	375,000	1,373
Robert M. Kimmitt(8)	220,000	24,000	375,000	1,373
Peter A. Thiel(9)	50,000	—	300,000	1,099
Tracey T. Travis(10)	100,000	40,000	375,000	1,373
(1)Assumes service by each director during the full year 2021 based on their current committee assignments. Actual cash retainer payments for 2021 will be prorated based on the period of each director's actual service and based on their applicable committee assignments.
(2)Indicates values that were paid with respect to excess meetings attended by each non-employee director in 2020. Due to certain non-employee directors joining our board of directors at different times, the number of excess meetings was different for each director. Please see the applicable footnote for the number of excess meetings attended by each director.
(3)Calculated by dividing the initial equity value by $273.16, which was the closing price per share of our Class A common stock as reported by Nasdaq on December 31, 2020, and rounded up to the nearest whole share. This stock price is used for illustrative purposes only and the actual number of RSUs will be determined using the average daily closing price of our Class A common stock in the month of May 2021.
(4)Ms. Alford's compensation includes (i) annual board retainer of $50,000, (ii) audit & risk oversight committee member retainer of $20,000, (iii) privacy committee member retainer of $20,000, (iv) excess meeting fees of $48,000 based on the ten excess meetings of our board of directors and the two excess meetings of our audit & risk oversight committee held in 2020, and (v) annual equity grant of RSUs with an initial equity value of $375,000.
(5)Mr. Andreessen has irrevocably waived compensation increases under the Director Compensation Policy, and therefore his compensation is the same as his compensation in effect during 2019. Mr. Andreessen's compensation includes (i) annual board retainer of $50,000, and (ii) annual equity grant of RSUs with an initial equity value of $300,000.
(6)Mr. Houston's compensation includes (i) annual board retainer of $50,000, (ii) excess meeting fees of $40,000 based on the nine excess meetings of our board of directors and the one excess meeting of our compensation, nominating & governance committee held in 2020, and (iii) annual equity grant of RSUs with an initial equity value of $375,000.
(7)Ms. Killefer's compensation includes (i) annual board retainer of $50,000, (ii) privacy committee chair retainer of $50,000, (iii) audit & risk oversight committee member retainer of $20,000, (iv) excess meeting fees of $28,000 based on the seven excess meetings of our board of directors held in 2020, and (v) annual equity grant of RSUs with an initial equity value of $375,000.
(8)Ambassador Kimmitt's compensation includes (i) annual board retainer of $50,000, (ii) annual Lead Independent Director retainer of $150,000, (iii) privacy committee member retainer of $20,000, (iv) excess meeting fees of $24,000

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based on the six excess meetings of our board of directors held in 2020, and (v) annual equity grant of RSUs with an initial equity value of $375,000.
(9)Mr. Thiel has irrevocably waived compensation increases under the Director Compensation Policy, and therefore his compensation is the same as his compensation in effect during 2019. Mr. Thiel's compensation includes (i) annual board retainer of $50,000, and (ii) annual equity grant of RSUs with an initial equity value of $300,000.
(10)Ms. Travis' compensation includes (i) annual board retainer of $50,000, (ii) audit & risk oversight committee chair retainer of $50,000, (iii) excess meeting fees of $40,000 based on the seven excess meetings of our board of directors and the three excess meetings of our audit & risk oversight committee held in 2020, and (iv) annual equity grant of RSUs with an initial equity value of $375,000.
Certain Interests of Directors
In considering the recommendation of our board of directors with respect to this Proposal Three, shareholders should be aware that all of our non-employee directors are eligible to receive personal security protection, which may present them with conflicts of interest in connection with this proposal, and all of our non-employee directors have agreed to abstain from voting in their capacity as shareholders on this proposal.
The board of directors recommends a vote FOR the approval of the Amendment to the Director Compensation Policy.

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Shareholder Proposals
Proposals Four through Nine (the Shareholder Proposals) are proposals we received from our shareholders. If the proponents of these proposals, or representatives who are qualified under state law, are present at our Annual Meeting and submit the proposals for a vote, then the proposals will be voted upon. The Shareholder Proposals, including any supporting statements, are included exactly as submitted to us by the proponents of these proposals. The board of directors' recommendation on each proposal is presented immediately following our opposing statement to the proposal.

SEC rules require that we provide the proponents with a copy of our opposing statement to their proposal at least 30 days prior to filing definitive copies of our proxy statement and form of proxy with the SEC. Accordingly, we provided the proponents with copies of our opposing statements by March 10, 2021.

We will promptly provide you with the name, address, and, to our knowledge, the number of voting securities held by the proponents of the Shareholder Proposals, upon receiving a written or oral request directed to: Facebook, Inc., 1601 Willow Road, Menlo Park, California 94025, Attention: Corporate Secretary.

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Proposal Four: Shareholder Proposal Regarding Dual Class Capital Structure
Give Each Share an Equal Vote
RESOLVED:
Shareholders request that our Board take all practicable steps in its control to initiate and adopt a recapitalization plan for all outstanding stock to have one vote per share. We recommend that this be done through a phase-out process in which the board would, within seven years or other timeframe justified by the board, establish fair and appropriate mechanisms through which disproportionate rights of Class B shareholders could be eliminated. This is not intended to unnecessarily limit our Board's judgment in crafting the requested change in accordance with applicable laws and existing contracts.
SUPPORTING STATEMENT:
In 2019, Facebook was fined $5 billion by the Federal Trade Commission for mishandling users’ personal information. This followed a tumultuous year of scandals that has resulted in the loss of users, decline in user confidence, and included a one-day stock price drop that wiped off “more than $119bn … [from] Facebook’s market value” in July 2018.
Election scandals have continued to threaten company value. The Brennan Center for Justice notes that “Facebook has been criticized by many, including 200 of its own employees, for its lax position on political lies. And it has been blasted for its role in Russia’s misinformation campaign during the 2016 election. In 2018, Facebook paid a $200,000 settlement to the state of Washington for flouting the state’s election laws, which require the social media giant to be more transparent about who is buying ads on its platform.”

The Proponents believe that management and Board decisions are responsible for the public scandals that have threatened or caused losses in shareholder value. With its unequal voting structure, our company takes public shareholder money but does not provide all shareholders equal voice in company governance, and therefore severely limits shareholders’ ability to provide effective feedback to management and the board. Founder Mark Zuckerberg controls over 53% of the vote, though he owns less than 13% of the economic value of the firm.

Without equal voting rights, shareholders cannot hold management accountable. This is exemplified by the 2016 attempt by Facebook to create a non-voting class of stock even though almost 1.5 billion shares of stock voted AGAINST its creation.

Facebook’s 10-K describes the risk of the current share system: “Mr. Zuckerberg is entitled to vote his shares … in his own interests, which may not always be in the interests of our stockholders generally.”

The Council for Institutional Investors (CII) recommends a seven year phase-out of dual class share offerings. The International Corporate Governance Network supports CII’s recommendation “to require to a time-based sunset clause for dual class shares to revert to a traditional one-share/one-vote structure no more than seven years after a company’s IPO date.”

Fake news, election interference, and threats to our democracy -- shareholders need more than deny, deflect, and delay from our Company’s management. We urge shareholders to vote FOR a recapitalization plan for all outstanding stock to have one vote per share.

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FACEBOOK OPPOSING STATEMENT
We are focused on our mission to give people the power to build community and bring the world closer together. If we focus on this mission and build useful and engaging products and services, we believe we will create the most value for our shareholders over the long term. Our board of directors believes that our capital structure contributes to our stability and insulates our board of directors and management from short-term pressures, which allows them to focus on our mission and long-term success.

The vision and leadership of our founder and CEO, Mark Zuckerberg, has guided us from our inception. Mr. Zuckerberg is invested in our long-term success, and under his guidance we have established a track record of creating value for our shareholders and navigating important opportunities and challenges. For example, our concerted efforts to improve the privacy, safety, and security of our global community have required significant investment, which has impacted our profitability. This level of investment may not have been possible if our board of directors and CEO were focused on short-term success over the long-term interests of our community and our company.

A substantial majority of the members of our board of directors are independent under applicable SEC and Nasdaq rules and each of the committees of our board of directors is comprised entirely of independent directors. In addition, Ambassador Kimmitt serves as our Lead Independent Director. We believe the independent members of our board of directors provide effective oversight and represent the interests of all shareholders.

The dual class capital structure with two classes of common stock (Class A common stock with one vote per share and Class B common stock with ten votes per share) was implemented in 2009, well before our initial public offering, and all of our investors who purchased shares of our Class A common stock in, and after, our initial public offering were aware of our capital structure, which is disclosed in detail in our public filings with the SEC.

In addition, our shareholders rejected a substantially similar proposal at each of our last seven annual meetings of our shareholders.

We believe that our capital structure is in the best interests of our shareholders and that our current corporate governance structure is sound and effective. Therefore, our board of directors recommends that our shareholders vote against this proposal.

The board of directors recommends a vote AGAINST the shareholder proposal.

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Proposal Five: Shareholder Proposal Regarding an Independent Chair
Independent Board Chair
Resolved:
Shareholders request the Board of Directors adopt as policy, and amend the bylaws as necessary, to require henceforth that the Chair of the Board of Directors, whenever possible, be an independent member of the Board. This independence policy shall apply prospectively so as not to violate any contractual obligations. If the Board determines that a Chair who was independent when selected is no longer independent, the Board shall select a new Chair who satisfies the requirements of the policy within a reasonable amount of time. Compliance with this policy is waived if no independent director is available and willing to serve as Chair.
Supporting Statement:
Facebook CEO Mark Zuckerberg has been Board Chair since 2012. His dual-class shareholdings give him approximately 58% of Facebook’s voting shares while holding only 13% of the economic interest, leaving the Board, even with a lead independent director, with only a limited ability to check Mr. Zuckerberg’s power. We believe this weakens Facebook’s governance, accountability, and oversight of management. Selecting an independent Chair would free the CEO to focus on managing the Company and enable the Chairperson to focus on oversight and strategic guidance.
Facebook has resisted recent shareholder requests to separate these roles. The last two years, the same proposal received a majority vote of independent shareholders at the Company’s annual stockholder meeting. In 2020, the proposal received support among 63% of independent shareholders, according to our calculations. Despite clearly demonstrated shareholder concern regarding the Board’s leadership structure, the Company has not acted on this important signal from its non-insider shareholders.

Alphabet, Microsoft, Apple, and Twitter all have separate CEO and chairperson roles. More broadly, 61% of the S&P 1500 separated these roles as of March 2020.

We believe the lack of an independent board Chair and oversight has contributed to a pattern of governance failings, including Facebook missing or mishandling a myriad of severe controversies, increasing risk exposure and costs to shareholders.

Concentrating power in the hands of one person – any person – is unwise. Looking forward to future growth opportunities, we believe Facebook will benefit from enhanced risk oversight and corporate governance, helping to rebuild trust with investors, employees, users, and regulators. Transitioning to an independent board Chair is necessary to rebuild the company’s reputation and to create a governance structure with the benefits of genuine accountability and meaningful oversight.

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FACEBOOK OPPOSING STATEMENT
We believe that our current board structure is effective in supporting strong board leadership. Implementing the proposal is unnecessary because the leadership structure of our board of directors already provides for independent leadership and oversight of management. Ambassador Kimmitt currently serves as our Lead Independent Director. Our Lead Independent Director role includes the following authority and responsibilities, as described in greater detail in the section of this proxy statement entitled "Corporate Governance":

•presiding at all meetings of the board of directors at which the Chairman is not present, including executive sessions of the independent directors;
•calling separate meetings of the independent directors or special meetings of the full board of directors;
•facilitating discussion and open dialogue among the independent directors during meetings of the board of directors, executive sessions, and otherwise;
•serving as principal liaison between the independent directors and the Chairman;
•providing the Chairman with feedback and counsel concerning his interactions with the board of directors;
•providing leadership to the board of directors if circumstances arise in which the role of the Chairman may be, or may be perceived to be, in conflict;
•coordinating with the Chairman to set the agenda for meetings of the board of directors, taking into account input from other independent directors; and
•leading our board of directors in governance matters in coordination with our compensation, nominating & governance committee, including the evaluation of the performance of the CEO, the selection of committee chairs and memberships, and our annual board of directors and committee self-evaluations.
We believe that the role of the Lead Independent Director facilitates effective representation of the interests of all shareholders. Further, a substantial majority of our directors are independent, and each of the committees of our board of directors is comprised entirely of independent directors.

Our board of directors currently has no established policy on whether or not to have a non-executive Chair and believes that it should make that judgment based on circumstances and experience. Our board of directors currently believes that the most effective leadership model is that Mr. Zuckerberg, our founder and controlling shareholder, serves as both Chairman and CEO. We believe our board of directors is functioning effectively under its current structure, and that the current structure provides appropriate governance and oversight protections. We believe that our Lead Independent Director plays a significant and meaningful role in leading our board of directors and do not believe that requiring the Chair to be independent will provide appreciably better direction and performance.

In addition, our shareholders rejected a similar proposal at our annual meetings of shareholders in 2017, 2019, and 2020.

We believe that our current board structure is in the best interests of our shareholders. Therefore, our board of directors recommends that our shareholders vote against this proposal.

The board of directors recommends a vote AGAINST the shareholder proposal.

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Proposal Six: Shareholder Proposal Regarding Child Exploitation
Facebook 2021 - Child Sexual Exploitation Online

WHEREAS:
Child sexual exploitation online (and Child Sexual Abuse Material—CSAM) is an escalating threat to children worldwide. The exponential growth of CSAM is directly tied to the growth of social media and the increasing number of children online.1 2
In 2019, the National Center for Missing and Exploited Children (NCMEC) received nearly 17 million reports of CSAM. Of these, nearly 16 million reports–or 94 percent–stem from Facebook and its platforms, including Messenger and Instagram.3

Facebook’s plan to apply end-to-end encryption to all of its messaging platforms set off a storm of criticism. Government agencies, law enforcement, and child protection organizations worldwide claim that it will cloak the actions of child predators, make children more vulnerable, and that millions of CSAM incidents will go unreported.

Facebook touts its leadership in combating CSAM, yet NCMEC estimates that Facebook’s end-to-end encryption plans could effectively make invisible 70 percent of CSAM cases. Facebook’s encryption takes on more urgency as COVID has led to a significant increase in CSAM and grooming activities.4 A letter from 120+ child protection organizations wrote Facebook saying its encryption plans “presents an unacceptable risk to children, and would arguably make your services unsafe.”5

Facebook’s CEO and management, when speaking at recent House and Senate committee hearings, were repeatedly asked about CSAM and harms stemming from encrypted communication. Recent bipartisan Congressional action includes:

•Passage of the Stop Enabling Sex Traffickers Act and Fight Online Sex Trafficking Act, making it easier to sue platforms that knowingly facilitated child sex trafficking and exploitation.6
•The END Child Exploitation Act was introduced to improve how tech companies provide law enforcement with CSAM information.7
•The EARN IT Act8 was introduced to carve out an exception to the Section 230 exemption, wherein companies could lose civil liability protections for CSAM, and would lower the bar for victims suing those tech firms.

Law enforcement leaders from the US, UK, Canada, Australia, New Zealand India, Japan and the European Union made public statements and/or sent letters to Facebook raising concerns that its encryption plan would make it unable to track millions of CSAM cases, and be harder to identify both victims and abusers.9

The proponents support online privacy. But, like many others, our concern is that it should not come at the cost of child safety, and potential regulatory, reputational and legal risk to Facebook.

RESOLVED: Shareholders request that the Board of Directors issue a report by February 2022 assessing the risk of increased sexual exploitation of children as the Company develops and offers additional privacy tools such as end-to-end encryption. The report should address potential adverse impacts to children (18 years and younger) and to the company’s reputation or social license, assess the impact of limits to detection technologies and strategies, and be prepared at reasonable expense and excluding proprietary/confidential information.
____________________________
1https://www.nytimes.com/interactive/2019/09/28/us/child-sex-abuse.html
2https://www.unicef.org/publications/files/SOWC_2017_ENG_WEB.pdf
3https://www.missingkids.org/gethelpnow/cybertipline#bythenumbers
4https://edition.cnn.com/2020/05/25/us/child-abuse-online-coronavirus-pandemic-parents-investigations-
trnd/index.html
5https://www.nspcc.org.uk/globalassets/documents/policy/letter-to-mark-zuckerberg-february-
2020.pdf
6https://www.houstonchronicle.com/news/houston-texas/houston/article/Lawsuit-over-
Facebook-allowing-pimps-to-recruit-15231868.php
7https://www.blumenthal.senate.gov/imo/media/doc/11.18.19%20-%20Google%20-
%20CSAM.pdf
8http://broadbandbreakfast.com/2020/03/big-tech-must-combat-child-sexual-abuse-material-online-
or-lose-section-230-protection-say-senators/
9https://www.businessinsider.com/facebook-encryption-harder-catch-criminals-child-abuse-2020-10

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FACEBOOK OPPOSING STATEMENT
We have robust policies to help protect against child exploitation and content or behavior on our platform that puts the safety of children at risk. We believe we have led the industry in developing new ways to prevent, detect, and respond to abuse, which are the three key elements in our strategy to combat abuse.
Prevention. Our work focuses in particular on preventing abuse from happening in the first place through the use of our platforms. Our Community Standards ban child exploitation, and we have developed prevention tools designed to flag potentially suspicious messages, disrupt entire networks of bad actors, and restrict the ability for adults to connect with minors. To reduce sharing of child exploitative imagery, we have been working to develop new ways to stop bad actors from connecting with each other and with potential victims. For years we have been tackling this issue with the most advanced technologies, industry collaboration through the Tech Coalition and partnerships with child safety NGOs like the National Center for Missing and Exploited Children (NCMEC), Thorn, the Internet Watch Foundation, Child Helpline International, ECPAT International, and others.
We work to prevent sharing of imagery in particular as we have found, through an in-depth analysis on the content that we reported to NCMEC in October and November of 2020, that more than 90% of the illegal child exploitative content was the same as or visually similar to previously reported content. For example, just six videos were responsible for more than half of the child exploitative content that we reported in the time period. This understanding helps us build more targeted solutions, including tools and policies, to prevent resharing and revictimization.
To further refine our targeted solutions, we worked with leading experts in child exploitation to better understand and research why people share this material on our platform. From this research-informed approach, we estimate that more than 75% of the accounts that we reported to NCMEC during July and August of 2020 and January of 2021 appeared to share for reasons other than malicious intent, such as to express outrage at the content or attempts at poor humor. While our efforts to understand intent are ongoing, we are working to develop technology that will apply the intent taxonomy to our data at scale and improve our solutions.
We have also improved the mechanics of our products in order to limit abuse or potentially harmful content. For example, we instituted forwarding limits on Messenger, preventing messages from being forwarded to more than five people or groups at a time. We believe that limiting forwarding of messages is an effective way to slow the spread of harmful content.
Detection. We continue to increase our investment in people and technology with dedicated teams to help find and remove more harmful content - increasingly before people even see it. Our specially trained teams bring deep experience in law enforcement, online safety, analytics, and forensic investigations. These dedicated teams review content and report to NCMEC, in accordance with the law. In turn, NCMEC works with law enforcement agencies around the world to help victims. We regularly publish Transparency Reports which detail our progress and effectiveness in combating these issues.
We deploy technology across all of our platforms to proactively surface illegal child exploitative content and activity, including through detection technology, machine learning and artificial intelligence techniques, and open-sourcing photo and video-matching technology. For example:
•Our sophisticated detection technology helps us detect and disable millions of fake accounts on our platform every day, making it harder for perpetrators to do harm.
•Our tools look for signals and patterns of suspicious activity, and with this data, we work with experts to better understand how bad actors connect with their victims in the first place.
•Our photo and video detection technology and text-based classifiers find instances of abuse, including in private unencrypted messaging such as profile photos, group descriptions, and user reports. We are continuing to develop and invest in tools to keep people safe without accessing message content.
We have also expanded our work to detect and remove networks that violate our child exploitation policies, similar to our efforts against coordinated inauthentic behavior and dangerous organizations.
Response. We take action to fight abusive behavior and protect minors even in an encrypted environment. We also actively upgrade our response mechanisms and collect data that we use to build our knowledge and capabilities to evolve our technology and approach. Our teams use actionable reporting to gather evidence to take action against bad actors. For example:
•We have made efforts to make people aware of their reporting options at more places within our products, such as when someone blocks another user or deletes a message thread.

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•We are making it easier for minors to report adults who send unwanted messages on Messenger.
•We have made it easier for people to report content for violating our child exploitation policies by adding the option to choose “involves a child” under the “Nudity & Sexual Activity” category of reporting in more places on Facebook and Instagram. These reports will be prioritized for review.
•We also started utilizing artificial intelligence that helps detect previously unidentified child exploitation imagery to help us better prioritize content for our content reviewers to assess, which in turn can help them find and report content faster.
We also respond to valid law enforcement requests and have received feedback that our efforts at WhatsApp have assisted in rescuing victims of child abuse and identifying bad actors.
We are committed to helping thwart online child exploitation on our platform and across the internet, and will continue in our efforts to combat abuse as we expand end-to-end encryption across our messaging services.
End-to-end encryption is quickly becoming the industry standard for messaging services, and it brings with it the benefits of furthering privacy, safety, and security for users. Our goal is to provide the highest levels of private, secure communication while keeping people safe on all of our services. WhatsApp, our existing end-to-end encrypted service, is a leader in safety in private messaging and relies on available unencrypted information to identify and ban approximately 300,000 accounts each month that are suspected of sharing child exploitation material. We intend to leverage our learnings and build on this expertise as we expand end-to-end encryption across our private messaging platforms, and we expect our capabilities to only improve.
Given our active approach to addressing child exploitation, including our proactive detection of bad actors, as well as partnerships with international child safety organizations, and our ongoing transparency on this topic, our board of directors believes that the preparation of the report contemplated by this proposal is unnecessary. Therefore, our board of directors recommends that our shareholders vote against this proposal.
The board of directors recommends a vote AGAINST the shareholder proposal.

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Proposal Seven: Shareholder Proposal Regarding Human/Civil Rights Expert on Board
HUMAN/CIVIL RIGHTS EXPERT ON BOARD
RESOLVED: Shareholders request that Facebook’s Board of Directors nominate for the next Board election at least one candidate who:
•has a high level of human and/or civil rights expertise and experience and is widely recognized as such, as reasonably determined by Facebook’s Board, and
•will qualify as an independent director within the listing standards of the New York Stock Exchange.

WHEREAS: Shareholders believe Facebook requires expert, board level oversight of civil and human rights issues to assess risk and develop strategy to avoid causing or contributing to widespread violations of human or civil rights, such as supporting genocide, hate campaigns, or violence.

Shareholders are concerned Facebook’s content governance has proven ineffectual and poses risk to shareholder value. Over 300 advertisers boycotted the platform beginning in June 2020 after civil rights groups, critical of Facebook for failing to address hate speech, launched the “Stop Hate For Profit” campaign.

Following Facebook’s civil rights audit, the New York Times reported, “Auditors handpicked by Facebook to examine its policies said that the company had not done enough to protect people on the platform from discriminatory posts and ads and that its decisions to leave up President Trump’s inflammatory posts were “significant setbacks for civil rights.”

Civil rights group, Color Of Change, has criticized Facebook for “doubling down on a business model that…fundamentally lacks an understanding of how civil rights, voter suppression, and racism actually function in this country."

In September 2020, a Facebook employee reported Facebook ignored global political manipulation from foreign governments seeking to “abuse our platform on vast scales to mislead their own citizenry.”

Children’s rights organization Plan International found online attacks against girls globally are most prevalent on Facebook.

The Christchurch terrorist attack in New Zealand, livestreamed on Facebook, led to a global call to limit the spread of extremist content. Yet despite Facebook’s subsequent ban of white nationalist content, in August 2020, white nationalist militia Facebook group, the Kenosha Guard, issued a “call to arms,” which was flagged over 455 times, ignored by moderators, and preceded the murder of two protestors; victims have sued Facebook.

In Myanmar, where violence against the Rohingya “bears the hallmarks of genocide,” a Facebook commissioned human rights report showed the company “created an enabling environment.” In Ethiopia, Facebook’s platform amplified ethnic tensions and calls for genocide, inciting violence. The United Nations’ Human Rights Council called on Facebook to “conduct periodic reviews of the human rights impact of their activities in Ethiopia” noting “a clear responsibility to integrate human rights into their structures.”

In October 2019, over 40 civil and human rights organizations urged Facebook to consider the “protection of civil rights as a fundamental obligation as serious as any other goal of the company.” Recommendations included diversifying the Board to include civil rights expertise.

As fiduciaries, our Board is responsible for stewardship of business performance and long term strategic planning, in light of risk factors like widespread violations of human and civil rights.

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FACEBOOK OPPOSING STATEMENT
We recognize the need to protect and respect both civil and human rights and we have made, and continue to make, significant progress on both of these fronts and fight abuse across our services. We believe that implementing this proposal is unnecessary because of our continued progress in this area and our efforts to fight abuse across our services, including our recent appointments in our human rights and civil rights leadership.

As part of our commitment to advance civil rights on our platform, we underwent an independent audit of our policies, products, and practices that spanned two years and resulted in a series of reports, the last of which was issued in July 2020. In each report, our auditors outlined the progress we made across core civil rights issues, the commitments we agreed to as a result of their input and expertise, and the steps we should take as we build out our new Civil Rights team.

In January 2021, we hired Roy L. Austin, Jr. as Vice President of Civil Rights and Deputy General Counsel. Mr. Austin is a nationally renowned civil rights leader with more than 25 years of experience as an attorney and advocate. Mr. Austin oversees our company’s new Civil Rights team, an incredibly important role for Facebook and for the tech industry.

While we intend to continue our efforts, the audit found that we had made progress in several areas, including strengthening our hate speech protections to ban ads that are divisive and include fear-mongering statements, expanding voter suppression policies to help protect the 2020 U.S. census and elections against intimidation, taking meaningful steps to build a more diverse and inclusive workforce, and beginning the process of bringing civil rights expertise in-house.

In addition to our independent audit, we established a Civil Rights Task Force (Task Force) that is chaired by Sheryl Sandberg, our Chief Operating Officer, and is made up of C-suite executives and vice presidents of key departments at the company, including product, policy, operations, diversity and inclusion, partnerships, and legal. The Task Force meets regularly for the purpose of surfacing, discussing, and addressing potential civil rights issues and concerns.

As part of our human rights efforts, we hired our inaugural Director for Human Rights, Miranda Sissons, in July 2019. Ms. Sissons brings a depth of experience encompassing more than 15 years as an on-the ground human rights defender and activist in Asia and the Middle East, a role as a diplomat in the Australian foreign service, and nearly a decade focusing on products and online campaigns in the social impact tech movement.

In 2021, we launched our corporate human rights policy. As contemplated by the UN Guiding Principles on Business and Human Rights, our policy sets out the human rights standards that we will strive to respect as defined in international law, as well as how we intend to apply these standards to our business. In addition, we have built on our longstanding membership in the Global Network Initiative (GNI), that assesses us every two years on our performance in meeting a highly specific set of human rights commitments based on the International Covenant on Civil and Political Rights and the UN Guiding Principles on Business and Human Rights. The latest assessment report was released in April 2020. Part of our commitment to the human rights standards of the GNI Principles for Freedom of Expression and Privacy includes transparency around our work in countries experiencing heightened societal conflicts, and guidance for dealing with governments in difficult jurisdictions.

We have also undertaken a number of industry-leading actions on human rights. This includes our launch of an independent Oversight Board, which began hearing cases in October 2020, to make important content moderation decisions on our platform that are binding on us. In connection with the creation of the Oversight Board, we commissioned a detailed and public human rights review of the Oversight Board by BSR, an independent consultant, to inform its operations. To date, we are the only tech company to have established such a mechanism.

In May 2020, we published in our Newsroom details of our human rights due diligence to evaluate the role of our services in Sri Lanka, Cambodia, and Indonesia, which involved direct engagement with stakeholders and rights holders and included the actions that we took in response to observed human rights risks. We believe the communication and transparency we provide about human rights standards and risk management is sector-leading.

In September 2020, we began a lawful and voluntary disclosure of relevant data to the Independent Investigative Mechanism on Myanmar to support accountability for the atrocities there, which assisted multiple related accountability efforts that met international fair trial standards, and we have publicly communicated work we are doing to reduce risks that social media may be misused to contribute to societal violence.

More broadly, we have taken meaningful action over the years to fight hate on our platforms. We continue to make significant investments in teams and technology to proactively find and remove hate speech and hate organizations. Over time, advancements in artificial intelligence technologies have allowed us to find and remove more hate speech from Facebook before users report it to us. For example, when we first began reporting our metrics for hate speech in our Community Standards Enforcement Report in the fourth quarter of 2017, our proactive detection rate was 24% on Facebook. In our February 2021 Community Standards Enforcement Report, we reported that we proactively detected about 97% of hate speech content we removed on both Facebook and Instagram. We also reported that in the fourth quarter of 2020, the prevalence of hate speech on Facebook, which we define as the percentage of times people see this type of content, was

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between 0.07% to 0.08%, or 7 to 8 views of hate speech for every 10,000 views of content. This represented a decrease from our reported prevalence of 0.10% to 0.11% for the third quarter of 2020.

In addition, we have implemented new policies to help prohibit voter and census interference, while also strengthening our enforcement against militias and conspiracy networks. In August 2020, we expanded our Dangerous Individuals and Organizations policy to address organizations and movements that have demonstrated significant risks to public safety, but do not meet the rigorous criteria to be designated as a dangerous organization and banned from having any presence on our platform. We took efforts to enforce this policy during our work around the 2020 U.S. elections. From August 2020 to January 2021, we identified over 890 militarized social movements on our platform, and removed about 3,400 Pages, 19,500 groups, 120 events, 25,300 Facebook profiles, and 7,500 Instagram accounts. Additionally, we have banned more than 250 white supremacist organizations from our platform.

Finally, our board of directors and its committees also provide oversight around our efforts in many of these areas. In particular, the charter of our audit & risk oversight committee provides that the audit & risk oversight committee will review with management (i) at least annually, our company’s assessment of the major ways in which our services can be used to facilitate harm or undermine public safety or the public interest, including through the sharing of content on our services that violate our policies, as well as the steps we have taken to monitor, mitigate, and prevent such abuse, and (ii) from time to time, such other program, policies, and risk exposures related to social responsibility as the audit & risk oversight committee deems necessary or appropriate. However, as our board of directors and its committees also have numerous oversight responsibilities in other areas, our board of directors does not believe that setting aside a board seat for any predetermined profile is a good corporate governance practice and may limit the board's ability to identify and recruit the most qualified candidates who must consider a broad range of issues. Therefore, our board of directors recommends that our shareholders vote against this proposal.

The board of directors recommends a vote AGAINST the shareholder proposal.

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Proposal Eight: Shareholder Proposal Regarding Platform Misuse
Whereas: The Facebook brand has been diminished in recent years due to the platform’s use as a tool for gross disinformation, hate speech, and to incite racial violence. What was envisioned as a tool to connect people has been co-opted for dissemination of disinformation and violent extremism, which has led to many instances of human suffering and death. Management and the board have failed to take effective action to stem these abuses, which has resulted in a series of negative impacts including:
•Posts by the Myanmar (Burmese) military junta that incited genocide;
•Cambridge Analytica’s misappropriation and abuse of millions of Facebook users’ data;
•Russian hackers influencing the outcome of the 2016 U.S. Presidential election;
•Over 45 million images of child pornography and torture made public;
•A proliferation of political advertisements that contain deliberate lies and disinformation;
•Hate speech linked to anti-immigrant violence;
•Libyan Facebook users buying arms, locating foes, and killing them;

Proposed governmental restrictions, in the form of amendments to Section 230 of the Communications Decency Act (which currently provides legal shelter to internet providers) pose a material risk to Facebook. A range of other regulatory and legal efforts currently underway could significantly increase Facebook’s legal risk – including a recent 48-state lawsuit filed against Facebook.
A 2020 Facebook advertiser boycott urged companies to suspend advertising in protest against the platform’s handling of hate speech and misinformation. Over 1,000 advertisers publicly joined the boycott, while others more quietly scaled back or curtailed their spending.1

Verizon, Clorox, Coca-Cola, HP, and Lego continued the boycott for months afterward. Meanwhile, according to digital marketing firm Pathmatics,2 companies including Target, Nike, Netflix, Hershey, and Microsoft vastly reduced their platform spending.

Individual delete Facebook campaigns have gone viral such that now the Facebook brand is associated with “a thriving culture of hate speech.”

The New York Times reports that, in preparation for the 2020 U.S. Presidential election, Facebook successfully altered algorithms and took other actions to de-prioritize extremist postings and to instead emphasize mainstream news content.3 While the company has described plans to “evaluate” partner and content monetization policies and the effectiveness of brand safety controls available to advertisers,4 it now appears the company may instead aim to reduce or eliminate the successful pre-election controls.5

Resolved: Shareholders request that the Board prepare a report to assess the benefits and drawbacks to our Company of maintaining or restoring the type of enhanced actions put in place during the 2020 election cycle to reduce the platform’s amplification of false and divisive information.

Supporting Statement: The report, at reasonable cost and omitting proprietary and privileged information could, at Board discretion, characterize and quantify the benefits or harms of such enhanced actions on, among other things:
•Employee morale, recruitment, and retention;
•The existence and impact of public boycott campaigns;
•Legal and regulatory actions against the company related to content;
•Revenue and earnings.

The report should be made available by December 2021.
____________________________
1https://www.nytimes.com/2020/08/01/business/media/facebook-boycott.html
2https://fortune.com/2020/11/07/facebook-ad-boycott-big-brands-lego-clorox-verizon-microsoft-hp/
3https://www.nytimes.com/2020/11/24/technology/facebook-election-misinformation.html
4https://www.facebook.com/business/news/updates-to-our-continued-investment-in-system-transparency
5https://www.nytimes.com/2020/11/24/technology/facebook-election-misinformation.html

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FACEBOOK OPPOSING STATEMENT
We agree that the amplification of false, divisive, hateful, and inciting content is harmful to our community, and we continue to take steps to address this issue as described below. We believe that implementing this proposal is unnecessary due to our transparency efforts to date, the significant progress we continue to make to address these issues, and our work to help external researchers assess the impact of our efforts in this area as they relate specifically to the U.S. 2020 elections.

We work to remove harmful information that violates our policies on our platforms. This includes information designed to interfere with people’s ability to vote, suppress voting, or claims that people will be infected by COVID-19 (or another communicable disease) if they participate in the voting process. Between March 1, 2020 and Election Day on November 3, 2020 (Election Period), we removed more than 265,000 pieces of content on Facebook and Instagram in the U.S. for violating our voter interference policies. We also remove information that breaks our rules on violence, bullying, and harassment, and the other areas outlined in Facebook’s Community Standards. We regularly report on our efforts to remove this harmful information from our platforms through our Community Standards Enforcement Report, which we believe sets the industry standard for transparency. We update this report on a quarterly basis to more effectively track our progress and demonstrate our continued commitment to making Facebook and Instagram safe and inclusive.

We also partner with more than 80 fact-checkers globally who identify and rate content on our platform every day across more than 60 languages. When we have signals that a piece of content is likely false, we send it to our third-party fact-checkers for review . Our third-party fact-checkers can also find content on their own and ultimately decide what content to review and rate. When claims are debunked by third-party fact-checkers, we reduce their distribution so fewer people see them and we add warning labels with more context for people who may come across them. During the Election Period, we displayed warnings on more than 180 million pieces of content in the U.S. based on the judgment of third-party fact-checkers. Additionally, ads featuring claims debunked by our third-party fact-checkers are rejected. We also work to improve the quality of ads on our platform by requiring advertisers to complete an authorization process before they can run ads covering social issues, elections, and politics in the U.S. During the Election Period we rejected ad submissions 3.3 million times for failure to complete this authorization process.

In addition, we have taken a number of steps to help prioritize News Feed content that is more focused on meaningful interactions for our users. In 2018, we made a fundamental change to the way content is surfaced in people’s News Feed to prioritize posts from friends and family. This was based on extensive research that found people derive more meaningful conversations and experiences when they engage with people they know as opposed to passively consuming content.

This was one of many changes that we have made to News Feed to try and minimize the amount of divisive content that people see. We have reduced clickbait headlines, reduced links to misleading and spam posts, and improved how comments are ranked to show people those that are more relevant and of higher quality. In addition to these measures to reduce the distribution of this type of problematic content, we also remove content when we find that such content violates our Community Standards or one of our other policies, and we give people more information about the posts they see in News Feed, including information about why they are seeing a particular post and notifications with additional context on the source of certain news and other content. Additionally, we make recommendations to help people discover new communities and content. We have Recommendation Guidelines, available in our Help Center, to help people better understand the kinds of content we aim to recommend, and provide context on why some types of content are not included in recommendations, and therefore may not be distributed as widely.

We also regularly partner with external researchers in efforts to better understand the impact of platforms like ours on social issues such as the interaction of technology and democracy. As it relates to the U.S. 2020 elections specifically, we launched a new research partnership with nearly 20 external academics to understand the role that Facebook and Instagram played in this election. This research partnership will examine the impact of how people interact with our products, including content shared in News Feed and across Instagram, and the role of features like content ranking systems. Additionally, in February 2020, we announced that we have substantially increased the amount of data we are providing to 60 academic researchers across 17 labs and 30 universities around the world to help support academic research on social media’s role in elections and democracy. In February 2021, for the first time, we provided researchers access to targeting information for more than 1.65 million social issue, electoral, and political ads through the Facebook Open Research & Transparency platform. By making the targeting criteria, such as location and interests, selected by advertisers running social issue, electoral, or political ads available for analysis and reporting, we hope to help people better understand the practices used to reach potential voters on Facebook and Instagram.

Given our efforts and transparency around our actions to counter platform misuse, as well as the significant public debate on this topic to date, our board of directors believes that the preparation of the report contemplated by this proposal is unnecessary and not beneficial to our shareholders. Therefore, our board of directors recommends that our shareholders vote against this proposal.

The board of directors recommends a vote AGAINST the shareholder proposal.

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Proposal Nine: Shareholder Proposal Regarding Public Benefit Corporation
ITEM 9 – Public Benefit Corporation
RESOLVED: Shareholders request our Board of Directors take steps necessary to amend our certificate of incorporation and, if necessary, bylaws (including presenting such amendments to the shareholders for approval) to become a public benefit corporation (“PBC”), contingent on our controlling shareholder converting sufficient Class B shares to Class A to ensure that at least 60% of the Company’s voting power is not beneficially owned or controlled by Mark Zuckerberg or his immediate family.

SUPPORTING STATEMENT: The Company reached 3,210,000,000 users in the third quarter of 2020.1 This creates unique power, and power demands accountability. But our governance is structured to produce profits without accountability.

As a conventional corporation, the duties of Company directors emphasize shareholders, not stakeholders (except to the extent they create value for shareholders). In contrast, PBC directors must “balance” interests of shareholders, stakeholders, and specified benefits,2 allowing the corporation to protect communities, even when it reduces financial return to shareholders in the long run.

This distinction is critical. The Company has unparalleled capacity to link people around the globe, with the potential to contribute to genocide,3 put democracy at risk,4 and undermine vaccination.5 Threats to international order, democratic principles, and public health could be prioritized at a PBC, even if it sacrifices return.

These threats matter to shareholders, the vast majority of whom are diversified: as of September 2020, the top five holders of the Company’s shares were mutual fund companies with indexed or otherwise broadly diversified portfolios. Diversified shareholders lose when companies harm the economy, because the value of diversified portfolios rise and fall with GDP.6 While the Company may profit by ignoring costs its inflicts on society, its diversified shareholders ultimately internalize those costs. (They may also be personally at risk from them.)

Shareholders should be given an opportunity to vote on an amendment to the certificate of incorporation that will align our governance with the interests of our shareholders and the global community in order to create needed and meaningful accountability.

However, our dual class voting structure, which vests control in one individual whose wealth is concentrated in our stock, could limit the efficacy of PBC status, because his concentrated ownership of our stock means he benefits when the company sacrifices social good for its own profit. Thus, as permitted by Section 242(c) of the Delaware General Corporation Law, the board resolution approving the amendment should provide the amendment will only be effected if the individual converts a number of high vote shares to low vote shares sufficient to provide meaningful accountability to diversified shareholders.

Vote For: Public Benefit Corporation– Proposal 9

____________________________
1 https://www.statista.com/statistics/947869/facebook-product-mau/
2 8 Del C, §365.
3 https://www.nytimes.com/2018/10/15/technology/myanmar-facebook-genocide.html
4 https://maplight.org/story/facebook-must-stop-dodging-responsibility-for-its-role-in-destabilizing-democracy/
5 https://abcnews.go.com/Health/wireStory/facebook-bans-anti-vaccination-ads-antivax-posts-73594039
6 See Universal Ownership: Why Environmental Externalities Matter to Institutional Investors, Appendix IV (demonstrating linear relationship between GDP and a diversified portfolio) available at https://www.unepfi.org/fileadmin/documents/universal_ownership_full.pdf; cf. https://www.advisorperspectives.com/dshort/updates/2020/11/05/market-cap-to-gdp-an-updated-look-at-the-buffett-valuation-indicator (total market capitalization to GDP “is probably the best single measure of where valuations stand at any given moment”) (quoting Warren Buffet).

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FACEBOOK OPPOSING STATEMENT
Our mission is to give people the power to build community and bring the world closer together, and we have ongoing efforts in a number of areas to serve our community, including privacy, safety and security, diversity and inclusion, sustainability, and social impact. As we work to create long-term value, we believe it is important to prioritize the interests of our stakeholders, including the billions of people who use our services each day, the millions of small businesses who rely on us to build and grow, and our dedicated employees, and we do not believe it is necessary to convert Facebook to a public benefit corporation (PBC). In addition, we are constantly evolving our efforts in response to developments on our platform, among our global community, and in society at large.
We believe we serve the interests of our stakeholders in the following ways:
Serving our community. We are committed to building technologies that people utilize to connect with friends and family, find communities, and grow businesses. We make significant investments in technology to both improve our existing products and services and to develop new ones, including for marketers and developers. We are also dedicated to protecting the privacy of our users and the safety and security of our community by investing in both people and technology to strengthen our systems against abuse. We actively work to limit the spread of misinformation and remove hate speech, harassment, threats of violence, and other harmful content to help support the safety of our community.
Helping small businesses. More than 200 million businesses around the globe use our free tools to connect with customers each month. We believe we level the playing field for small businesses by giving them tools that previously only big companies had access to, allowing them to reach the groups they care about, help them grow, create jobs, and fuel the economy.
Investing in our employees. Supporting our employees is a core part of how we do business. We are proud of our unique company culture where ideas, innovation, and impact win. Diversity and inclusion are core to our work at Facebook. We seek to build a diverse and inclusive workplace where we can leverage our collective cognitive diversity to build the best products and support the global community we serve. We publish our pay equity, global gender diversity, and U.S. ethnic diversity workforce data annually, and we work to support our goals of diversifying our workforce through recruiting, retention, people development, and inclusion. We offer competitive compensation to attract and retain the best people, and we help care for our people through our holistic approach to benefits so they can focus on our mission.
Focusing on social impact. We believe in the impact people can have when they come together and are committed to building tools and initiatives to help people make an impact in their neighborhoods and in communities around the world. We have ongoing efforts in a number of areas to help people in times of need, including charitable giving, crisis response, and access to health and civic information. In response to the COVID-19 pandemic, we launched multiple initiatives to support the global public health community's work to keep people safe and informed. We took steps to provide our community with access to accurate information, prevent misinformation and harmful content, and support global health experts, local governments, businesses, and communities.
Dealing fairly and ethically with our suppliers. We are committed to promoting economic opportunity and connection to the global community. As such, we believe that our supplier base should reflect the people and communities we serve. In 2016, we launched our Supplier Diversity Program to help diverse suppliers do business with us and with the people and communities that we connect. Since the launch of the program, we have spent more than $1.1 billion with U.S. companies certified as minority, women, veteran, LGBTQ, or disabled-owned. We also work to ensure safe, healthy, and fair working conditions in our supply chain. Our Responsible Supply Chain Program provides our suppliers with a framework of standards and expectations that guides and supports our partnership.
Operating a sustainable business. We are committed to environmental sustainability and we are consistently looking for ways to reduce our emissions as well as show others how they can reduce their own environmental impact to drive more awareness around the issue and spur climate action. We recognize that climate change is one of the most urgent issues facing our world today. Our goal for 2020 and beyond was for our global operations to achieve net zero greenhouse gas emissions and be 100% supported by renewable energy, and we have engaged a third-party reviewer to validate our performance against this goal in 2020. In addition, we have set a goal to reach net zero greenhouse gas emissions across our value chain in 2030. We have also launched the Climate Science Information Center on Facebook to connect our users with the latest climate science information from leading climate organizations around the world.
Across these and other areas, the creation and delivery of long-term value for our shareholders and broader community is at the core of everything we do. We believe our commitments to our stakeholders fully meet the goals of this proposal. Directors are charged by state law with responsibility for setting the company’s priorities, objectives, and goals, which we believe already permits our board of directors to review and evaluate the company’s impact on the community on our platform, as well as our employees, marketers, partners, suppliers, and the broader communities in which we operate. Reorganizing as a PBC would

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require our company to identify specific public benefits and, given the size of our company, it could significantly restrain or limit our capacity to take certain corporate actions and slow our response to the rapidly-changing circumstances present in today’s global climate and markets. In light of our extensive existing corporate responsibility efforts, a reorganization as a PBC would not alter our recognition of the importance of working with our stakeholders and serving our community.
The board of directors recommends a vote AGAINST the shareholder proposal.

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Questions and Answers About the Proxy Materials and the Annual Meeting
1.    What are proxy materials?
The accompanying proxy is delivered and solicited on behalf of the board of directors of Facebook, Inc., a Delaware corporation, in connection with the 2021 Annual Meeting of Shareholders (Annual Meeting) to be held on May 26, 2021, at 10:00 a.m. Pacific Time, via live audio webcast in a virtual meeting format at www.virtualshareholdermeeting.com/FB2021. As a shareholder, you are invited to attend the Annual Meeting and are requested to vote on the items of business described in this proxy statement. This proxy statement includes information that we are required to provide to you under Securities and Exchange Commission (SEC) rules and is designed to assist you in voting your shares. The proxy materials include this proxy statement for the Annual Meeting, an annual report to shareholders, including our Annual Report on Form 10-K for the year ended December 31, 2020 (Annual Report), and the proxy card or a voting instruction form for the Annual Meeting (Proxy Materials).
2.    Why did I receive a notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?
In accordance with the SEC rules, we may furnish proxy materials, including this proxy statement and our Annual Report, to our shareholders by providing access to such documents on the internet instead of mailing printed copies. Accordingly, we are sending the Notice to our shareholders of record and beneficial shareholders as of April 1, 2021, which is the record date for the Annual Meeting.
3.    How can I access the proxy materials over the internet?
The Notice and proxy card or voting instruction form included with the Proxy Materials will contain instructions on how to view the proxy materials on the internet. Electronic copies of this proxy statement and the Annual Report are available at www.proxyvote.com.
4.    How can I sign up for the electronic proxy delivery service?
The Notice and proxy card or voting instruction form included with the Proxy Materials will contain instructions on how to request electronic delivery of future proxy materials. Choosing to receive your future proxy materials by email will eliminate the cost of printing and mailing documents and will reduce the associated environmental impact. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.
5.    I share an address with another shareholder. Why did we receive only one copy of the Proxy Materials and how may I obtain an additional copy of the Proxy Materials?
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for the Proxy Materials or other annual meeting materials with respect to two or more shareholders sharing the same address by delivering a single set of Proxy Materials or other annual meeting materials addressed to those shareholders. This process, which is commonly referred to as "householding," is intended to provide extra convenience for shareholders and reduce costs.
We and a number of brokers with account holders who are our shareholders will be householding our Proxy Materials. We will deliver a single set of Proxy Materials to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Shareholders who participate in householding will continue to be able to access and receive separate proxy cards. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate set of Proxy Materials, or if you are receiving multiple sets of Proxy Materials and would like to receive only one, please notify your broker, bank or other nominee if you are a beneficial shareholder or notify us if you are a registered shareholder. Registered shareholders can notify us by sending a written request to Facebook, Inc., c/o Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717, or by calling 1-866-540-7095, and we will promptly deliver any additional Proxy Materials requested.

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6.    What items of business will be voted on at the Annual Meeting? How does the board of directors recommend I vote on these proposals?
The following table presents the items of business scheduled to be voted on at the Annual Meeting and the voting recommendation of the board of directors with respect to each proposal:

Proposal	Board Voting Recommendation
Management Proposals:
1. The election of nine directors	FOR each nominee
2. The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021	FOR
3. The approval of the amendment to the director compensation policy	FOR
Shareholder Proposals:
4. A shareholder proposal regarding dual class capital structure	AGAINST
5. A shareholder proposal regarding an independent chair	AGAINST
6. A shareholder proposal regarding child exploitation	AGAINST
7. A shareholder proposal regarding human/civil rights expert on board	AGAINST
8. A shareholder proposal regarding platform misuse	AGAINST
9. A shareholder proposal regarding public benefit corporation	AGAINST
The six shareholder proposals (Proposals Four through Nine) are hereinafter referred to as the "Shareholder Proposals." Other than the proposals described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting.
7.    Who is entitled to vote at the Annual Meeting?
Only holders of record of our Class A common stock and Class B common stock at the close of business on April 1, 2021, which is the record date, will be entitled to vote at the Annual Meeting. At the close of business on April 1, 2021, we had 2,400,803,929 shares of Class A common stock outstanding and 440,456,090 shares of Class B common stock outstanding and entitled to vote. Holders of our Class A common stock are entitled to one vote for each share held as of the above record date. Holders of our Class B common stock are entitled to ten votes for each share held as of the above record date. Holders of our Class A common stock and Class B common stock will vote together as a single class on all matters described in this proxy statement.
A quorum is required for our shareholders to conduct business at the Annual Meeting. A quorum exists if shareholders holding at least a majority of the voting power of the shares of our Class A common stock and Class B common stock (voting together as a single class) entitled to vote are present at the Annual Meeting or represented by proxy.
Registered Shareholders. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A. (Computershare), you are considered the shareholder of record with respect to those shares, and the Proxy Materials were provided to you directly by us. As the shareholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote at the Annual Meeting.
Beneficial Shareholders. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in "street name" and the Proxy Materials were forwarded to you by your broker, bank or other nominee, who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares. Beneficial owners are also invited to attend and vote at the Annual Meeting.

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8.    What votes are required to approve each of the proposals?
For Proposal One, directors will be elected by a plurality of the votes of the shares of our Class A common stock and Class B common stock (voting together as a single class) present or represented by proxy at the Annual Meeting and entitled to vote on the election of directors, which means that the nine nominees receiving the highest number of affirmative votes will be elected.
Approval of Proposals Two through Nine requires the affirmative "FOR" vote of a majority of the votes of the shares of our Class A common stock and Class B common stock (voting together as a single class) properly cast "FOR" or "AGAINST" each such proposal.
9.    How are broker non-votes and abstentions counted?
A broker non-vote occurs when shares held by a broker are not voted with respect to a particular proposal because the broker does not have discretionary authority to vote on the matter and has not received voting instructions from its clients. If your broker holds your shares in its name and you do not instruct your broker how to vote, your broker will only have discretion to vote your shares on "routine" matters. Where a proposal is not "routine," a broker who has not received instructions from its clients does not have discretion to vote its clients' uninstructed shares on that proposal. At our Annual Meeting, only the ratification of the appointment of our independent registered public accounting firm (Proposal Two) is considered a routine matter. All other proposals are considered "non-routine," and your broker will not have discretion to vote on these proposals.
Broker non-votes and abstentions by shareholders from voting (including brokers holding their clients' shares of record who cause abstentions to be recorded) will be counted towards determining whether or not a quorum is present. However, because broker non-votes and abstentions are not voted affirmatively or negatively, they will have no effect on the approval of any of the proposals.
10.    Why are we holding a virtual Annual Meeting?
We are leveraging technology to hold a virtual Annual Meeting that expands convenient access to, and enables participation by, shareholders from any location around the world. We believe the virtual format encourages attendance and participation by a broader group of shareholders, while also reducing the costs and environmental impact associated with an in-person meeting. In addition, we also believe that it is appropriate given global health concerns associated with the COVID-19 pandemic. The virtual Annual Meeting will allow our shareholders to ask questions and to vote.
11.    How can I attend and participate in the Annual Meeting?
The Annual Meeting will be a completely virtual meeting of shareholders conducted exclusively via live audio webcast. You will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/FB2021. To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice, proxy card, or voting instruction form. The Annual Meeting will begin promptly at 10:00 a.m. Pacific Time on May 26, 2021. We encourage you to access the virtual meeting website prior to the start time. Online check-in will begin at 9:45 a.m. Pacific Time, and you should allow ample time to ensure your ability to access the meeting.
We will hold our question and answer session with management immediately following the conclusion of the business to be conducted at the Annual Meeting. You may submit a question in advance of the meeting by visiting www.proxyvote.com. You may submit a question at any time during the meeting by visiting www.virtualshareholdermeeting.com/FB2021. The Chairman of the meeting has broad authority to conduct the Annual Meeting in an orderly manner, including establishing rules of conduct. A copy of the rules of conduct will be available online at the Annual Meeting. A replay of the Annual Meeting will be available on our website at http://investor.fb.com/ after the meeting.
12.    What if I have technical difficulties or trouble accessing the virtual meeting website during the check-in time or during the Annual Meeting?
Technicians will be available to assist you if you experience technical difficulties accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call 844-986-0822 (domestic) or 303-562-9302 (international) for assistance.

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13.    Can I vote at the Annual Meeting?
You may vote your shares electronically at the Annual Meeting by using the control number on your Notice, proxy card, or voting instruction form and following the instructions at www.virtualshareholdermeeting.com/FB2021. If you have already voted previously by telephone or internet, there is no need to vote again at the Annual Meeting unless you wish to revoke and change your vote.
14.    Can I vote by telephone or internet?
For beneficial shareholders with shares registered in the name of a brokerage firm or bank, a number of brokerage firms and banks are participating in a program that offers telephone and internet voting options. Shareholders should refer to the voting instruction form provided by their brokerage firm or bank for instructions on the voting methods they offer. Registered shareholders with shares registered directly in their names with Computershare will also be able to vote by telephone and internet. If your shares are held in an account at a brokerage firm or bank participating in this program or registered directly in your name with Computershare, you may vote those shares by calling the telephone number specified on your proxy or accessing the internet website address specified on your proxy instead of completing and signing the proxy itself. Submitting a telephonic or internet proxy will not affect your right to vote electronically at the Annual Meeting should you decide to attend the Annual Meeting. The telephone and internet voting procedures are designed to authenticate shareholders' identities, to allow shareholders to give their voting instructions, and to confirm that shareholders' instructions have been recorded properly.
The accompanying proxy card provides instructions on how to vote via the internet or by telephone.
15.    How will my proxy be voted?
The proxy accompanying this proxy statement is solicited on behalf of our board of directors for use at the Annual Meeting. Shareholders are requested to vote via the internet or by telephone, or, if you requested to receive printed proxy materials, by completing, dating, and signing the accompanying proxy and promptly returning it in the enclosed envelope. All signed, returned proxies that are not revoked will be voted in accordance with the instructions contained therein. Signed proxies that give no instructions as to how they should be voted on a particular proposal at the Annual Meeting will be voted in accordance with the recommendation of our board of directors set forth in this proxy statement: in the case of the election of directors, as a vote "FOR" the election of all nominees presented by the board of directors; in the case of the ratification of Ernst & Young LLP as our independent registered public accounting firm, as a vote "FOR" such ratification; in the case of the vote on the amendment to the director compensation policy, as a vote "FOR" the approval of the amendment to the policy; and in the case of each of the six Shareholder Proposals, as a vote "AGAINST" each such proposal.
16.    How do I change or revoke my proxy?
Any person signing a proxy in the form accompanying this proxy statement has the power to revoke it prior to the Annual Meeting or at the Annual Meeting prior to the vote pursuant to the proxy. A proxy may be revoked by a writing delivered to the Secretary by mail to our principal executive offices stating that the proxy is revoked, by a subsequent proxy that is signed by the person who signed the earlier proxy and is delivered before or at the Annual Meeting, by voting again on a later date on the internet or by telephone (only your latest internet or telephone proxy submitted prior to the Annual Meeting will be counted), or by attendance at the Annual Meeting and voting electronically.
17.    Who will tabulate the votes?
We have designated a representative of the Veaco Group as the Inspector of Elections who will tabulate the votes.
18.    Where can I find the voting results of the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting and publish final results on a Current Report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting.
19.    How can I make proposals or make a nomination for director for next year's annual meeting?
You may present proposals for action at a future meeting or submit nominations for election of directors only if you comply with the requirements of the rules established by the SEC and our amended and restated bylaws, as applicable.

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In order for a shareholder proposal to be considered for inclusion in our proxy statement and form of proxy relating to our annual meeting of shareholders to be held in 2022, the proposal must be received by us at our principal executive offices no later than December 10, 2021.
Shareholders wishing to bring a proposal or nominate a director at the annual meeting to be held in 2022 (but not include it in our proxy materials) under our amended and restated bylaws must provide written notice of such proposal to our Secretary at our principal executive offices between close of business January 26, 2022 and close of business February 25, 2022 and comply with the other provisions of our amended and restated bylaws.
20.    Who pays for the expenses of solicitation?
The expenses of soliciting proxies to be voted at the Annual Meeting will be paid by us. In addition to the mailing of the Proxy Materials and other soliciting materials, we or our directors, executive officers, employees, or agents may also solicit proxies in person, by telephone, or by electronic communication. Following the original mailing of the Proxy Materials and other soliciting materials, we will request that banks, brokers, custodians, nominees, and other record holders of our Class A common stock and Class B common stock forward copies of the Proxy Materials and other soliciting materials to persons for whom they hold shares of Class A common stock and Class B common stock and request authority for the exercise of proxies. We will reimburse banks, brokers, custodians, nominees, and other record holders for reasonable charges and expenses incurred in forwarding soliciting materials to their clients. Shareholders voting via the telephone or internet should understand that there may be costs associated with telephonic or electronic access, such as usage charges from telephone companies and internet service providers, which must be borne by the shareholder.
* * *

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Other Business
The board of directors does not presently intend to bring any other business before the 2021 Annual Meeting of Shareholders (Annual Meeting), and, so far as is known to it, no matters are to be brought before the Annual Meeting except as specified in the notice of the Annual Meeting. As to any business that may properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons appointed and voting such proxies.
Whether or not you expect to attend the Annual Meeting, please vote via the internet or by telephone, or, if you requested to receive printed proxy materials, please complete, date, sign, and promptly return the accompanying proxy in the enclosed postage paid envelope, so that your shares may be represented at the Annual Meeting.

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Appendix A
FACEBOOK, INC.
DIRECTOR COMPENSATION POLICY
(EFFECTIVE JANUARY 1, 2020, AS AMENDED AS OF JANUARY 1, 2021)
The Board of Directors (the "Board") of Facebook, Inc. (the "Company") has adopted the following compensation policy (the "Policy") for purposes of compensating those directors of the Company who meet the eligibility requirements described herein (the "Eligible Directors"). This Policy has been developed to compensate the Eligible Directors of the Company for their time, commitment and contributions to the Board. In order to qualify as an Eligible Director for purposes of receiving compensation under this Policy, the director cannot concurrently be employed in any capacity by the Company or any of its subsidiaries, unless otherwise determined by the Board.
CASH COMPENSATION
Retainers for Serving on the Board
Each Eligible Director shall be paid an annual cash retainer of $50,000, payable in quarterly installments on the first day of each quarter in advance of the service for such quarter (or as soon as practicable thereafter), for each year of his or her service on the Board (each a "Service Year"). Service Years will commence on the date of the Company's annual meeting of stockholders each year. In addition to the regular retainer for serving as a member of the Board, an Eligible Director who serves as Lead Independent Director of the Board beginning on or after the Effective Date shall be paid an annual cash retainer of $150,000 for service in such role for each Service Year, payable in quarterly installments on the first day of each quarter in advance of the service for such quarter (or as soon as practicable thereafter).
Retainers for Serving as Chairpersons or Members of a Board Committee
An Eligible Director who serves as a chairperson or as a member of the Audit & Risk Oversight Committee (the "AROC") or the Privacy Committee of the Board shall be paid additional annual cash retainers for service in such roles for each Service Year, payable in quarterly installments on the first day of each quarter in advance of the service for such quarter (or as soon as practicable thereafter), in the following amounts:

Name of Committee	Chairperson	Member
AROC	$50,000	$20,000
Privacy Committee	$50,000	$20,000

A chairperson of a committee shall not be paid an additional retainer for also serving as a member of that committee.
Excess Meeting Fees
In the event an Eligible Director attends more than four meetings of the Board or more than four meetings of any individual committee in any calendar year (starting with the 2020 calendar year), that Eligible Director shall be paid a fee of $4,000 for attendance at each meeting of the Board and applicable committee after the fourth such meeting within the same calendar year (an "Excess Meeting Fee"). Unless otherwise determined by the Compensation, Nominating & Governance Committee of the Board (the "CNGC"), Excess Meeting Fees shall be paid no later than promptly following the end of the calendar year in which the Board or applicable committee meeting occurs, regardless of whether the Eligible Director is still an Eligible Director at the end of that calendar year.
Pro Rata Cash Retainer Payment for New Eligible Director
Following (i) the initial appointment or election of an Eligible Director to the Board at any time after the Effective Date or (ii) a change in status which the Board determines results in a previously ineligible director qualifying as an Eligible Director under the Policy, a pro rata payment of the quarterly cash retainers (regular retainer(s) and retainers for committee service, as applicable) will be made to such Eligible Director, prorated to reflect that portion of the quarter for which such director will serve on the Board or the applicable committee and qualify as an Eligible Director. Such pro rata retainer payment will be calculated based on (i) the date of commencement of Board (or committee) service

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for a new Eligible Director, (ii) the date a serving director becomes an Eligible Director, or (iii) such other date as the Board or the CNGC shall determine.
EQUITY-BASED COMPENSATION
Annual Restricted Stock Unit Awards
At the start of each Service Year, each Eligible Director, including any Eligible Director who joins the Board on the start date of the applicable Service Year, shall receive an equity-based compensation award with a value at the time of issuance of approximately $375,000. Such awards shall be automatically approved on the later of (i) June 1st of the applicable calendar year and (ii) the start date of the applicable Service Year. The date of grant of such awards shall be determined pursuant to the Company's Equity Award Policy in effect on the date of automatic approval. Such awards shall be made in the form of restricted stock units related to the Company's Class A common stock and shall be granted by the Board pursuant to a form of restricted stock unit award agreement under the Facebook, Inc. 2012 Equity Incentive Plan (or any successor plans), as amended from time to time (the "EIP"). The number of restricted stock units granted shall be calculated pursuant to the Company's Equity Award Policy in effect on the date of automatic approval. The restricted stock units shall vest over approximately twelve months and shall vest and settle in shares on the first occurrence of May 15th following the date of grant; provided that if the Company's next annual meeting of stockholders occurs prior to May 15th and if an Eligible Director does not stand for re-election at, or is not re-elected at, such meeting but otherwise serves on the Board until the date of such meeting, the restricted stock units shall vest on the date of such meeting.
Pro Rata Restricted Stock Unit Award for New Eligible Director
An individual that becomes an Eligible Director on a date other than the start date of a Service Year due to either (i) the initial appointment or election of an Eligible Director to the Board or (ii) a change in status which the Board determines results in a previously ineligible director qualifying as an Eligible Director under the Policy (a "New Eligible Director"), shall receive a pro rata grant of restricted stock units related to the Company's Class A common stock pursuant to a form of restricted stock unit award agreement under the EIP with a value at the time of issuance determined by prorating the value for regular annual restricted stock unit awards to Eligible Directors at the time that the New Eligible Director qualifies as an Eligible Director for that portion of the Service Year in which such director will serve on the Board and qualify as an Eligible Director (the "Pro Rata Equity Grant"). The number of restricted stock units granted shall be calculated pursuant to the Company's Equity Award Policy in effect on the date the Pro Rata Equity Grant is approved by the Board.
The Pro Rata Equity Grant shall be approved by the Board as of the date an individual becomes a New Eligible Director. The date of grant of such awards shall be determined pursuant to the Company's Equity Award Policy in effect on the date of the Board's approval of the Pro Rata Equity Grant. The restricted stock units shall vest and settle in shares on the first occurrence of May 15th following the date of grant; provided that if the Company's next annual meeting of stockholders occurs prior to May 15th and if an Eligible Director does not stand for re-election at, or is not re-elected at, such meeting but otherwise serves on the Board until the date of such meeting, the restricted stock units shall vest on the date of such meeting.
The Company reserves the right to make a cash payment equal to the value of the Pro Rata Equity Grant (and in lieu of the Pro Rata Equity Grant) for individuals who become New Eligible Directors within 60 days prior to May 15th of any Service Year. In the event the start date of a Service Year is on or after May 15th of a given calendar year, individuals who become New Eligible Directors on or between May 15th and the start date of the next Service Year shall not be entitled to receive a Pro Rata Equity Grant, and instead shall receive the annual equity grant described hereunder.
Initial Restricted Stock Unit Award for New Eligible Director
An individual who becomes a New Eligible Director on or after January 1, 2020 shall receive a grant of restricted stock units related to the Company's Class A Common Stock pursuant to a form of restricted stock unit award agreement under the EIP with a value at the time of issuance of approximately $1,000,000 (the "Initial Equity Grant"). The number of restricted stock units granted shall be calculated pursuant to the Company's Equity Award Policy.
The Initial Equity Grant shall be approved by the Board as of the date an individual becomes a New Eligible Director; provided that any Initial Equity Grants approved by the Board prior to stockholder approval of this Policy shall be subject to stockholder approval of the Policy and shall only be effective upon such stockholder approval. The date of grant of such awards shall be determined pursuant to the Company's Equity Award Policy. The restricted stock units

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shall vest and settle in shares over a period of approximately four years, vesting in sixteen equal quarterly installments on the Company's standard quarterly vesting dates in accordance with the Company's Equity Award Policy.
WAIVER OF COMPENSATION
Notwithstanding anything set forth in this Policy, on the date of adoption of the Policy or on the date of any amendment to the compensation set forth herein, an Eligible Director may in his or her own discretion elect to waive, upon notice to the Board, any portion of the cash or equity-based compensation to which he or she would otherwise be entitled under the Policy, and instead be granted cash and equity-based compensation on the same terms as the Eligible Director's cash and equity-based compensation during the most recently completed Service Year.
ELIGIBLE DIRECTOR COMPENSATION LIMIT
In no event shall the compensation payable by the Company to an Eligible Director solely with respect to his or her services performed as a non-employee director exceed $1,000,000 in the aggregate in any fiscal year; provided, however, that such limit shall be multiplied by two for the fiscal year in which the Eligible Director commences service on the Board (the applicable limit, the "Director Compensation Limit"). For purposes of the Director Compensation Limit, compensation payable to an Eligible Director in any applicable fiscal year shall include (i) equity awards granted in the applicable fiscal year with the value of the award determined based on the grant date fair value (determined under U.S. generally accepted accounting principles), (ii) cash retainers earned for service during the applicable fiscal year, (iii) meeting fees earned during the applicable fiscal year, and (iv) any other compensation paid to the Eligible Director solely with respect to his or her services performed as a non-employee director during the applicable fiscal year.
DIRECTOR SECURITY
From time to time, and subject to approval by the CNGC and the Board, the Company may provide Eligible Directors with personal security services and tax gross-ups relating thereto. For the avoidance of doubt, any amounts attributable to the Company providing any Eligible Director with personal security services, including tax gross-ups relating thereto, shall not be considered compensation for any reason pursuant to this Policy, including for purposes of the Director Compensation Limit.
AMENDMENTS, REVISION AND TERMINATION
This Policy may be amended, revised or terminated by the Board; provided, however the CNGC may approve amendments which are administrative in nature, at any time and from time-to-time. Notwithstanding the foregoing, the Director Compensation Limit may not be increased without the approval of the Company's stockholders.
EFFECTIVE DATE
~~Subject to the approval of the Policy by the Company's stockholders, t~~The Policy shall be effective as of January 1, 2020 (the "Effective Date").

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SCAN TO
VIEW MATERIALS & VOTE

FACEBOOK, INC.
1601 WILLOW ROAD
MENLO PARK, CA 94025

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/FB2021**

You may attend the meeting and vote during the meeting when the polls are open via the Internet. We recommend, however, that you vote before the meeting even if you plan to participate in the meeting, since you can change your vote during the meeting by voting when the polls are open. Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX available and then follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D47942-P53909

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FACEBOOK, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Peggy Alford
02) Marc L. Andreessen
03) Andrew W. Houston
04) Nancy Killefer
05) Robert M. Kimmitt
06) Sheryl K. Sandberg
07) Peter A. Thiel
08) Tracey T. Travis
09) Mark Zuckerberg

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
2. To ratify the appointment of Ernst & Young LLP as Facebook, Inc.'s independent registered public accounting firm for the fiscal year ending December 31, 2021.	☐	☐	☐
3. To approve an amendment to the director compensation policy.	☐	☐	☐

The Board of Directors recommends you vote AGAINST the following proposals:

	For	Against	Abstain
4. A shareholder proposal regarding dual class capital structure.	☐	☐	☐
5. A shareholder proposal regarding an independent chair.	☐	☐	☐
6. A shareholder proposal regarding child exploitation.	☐	☐	☐
7. A shareholder proposal regarding human/civil rights expert on board.	☐	☐	☐
8. A shareholder proposal regarding platform misuse.	☐	☐	☐
9. A shareholder proposal regarding public benefit corporation.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

D47943-P53909

FACEBOOK, INC.
Annual Meeting of Shareholders
May 26, 2021 10:00 a.m. Pacific Time

This proxy is solicited by the Board of Directors

The undersigned hereby appoints David M. Wehner and Jennifer G. Newstead, and each of them, as proxy holders with full power of substitution and authority to act in the absence of the other, each to vote with respect to shares of the Company's capital stock for which proxies will be solicited for use in connection with the Annual Meeting of Shareholders, to be held live via the Internet at www.virtualshareholdermeeting.com/FB2021 at 10:00 a.m. Pacific Time on May 26, 2021, and at any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side